UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
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Portland General Electric Company
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2024 PROXY STATEMENT

Advancing toward a clean energy future

Jim Torgerson Board Chair	Message to our Shareholders from our Board Chair and our CEO

DEAR FELLOW SHAREHOLDERS,
We are pleased to invite you to attend Portland General Electric’s (PGE) Annual Meeting of shareholders to be held virtually on Friday, April 19, 2024 at 8:00 am Pacific.
PGE’s business strategy is grounded in the values that reflect our purpose and progress as a company, as we work towards the goals we hold in common with the customers and communities we serve.
Our independent Board provides critical oversight as we work to power the advancement of society with safe, reliable and affordable energy while transforming our systems to serve evolving customer needs. Our members bring a diversity of backgrounds, experiences, and skills to the Board, allowing us to effectively manage risk and provide guidance even as the pace of change in the energy industry continues to accelerate. The Proxy Statement describes PGE’s corporate governance policies and practices that foster the Board’s effective oversight of the Company’s business strategies and practices.
In 2023, PGE demonstrated our commitment to operational excellence and strong execution on cost management, even as we faced power market volatility and challenging weather conditions throughout the year. PGE navigated a new peak for summer demand during a triple-digit August heatwave, as well as one of our area’s warmest Decembers on record and record low wind and hydropower production.
At the same time, we also enhanced the reliability and resilience of our energy grid, integrating renewable resources and adding non-emitting capacity. Agreements for 475 MW of battery storage, combined with new hydropower contracts, enhanced grid reliability, and the Clearwater wind farm has brought 311 MW of clean energy online. With our work demonstrating our leadership in this space, PGE and our partners were awarded eight federal grants totaling $314 million.
PGE also successfully advanced innovation and upgraded our customer and financial systems to increase efficiency, improve customer experiences and strengthen our digital foundation for business growth. The registration of a $300 million at-the-market program and the establishment of a successful production tax credit sale program built on our late-2022 $500 million equity issuance.

Maria Pope President and CEO

2024 Proxy Statement	Portland General Electric | i

Two directors who have been foundational to the Board’s excellence completed their terms this year. Dr. Lee Pelton has provided invaluable guidance as chair of the Nominating, Governance and Sustainability Committee, helping us take thoughtful steps to improve both how PGE approaches diversity within our company, and how we engage with the communities we serve. Mark Ganz has elevated local insights and customer voices, grounded in years of legal, ethics, and compliance experience. We are enormously thankful for their service to our company, customers, and communities. We welcome John O’Leary, President and CEO of Daimler Truck North America, to the board. John brings three decades of experience in the transportation sector and deep financial expertise and connections to the Portland, Oregon community.
PGE’s business practices align with our core values. Active engagement with investors, regulators, and other stakeholders helps us learn and advance. We value your feedback and are always striving to learn and improve.
On behalf of the Board, thank you for your investment in PGE. Working together, we can reach a clean energy future, while building a prosperous economy and vibrant communities in Oregon.

Sincerely,

Jim Torgerson Board Chair	Maria Pope President and CEO

ii | Portland General Electric	2024 Proxy Statement

Notice of Virtual Annual Meeting of Shareholders

Date & Time	Virtual meeting Location	Record Date
Friday, April 19, 2024 at 8:00 am Pacific	https://virtualshareholdermeeting.com/POR2024 There will be no physical location for shareholders to attend.	February 20, 2024
You can vote if you were a shareholder of record on February 20, 2024.

ITEMS OF BUSINESS
1	Election to our Board of Directors of the 9 nominees identified in the Proxy Statement.	Your vote is important to us. Please exercise your shareholder right to vote as soon as possible, regardless of whether you plan to attend the meeting.

2	Advisory vote to approve the compensation of our named executive officers.

3	Ratification of the appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm for fiscal year 2024.

4	Approval of PGE's amended and restated Employee Stock Purchase Plan

5	Other business matters properly brought before our 2024 Annual Meeting.
WAYS TO VOTE

Online Vote online in advance of the meeting: proxyvote.com	By Phone Vote by phone from the US or Canada: 1-800-690-6903	By Mail If you have received a printed version of our proxy materials, you may vote by mail.	By Ballot Attend our virtual Annual Meeting and vote by following the instructions on the meeting website.
For the Board of Directors,
Sujata Pagedar
Corporate Secretary

Annual Meeting of shareholders to be held on April 19, 2024
As permitted under SEC rules, we are mailing our shareholders a Notice of Internet Availability of Proxy Materials containing instructions on how to access our proxy materials and submit proxy votes online. Our Proxy Statement and 2023 Annual Report are available on our website at https://investors.portlandgeneral.com/financial-information/annual-reports.
You may also access our proxy materials at https://proxyvote.com.
We are making the Proxy Statement and the form of proxy first available on or about March 6, 2024.

2024 Proxy Statement	Portland General Electric | iii

Proxy Statement Summary
This summary highlights selected information to assist you in your review of this Proxy Statement. It does not contain all of the information you should consider, and you should read the entire Proxy Statement carefully before voting. Information regarding our performance is available in our 2023 Annual Report, which accompanies this Proxy Statement and is available on our website at https://investors.portlandgeneral.com/financial-information/annual-reports. For additional information about the Annual Meeting and voting, please see the Questions and Answers section. This Proxy Statement and the accompanying form of proxy card or voting instruction form are first being made available to shareholders on or about March 6, 2024. All website references in our proxy materials are inactive textual references, and the information on, or that can be accessed through, such websites does not constitute a part of these materials.
SHAREHOLDER VOTING MATTERS

Item One	Board Recommendation	For More Information
Election to our Board of Directors of the 9 Nominees named in the Proxy Statement	FOR Each Director	Page 14

The Board, acting upon the recommendation of the Nominating, Governance and Sustainability Committee, has nominated each of the 9 directors for election to our Board.

James Torgerson	Kathryn Jackson, PhD	John O'Leary
Dawn Farrell	Michael Lewis	Patricia Salas Pineda
Marie Oh Huber	Michael Millegan	Maria Pope

•The Board believes its members encompass a range of talents, skills, expertise and qualifications to sufficiently provide sound and prudent oversight of PGE's business and oversee its operations, risks and long-term strategy. The directors reflect the diversity of PGE's shareholders, employees, customers and the communities that we serve.
•Shareholders are being asked to elect each director to serve until the 2025 Annual Meeting of shareholders.

Top Skills and Backgrounds of Board Members	Independent Directors on Board	Women/Ethnically Diverse Board Members

2024 Proxy Statement	Portland General Electric | 1

Proxy Statement Summary	Table of Contents

Item Two	Board Recommendation	For More Information
Advisory vote to approve the compensation of our named executive officers	FOR	Page 37

•Our executive compensation program is described in the Compensation Discussion and Analysis section of the Proxy Statement.
•The Compensation, Culture and Talent Committee and the Board believe our executive compensation structure is competitive, aligns compensation with shareholder value and serves stakeholders well.
•Shareholders are being asked for an advisory vote to approve the compensation of our named executive officers described in the Compensation Discussion and Analysis section and related compensation tables.

Compensation Best Practices

What We Do		What We Do Not Do

✓	Meaningful stock ownership guidelines	✗	No long-term employment contracts
✓	Appropriate compensation peer group	✗	Executives employed at will
✓	Annual compensation program risk assessment	✗	No excise tax gross-ups on change in control payments
✓	Robust incentive compensation clawback policy in the event of financial misstatements and in the event of misconduct	✗	No significant perquisites to executive officers other than relocation support for newly hired officers
✓	Independent compensation consultant that performs no services for the Company other than services for the Compensation, Culture and Talent Committee	✗	No short sales, transactions in derivatives, hedging or pledging of Company securities by directors or executive officers
✓	Incentive award payouts are based on a balanced mix of short-term and long-term Company performance	✗	No single trigger change in control payouts
		✗	No dividends on unvested equity
✓	Double-trigger change in control provisions for equity award vesting
✓	Significant performance-based compensation aligned with strategy

2 | Portland General Electric	2024 Proxy Statement

Table of Contents	Proxy Statement Summary

Pay for Performance

2023 Target Direct Compensation for Chief Executive Officer

■ Base Salary ■ Annual Cash Incentive ■ Peformance Share Units ■ Restricted Share Units ■ Performance-Conditioned

2023 Target Direct Compensation for Named Executive Officers other than the CEO

■ Base Salary ■ Annual Cash Incentive ■ Performance Share Units ■ Restricted Share Units ■ Performance-Conditioned

Item Three	Board Recommendation	For More Information
Ratification of the appointment of independent registered public accounting firm for fiscal year 2024	FOR	Page 86

•Shareholders are being asked to ratify the Audit and Risk Committee's selection of Deloitte & Touche LLP (Deloitte) as our independent registered public accounting firm for fiscal year 2024.
•The Audit and Risk Committee and the Board believe the continued retention of Deloitte is in the best interest of PGE and its shareholders.

Item Four	Board Recommendation	For More Information
Approval of amended and restated Employee Stock Purchase Plan	FOR	Page 90

•The Employee Stock Purchase Plan is a valuable tool that allows employees to own PGE shares at a modest discount.
•The Employee Stock Purchase Plan follows strong governance practices and is carefully managed.
•Shareholders are being asked to approve the amended and restated Employee Stock Purchase Plan, which includes the addition of 0.5 million shares, and the extension of the plan termination date.

Cautionary Note Regarding Forward-Looking Statements
This Proxy Statement contains forward-looking statements, including those regarding implementation of our business plans, technology transitions, our business, strategies and financial performance, our offerings of new services, and other statements that are not historical fact, and actual results could differ materially from these forward-looking statements. Risk factors that could cause actual results to differ are set forth in the “Risk Factors” section, as well as other sections of our 2023 Annual Report on Form 10-K, available on our website at https://investors.portlandgeneral.com/financial-information/sec-filings, as well as, or in addition to, other filings with the SEC. All forward-looking statements are based on management’s estimates, projections, and assumptions as of the date of this Proxy Statement, and we undertake no obligation to update any such statements.

2024 Proxy Statement	Portland General Electric | 3

Strategy, Performance and Sustainability
OREGON'S CLEAN ENERGY FUTURE
Portland General Electric exists to power the advancement of society. We energize lives, strengthen communities and foster energy solutions that promote social, economic and environmental progress. We lead by continuing to decarbonize our system and increasing electrification, doing so with the competence and credibility earned over our 130-year history. Together with customers, communities, partners and investors, we are creating a safe, reliable, clean and accessible energy future. We are actively reducing greenhouse gas (GHG) emissions from our system over time, supporting sustainable livelihoods, electrifying the economy from transportation to homes and buildings, and offering products and services that put customers in control of their energy journey. Our customers remain at the forefront of our priorities, driving us to continuously innovate, deploy new technologies, reduce environmental impacts from operations, simplify processes and reduce costs as we deliver exceptional value for our customers.
Customers count on us to power their lives with safe, reliable and affordable clean energy. We are working towards making our energy supply cost-effective and diverse, while delivering the reliability our customers expect. At the same time, we are building an increasingly smart, resilient, integrated, and interconnected grid, partnering with customers, communities and organizations across the West and beyond to enable a reliable and affordable clean energy future benefiting all.

Advancing Our Clean Energy Future

Strategic Goals

Decarbonize Power	Electrify the Economy	Advance our Performance

Reduce greenhouse gas emissions associated with electricity served to retail customers by at least 80% by 2030 and 100% by 2040.	Increase beneficial electricity use to capture the benefits of new technologies while building an increasingly clean, flexible and reliable grid.	Improve efficiency, safety, and system and equipment reliability while maintaining affordable energy service and growing earnings per share 5% to 7% annually.

How we will achieve our goals

Ensure resource adequacy as we decarbonize	Scale customer solutions that deliver value	Drive enterprise operational excellence and innovation

4 | Portland General Electric	2024 Proxy Statement

Table of Contents	Strategy, Performance and Sustainability

STRATEGIC PERFORMANCE HIGHLIGHTS

Decarbonize Power	Electrify the Economy	Advance our Performance

•35% of PGE's total system load was served from non-emitting energy resources
•Our 475 MW of battery storage, 311 MW Clearwater Wind facility and more than 500 MW of hydro contracts continued to build on our clean energy leadership
•We joined the Pacific Northwest Hydrogen Hub consortium to explore bringing green hydrogen technology to the former Boardman coal plant with the support of federal Department of Energy funding
•We increased our hydro agreements from 450 MW to 965 MW, expanding capacity and management capabilities
•Customer actions reduced load by 90+ MW at the hottest time of day, avoiding outages and increasingly volatile power markets during a record heat event

•Energy usage grew 0.9% and overall customer count grew 0.7% as large digital and semi-conductor companies rapidly expanded
•We maintained our position as the #1 ranked renewable power program in the United States by the National Renewable Energy Lab
•We advanced our digital tools and programs to remain in the top quartile position nationwide on customer delight, according to Escalent's National Energy Utility Benchmarking study
•We launched PGE+, a new online tool that guides customers through program options designed to advance electrification
•We significantly expanded energy efficiency and other customer programs like Smart Thermostats that provide customers with tools to manage their energy costs. 22% of residential households participate in voluntary programs to shift energy use
•Our Transportation Electrification plan, filed with the Oregon Public Utilities Commission outlines our strategy on serving EV owners to enable a seamless, end-to-end grid connected electric mobility ecosystem that is easy-to-use, affordable and accessible to all

•We were awarded a $250 million grant in partnership with the Confederated Tribes of the Warm Springs to fund crucial transmission upgrades
•We made capital investments of $1,462 million, prioritizing system hardening and resiliency infrastructure, designed for transmission, distribution and grid modernization
•Through the introduction of a comprehensive injury prevention and management program, we decreased our OSHA recordable incidents by over 40%
•We expanded our Advanced Distribution System Management functionality, to further optimize the performance of our grid
•We concluded a successful rate case in 2023, allowing us to continue to invest in infrastructure that improves safety and reliability for our customers
•We completed our Faraday Repower and Resiliency Project, modernizing a 116 year old hydro facility to make it safer and more efficient
•We received approval of our 2023 Wildfire Mitigation Plan, with increased inspections and the deployment of advanced technology to detect issues faster

2024 Proxy Statement	Portland General Electric | 5

Strategy, Performance and Sustainability	Table of Contents

2023 PERFORMANCE
We are focused on leading the clean energy future and our business is centered on three long-term imperatives: Decarbonize, Electrify and Perform. We reflect our customers, Oregon's values and our Guiding Behaviors of customer focus, valuing differences, always learning, accountability, collaboration and instilling trust. Our #1 focus is to deliver safe, reliable, affordable, and clean electricity. We are enhancing our electric grid to improve reliability and integrate new, clean technologies.
Our 2023 results reflect continued industrial load growth, dynamic weather and power cost conditions, execution of our capital plan, and the strengthening of our growth foundation. While financial results were lower-than-expected for the year, we remain confident in our growth trajectory of 5% to 7% long-term EPS growth and achieved important milestones that have set the stage for 2024. We invested over $1.4 billion in capital assets, executed $500 million of Green Bonds supporting clean energy investment, and secured 475 MW of battery storage, 275 MW of which PGE will own, and 500 MW of hydropower contracts to bolster grid flexibility and reliability. Since 2018, we have had total shareholder return of 15.7% and continue to provide returns to shareholders by growing our annual common stock dividend, which has increased from $1.50 to $1.86 per common share from 2019 to 2023, a compound annual growth rate (CAGR) of 5.5%.

6 | Portland General Electric	2024 Proxy Statement

Table of Contents	Strategy, Performance and Sustainability

ENVIRONMENTAL, SOCIAL AND GOVERNANCE
Sustainability is an integral part of our strategy to achieve a clean and reliable energy future, which is aligned with Oregon's ambitious, economy-wide goal to combat climate change. We believe our strategy is aligned with the following stakeholder interests:
•Clean and renewable energy
•Contribution to economic growth and community development
•Increasing grid security, resiliency and reliability in the face of extreme weather, cyber and physical threats
•Effective operations and ability to meet short-term and long-term objectives
We are taking a holistic approach that balances our commitment to reducing greenhouse gas (GHG) emissions with core values that define our culture, and high standards of operations, financial management and corporate governance. We continue to implement our strategic goals: Decarbonize power, Electrify the Economy, and Advance Our Performance to address broader sustainability commitments which are reflected in our priorities and practices, described in our 2023 Environmental, Social and Governance Report.
Our 2023 Environmental, Social and Governance Report also describes and illustrates our progress on our long-term commitments including 1) clean and renewable energy and GHG emission reductions, 2) workforce engagement and development, 3) community support, 4) environmental stewardship and 5) sustainable green financing. Our Environmental, Social and Governance Report includes our Scopes 1, 2, and certain Scope 3 emissions, as well as disclosures referencing the Sustainability Accounting Standards Board (SASB), Edison Electric Institute (EEI) Template, Task Force on Climate-related Financial Disclosures (TCFD) framework and United Nation Sustainable Development Goals (UN SDGs).
Our top sustainability priorities

2024 Proxy Statement	Portland General Electric | 7

Strategy, Performance and Sustainability	Table of Contents

Our top sustainability priorities have been informed by an extensive stakeholder-centered and inclusive analysis. The priorities are not listed in accordance to their relative importance or the impact that they have on PGE.

Our Environmental, Social and Governance Report and additional sustainability information and reports are available at https://investors.portlandgeneral.com/esg. These reports and any other information on our website are not part of, nor incorporated by reference into, this Proxy Statement. Additional information about how we will execute on our strategy can be found on our website at https://portlandgeneral.com/about/who-we-are.

Highlights

475 MW Investment in Battery Storage Maximizing the potential of renewable energy resources
OUR CLEAN ENERGY AND GHG EMISSIONS REDUCTION GOALS
•Our Integrated Resource Plan articulated our strategy to meet our long-term clean energy needs.
•We continue to work towards our own company-wide goals to achieve net zero emissions by 2040 across our operations, which include fleet and facilities, as well as power generation and supply.
•Our path to meet our goals will be achieved through:
•Increasing non-emitting energy resources and capacity in our portfolio. In 2023, we acquired 475MW of battery storage, which is the largest single acquisition by a utility outside of California. Over 230,000 residential and small commercial customers are enrolled in PGE's Green Future Program and the 311MW Clearwater Wind Facility came online in January 2024.
•Continuing to evaluate the possibility of exiting the ownership of Colstrip Units 3 and 4 as part of meeting our regulatory and legislative requirements.
•Supporting decarbonization in other sectors of the economy through energy efficiency, electrification and smart energy use.
•Investing in our generation facilities to reduce emissions.
•We support our customers’ call for clean energy through our voluntary customer programs. For the 14th year, PGE has held the U.S. Department of Energy’s National Renewable Energy Laboratory’s No. 1 ranking for the largest participation of business and residential renewable energy customers in a renewables program of any U.S. electric utility.[1]
1 NREL did not release rankings in 2011.

233,000+ Residential and Small Commercial customers enrolled in PGE's Green Future Program
311 MW Clearwater Wind Facility came online in January 2024

8 | Portland General Electric	2024 Proxy Statement

Table of Contents	Strategy, Performance and Sustainability

WORKFORCE ENGAGEMENT AND DEVELOPMENT
•We are committed to pay equity, and offer a wide range of market-competitive benefits to our over 2,800 full-time employees.
•We provide employees with benefits that address their needs holistically and support their wellness, including competitive salary, medical, dental and vision insurance, ongoing training opportunities, mentorship and professional development programs, paid vacation, retirement savings with company match, and tuition reimbursement.
•We continue to follow a flexible workplace model providing our employees with in-person, hybrid, and remote working options based on organization and employee needs.
•Our Guiding Behaviors give everyone a single set of standards to follow, and define our culture as customer-centric, purpose-driven and results-oriented.

18% spent with diverse-owned suppliers in 2023
DIVERSITY, EQUITY AND INCLUSION
•18% of our total spend with suppliers was with diverse-owned suppliers in 2023.
•We continue to lead in diversity, equity and inclusion (DEI) practices:
•Black, Indigenous and People of Color (BIPOC) comprise over 27% of our employees and nearly 27% of our management.
•33% of our employees and 35% of our management, including our CEO, are female.
•Our pay equity practices, racial equity training and development opportunities for women and people of color to advance into management are hallmarks of our commitment to an inclusive workforce.
•Our Business Resource Groups (BRGs) allow employees to form connections, build professional networks and learn. In 2023, two of our BRGs sponsored in-person sessions with members of our Board of Directors focused on career advice and professional growth.
•We once again received two notable recognitions that reflect our ongoing dedication to creating a diverse, equitable and inclusive workplace.
•For the 10th year in a row we scored a perfect score on the Human Rights Campaign Foundation's Corporate Equity Index as a Best Place to Work for LGBTQ Equality.
•Bloomberg LP recognized PGE by including us for the fifth time in its annual Gender-Equality Index, which tracks the performance of companies committed to supporting gender equality through policy development, representation and transparency.

27% of employees are BIPOC
33% of employees are female

2024 Proxy Statement	Portland General Electric | 9

Strategy, Performance and Sustainability	Table of Contents

$4.6M contributed to non-profits by the PGE Foundation, employee/retiree donations and the Company
MAKING A DIFFERENCE FOR OUR COMMUNITIES
•We reached over 60,000 students though Project Zero, an innovative and award winning program that empowers young adults and students to create cleaner, greener and more equitable communities.
•The PGE Foundation, employee/retiree donations and PGE contributed close to $4.6 million to non-profits. The PGE Foundation improves the quality of life for Oregonians and has awarded approximately $30 million to community organizations across the state since its inception in 1997.
•Our employees and retirees volunteered in the community, contributing over 23,000 volunteer hours.
•PGE Foundation launched the first ever Career Pathways grants, resulting in 26 organizations receiving grants allowing them to create access to family-wage jobs in trades, STEM and green sectors, promoting job readiness for working-age individuals; addressing employment barriers through wrap-around services and supporting business ownership for entrepreneurs of color and women-owned small businesses.
•Through the Oregon Clean Fuels Program, PGE Drive Change Fund supported 20 electric transportation grants in the community, and PGE Electric School Bus Fund supported electrified school buses in seven districts.

279kW Renewable Development Fund awarded grants to five projects in 2023 that will add 279 kW of renewable energy in the community

Invested in Habitat Restoration
PGE is committed to caring for natural habitat and creating conditions that are safe and restorative for fish and wildlife in the 11,000+ acres of wildlife habitat that we manage under various project licenses and site certificates

ENVIRONMENTAL STEWARDSHIP
•We have worked over 17 years together with our partners in the Clackamas River Basin to enhance habitat for fish and wildlife that depend on a thriving river ecosystem. For the first time, the team at the Westside Hydro generating facility successfully passed more than 25,000 adult salmon and steelhead upstream of the North Form Dam. This is one of several other fish return records broken in 2023.
•Our Avian Protection Plan, which includes partnerships with the U.S. Fish and Wildlife Service and the Avian Power Line Interaction Committee, works to make our infrastructure safer for birds and increasing reliability for our customers. In 2023, we added or replaced more than 6,750 poles and more than 2,000 transformers with ones that feature avian-safe protective covers or design features.
•Our Pelton Round Butte Project was recently re-certified by the Low Impact Hydropower Institute, recognizing the project’s compliance with rigorous environmental stewardship criteria in categories such as water quality monitoring, efforts to safely pass fish upstream and downstream, and protection of cultural resources.

10 | Portland General Electric	2024 Proxy Statement

Table of Contents	Strategy, Performance and Sustainability

Affordability PGE is committed to making energy accessible to all
ENERGY AFFORDABILITY
•We launched PGE+, usage dashboards, rebates and incentives for energy efficiency.
•Our energy management programs such as Smart Thermostat, Time of Day, EV Smart Charging, Peak Time Rebates and Energy Tracker allow customers to manage their energy usage and bills.
•As of December 31, we had over 69,000 customers enrolled in our Income Qualified Bill Discount Program, which offers discounts of 15%, 20% or 25% based on household size and total household income. Beginning in 2024, we offer discounts of 40% and 60% based on the same criteria.
•We secured $300 million+ in federal grants to offset the costs of clean energy projects, including grants for critical transmission upgrades, a regional clean energy hydrogen hub and for investments in grid edge computing to help maintain resilient grid operations.
•We achieved customer delight of 56% among PGE residential customers, remaining in the top quartile of utilities nationwide according to Escalent’s national Utility Energy Benchmark

Working Together with Our Customers Focus on community outreach and engagement
WORKING TOGETHER WITH OUR CUSTOMERS
•We developed a Strategic Tribal Engagement Plan to provide an enterprise-wide framework for our teams to develop and maintain successful Tribal partnerships
•We convened a Community Benefits and Impacts Advisory Group (CBIAG) to build understanding of our clean energy goals and engage with community members as collaborators on issues of energy equity and access. The CBIAG meets monthly and includes members within our service area including low income and environmental justice communities
•We partner with community organizations to inform our customers about our clean energy programs, bill assistance and to connect our customers with resources to manage their energy and savings. Our website as well as PGE's mobile app are available in both English and Spanish, while our call center offers customer support in over 200 languages

2024 Proxy Statement	Portland General Electric | 11

Corporate Governance
CORPORATE GOVERNANCE HIGHLIGHTS
We are committed to maintaining sound corporate governance policies and practices that create long-term value for our shareholders and other stakeholders. The Nominating, Governance and Sustainability Committee regularly reviews our key corporate governance policies to ensure that they reflect best practices and comply with legal and regulatory requirements. The Nominating, Governance and Sustainability Committee makes recommendations for how to improve upon our governance policies to the full Board for approval. Highlights of our corporate governance program include:

Strong independent oversight
•Independent Board Chair
•Fully independent membership on all standing Board committees
•All directors are independent other than the CEO
•Executive sessions of non-management directors at all regularly scheduled Board meetings

Accountability
•Annual election of directors by majority vote of the shareholders
•Shareholder right to act by written consent
•No "poison pill" anti-takeover defenses
•No supermajority voting requirements
•Robust Board and executive stock ownership guidelines (see pages 25 and 64 for details)
•Annual Advisory Vote on Executive Compensation

Building sustainable value
•Regular discussion of strategy at Board meetings and at annual Board strategy session
•Oversight of risks, both strategic and operational, discussed with all Committees and the full Board
•Continuous evaluation of sustainability goals and strategy
•Regular review of performance metrics, including between meetings

Leadership quality
•Active Board refreshment (5 new directors since 2021)
•Annual review of succession planning and talent development for senior leaders
•Board training focused on business risks and opportunities
•Directors' orientation and continuing education

Find our Corporate Governance Guidelines and other governance documents online.
The Board has adopted Corporate Governance Guidelines, which, together with our articles of incorporation and bylaws, establish the governance framework for the management of the Company. Our Corporate Governance Guidelines address, among other matters, the role of our Board, Board membership criteria, director retirement policies, director independence criteria, director and officer stock ownership requirements, Board committees and leadership development. Our Corporate Governance Guidelines, Board committee charters, and certain other corporate governance policies are available on our website at https://investors.portlandgeneral.com/corporate-governance. These documents are also available in print to shareholders, without charge, upon request to Portland General Electric Company at its principal executive offices at 121 SW Salmon Street, 1WTC1301, Portland, Oregon 97204, Attention: Corporate Secretary.

12 | Portland General Electric	2024 Proxy Statement

Table of Contents	Corporate Governance

SHAREHOLDER AND STAKEHOLDER ENGAGEMENT
The Board and PGE value our shareholders' views and are committed to ongoing constructive dialogue with shareholders to advance long-term value. Executive management and members of our Investor Relations team engage regularly with our shareholders to seek their input on a variety of matters. In 2023, we had over 250 investor engagements. In addition, in 2023, we conducted proactive outreach with the governance teams of our top 20 largest shareholders. Our Board chair participated in some of these meetings. Topics included:

Strategy and value proposition	Financial operation and performance	Board leadership, composition, diversity and refreshment

Progress on decarbonization goals	Executive compensation	Regulatory and legislative developments

We communicate with shareholders through routine forums, including quarterly earnings presentations and other significant events, as well as direct communications.
In addition, our management and Board regularly engage with other stakeholders, including representatives of local communities and organizations, political bodies, and our regulators. In 2023, the Board met with customer advocates and visited customer sites so that they could hear directly about customer concerns and expectations. To further enhance their oversight of PGE, the Board hosted meetings with local community leaders, innovators in the energy space, and employees in key areas of the Company. When the Board is not a direct participant, we relay the feedback we obtain through these conversations to the Board and its committees, and work to adequately address the concerns of our stakeholders.
Our Engagement Strategy

1. Engage •Customers •Shareholders and Governance Teams •Communities and local organizations •Regulators •Employees	2. Seek Input •Company Strategy •Decarbonization Goals •Board Governance •Operational Issues and Risk Management	3. Relay •Discuss with Board to ensure feedback is addressed •Reflect feedback in strategy and governance practices

2024 Proxy Statement	Portland General Electric | 13

Item 1: Election of Directors
OUR BOARD IS EXPERIENCED, DIVERSE AND INDEPENDENT
The Board, acting upon the recommendation of the Nominating, Governance and Sustainability Committee, has nominated the following 9 directors for election to our Board. All elected directors will serve until the 2025 Annual Meeting, or until their successors are elected and qualified, except in the case of earlier death, resignation or removal. Except for Mr. O'Leary, who was appointed to the Board in January 2024, all of the nominees were elected at the 2023 Annual Meeting.
Our Board reflects the diversity of skills, attributes, experiences, backgrounds, gender, race and ethnicity needed to provide effective oversight of PGE. Our nominees have held senior leadership roles at public companies or other large organizations and have extensive experience in a variety of fields, including utility operations and regulation, technology, finance and accounting, corporate governance, law, public policy, and consulting. All of our nominees have a reputation for integrity, honesty and adherence to high ethical standards.
We have a strong track record of board refreshment. Five of our independent directors have been added since the beginning of 2021: two in 2021, two in 2022 and one in 2024. This board refreshment brings a variety of perspectives to strategic, financial, operational and sustainability deliberations.
If any of the nominees becomes unable to serve or for good cause will not serve as a director, it is intended that votes will be cast for a substitute nominee designated by the Board, or the Board may elect to reduce its size. The Board has no reason to believe that nominees named in this proxy will be unable to serve if elected. Each of the nominees has consented to being named in this proxy statement and to serve if elected.
The Board selected our director nominees based on their demonstration of the core attributes described above, and the belief that each director can make substantial contributions to our Board and to PGE. See pages 15 to 21 for more information about the backgrounds and qualifications of our nominees.

What are you voting on? We are asking shareholders to elect 9 directors to hold office until the 2025 Annual Meeting.
"FOR" The Board of Directors unanimously recommends a vote "FOR" the re-election of the nominated directors, as disclosed in this Proxy Statement.

14 | Portland General Electric	2024 Proxy Statement

Table of Contents	Item 1: Election of Directors

Name	Age	Director Since	Industry/Experience	Diversity	Committee Assignments	Other Public Boards
Dawn Farrell Independent	64	2022	Utilities/ Energy	White/Woman	•Finance •Governance	1
Marie Oh Huber Independent	62	2019	Law/Technology/ Customer Experience	Asian/Woman	•Compensation •Governance	0
Kathryn Jackson Independent	66	2014	Technology/Environmental	White/Woman	•Audit and Risk, Chair •Governance	2
Michael Lewis Independent	61	2021	Utilities	African American/Man	•Compensation •Finance, Chair	2
Michael Millegan Independent	65	2019	Communications/ Technology	African American/Man	•Audit and Risk •Finance	1
John O'Leary Independent	63	2024	Automotive/Clean Transportation	White/Man	•Audit and Risk •Finance	1
Patricia Salas Pineda Independent	72	2022	Human Resources/Consumer Products	Latina/Woman	•Compensation, Chair •Finance	2
Maria Pope President and CEO	59	2018	Utilities/Finance	White/Woman		1
James Torgerson Independent Chair	71	2021	Energy/Finance	White/Man	•Audit and Risk •Governance	0
Key to Committees
Compensation: Compensation, Culture and Talent Committee
Governance: Nominating, Governance and Sustainability Committee

DIVERSITY
78% Diverse

Latina
African American
Asian
Women

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Item 1: Election of Directors	Table of Contents

SKILLS, EXPERIENCE AND BACKGROUNDS
Our Board of Directors brings diverse skills, experiences and backgrounds to inform and enrich their oversight functions and deliberations. The following skills matrix captures some of these characteristics. We considered these skills, experiences and backgrounds, together with the biographical information provided on pages 17 to 21, in determining the nominees to our Board.

Skill		Number of Director Nominees (Out of 9)
Finance and Accounting
7

Industrial and Utility Operations
7

Technology, Cybersecurity and Information Security
5

Innovation and Transformation
9

Environmental and Sustainability
7

Government, Regulatory and Public Policy
8

Human Capital Management and Culture
8

Infrastructure Development
5

Risk Management and Compliance
8

Strategic Planning, Business Development and/or M&A
9

Community Ties, Service and Leadership
7

Corporate Governance
7

Consumer Products / Customer Expectations
6

NOMINEES FOR ELECTION
A biography of each director is presented below. Each biography includes the experience, qualifications, attributes and skills that led the Board to conclude that the nominee should serve as a director. While each nominee’s entire range of experience and skills is important, particular experience and skills that contribute to the effectiveness of the Board are identified below. The biographical information is current as of March 6, 2024.

16 | Portland General Electric	2024 Proxy Statement

Table of Contents	Item 1: Election of Directors

Dawn Farrell INDEPENDENT DIRECTOR SINCE 2022 COMMITTEES Finance Nominating, Governance and Sustainability
EDUCATION
MA Economics, Bachelor of Commerce, University of Calgary
AMP, Harvard University
SELECTED DIRECTORSHIPS AND MEMBERSHIPS
Chairperson, The Chemours Company
Chancellor, Mount Royal University
SELECTED FORMER DIRECTORSHIPS, MEMBERSHIPS AND POSITIONS
Board member, Business Council of Canada
Board member, Alberta Business Council
Board member, Canadian Natural Resources Limited
Board member, Fording Coal Income Fund
TOP SKILLS
Infrastructure Development
Industrial and Utility Operations
Strategic Planning, Business Development and/or M&A

BACKGROUND AND QUALIFICATIONS
Ms. Farrell served from 2012 until her retirement in 2021 as President and CEO of TransAlta Corporation, one of Canada's largest producers of wind and hydro-electric power. Ms. Farrell is currently serving as President and CEO of the Trans Mountain Corporation. She has over 39 years of experience in the energy industry and held a variety of executive leadership positions in TransAlta and British Columbia Hydro & Power Authority (BC Hydro) including leading the commercial operations and development at TransAlta and generation and engineering at BC Hydro. Ms. Farrell’s qualifications to serve on our Board include her in-depth knowledge of the western energy markets, generation operations, energy trading, her leadership in transforming a carbon-based company into a leading clean and renewable focused company, and her extensive leadership experience gained in senior executive positions at energy companies.

Marie Oh Huber INDEPENDENT DIRECTOR SINCE 2019 COMMITTEES Compensation, Culture and Talent Nominating, Governance and Sustainability
EDUCATION
BA, Economics, Yale University
JD, Northwestern Pritzker University School of Law
SELECTED DIRECTORSHIPS AND MEMBERSHIPS
University Council, Yale University Law Board, Northwestern Pritzker School of Law
SELECTED FORMER DIRECTORSHIPS, MEMBERSHIPS AND POSITIONS
Board member, Silicon Valley Community Foundation
Board member, James Campbell Company LLC
Board Member, Adevinta
TOP SKILLS
Corporate Governance
Government, Regulatory and Public Policy
Technology, Cybersecurity and Information Security

BACKGROUND AND QUALIFICATIONS
Ms. Huber has over 25 years of strategic business, legal and public policy experience in global Fortune 500 companies. She heads the global legal and government relations and public policy functions for eBay, Inc., where she serves as Senior Vice President, Chief Legal Officer, General Counsel and Secretary. Ms. Huber joined eBay in 2015 from Agilent Technologies, where she served as senior vice president, general counsel and secretary since 2009. At Agilent Technologies, Ms. Huber held positions of increasing responsibility, and was responsible for communications, regulatory affairs and quality assurance, government affairs and philanthropy. She started her career at large firms in New York and San Francisco. Ms. Huber's qualifications to serve on our Board include her extensive track record as a business leader in advising boards of directors and her executive leadership of legal and operational matters, M&A, corporate governance, legal and compliance, public policy, IP, litigation, privacy and cybersecurity matters.

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Item 1: Election of Directors	Table of Contents

Kathryn Jackson, PhD INDEPENDENT DIRECTOR SINCE 2014 COMMITTEES Chair, Audit and Risk Nominating, Governance and Sustainability
EDUCATION
BS, Physics, Grove City College
MS, Industrial Engineering Management, University of Pittsburgh
MS and PhD, Engineering and Public Policy, Carnegie Mellon University
SELECTED DIRECTORSHIPS AND MEMBERSHIPS
Board member, Cameco Corporation
Board member, EQT Corporation
Advisory Board, Carnegie Mellon University
Advisory Board, University of Pittsburgh Swanson School
SELECTED FORMER DIRECTORSHIPS, MEMBERSHIPS AND POSITIONS
Board member, Duquesne Light Holdings, Inc., and Duquesne Light Company, Inc.
Member, National Academy of Engineering
TOP SKILLS
Finance and Accounting
Risk Management and Compliance
Technology, Cybersecurity and Information Security

BACKGROUND AND QUALIFICATIONS
Dr. Jackson is a senior advisor at Energy Impact Partners, and from 2016 to 2021 served as the director of Energy and Technology Consulting at KeySource, Inc. where she provided strategic consulting services to clients in business growth, technology development and energy services. From 2014 to 2015, Dr. Jackson was chief technology officer and senior vice president at RTI International Metals, Inc., a leading U.S. producer of titanium mill products. She served as chief technology officer and senior vice president of Research and Technology at Westinghouse Electric Company, LLC, from 2009 to 2014; and as vice president of Strategy, Research and Technology from 2008 to 2009. Prior to joining Westinghouse Electric Company, LLC, Dr. Jackson served for 17 years at the Tennessee Valley Authority where she held executive positions including executive vice president of River System Operations and Environment, and was the corporate environmental officer. Dr. Jackson’s qualifications to serve on our Board include her background in engineering, her experience as a senior executive and as chair of the board of the Independent System Operator of New England, and her knowledge and experience in the areas of technology, large capital projects, risk management, generation facilities and energy trading operations, research and development, and environmental health and safety.

Michael Lewis INDEPENDENT DIRECTOR SINCE 2021 COMMITTEES Compensation, Culture and Talent Chair, Finance
EDUCATION
BS, Electrical Engineering, University of Florida
MBA, Nova Southeastern University
AMP, Duke University
EMP, University of Pennsylvania Wharton School
SELECTED DIRECTORSHIPS AND MEMBERSHIPS
Board member, Newpark Resources, Inc.
Board member, Kinross Gold Corp.
Board member, Osmose Utilities Service
Senior Advisor, TRC Consulting, Engineering and Construction
SELECTED FORMER DIRECTORSHIPS, MEMBERSHIPS AND POSITIONS
Pacific Gas & Electric Interim President; Board member, Association of Edison Illuminating Companies Member, California Governor's Earthquake Advisory Commission
TOP SKILLS
Human Capital Management and Culture
Industrial and Utility Operations
Infrastructure Development

BACKGROUND AND QUALIFICATIONS
Mr. Lewis is a retired executive with more than 35 years of experience in electric utility operations. He served as Interim President of Pacific Gas and Electric Company (PG&E) from August to December 2020. During that time, he oversaw PG&E's gas and electric operations including wildfire prevention and response efforts, grid resiliency initiatives, vegetation management programs and emergency preparedness. Prior to that, Mr. Lewis served as PG&E's senior vice president of Electric Operations and vice president of Electric Distribution. Before joining PG&E in 2018, Mr. Lewis held a number of executive positions at Duke Energy, including senior vice president and chief distribution officer from 2016 to 2018, covering distribution operations across six states, and senior vice president and chief transmission officer from 2015 to 2016. Before the Duke Energy and Progress Energy merger in 2012, he was senior vice president of energy delivery for Progress Energy Florida, where he was responsible for hurricane preparedness and grid hardening initiatives. Mr. Lewis’s qualifications to serve on our Board include his executive leadership experience and in-depth knowledge of utility operations, including electric transmission and distribution, wildfire prevention and response, disaster preparedness, grid resiliency, large capital projects and risk management and safety programs.

18 | Portland General Electric	2024 Proxy Statement

Table of Contents	Item 1: Election of Directors

Michael Millegan INDEPENDENT DIRECTOR SINCE 2019 COMMITTEES Audit and Risk Finance
EDUCATION
BA, MBA, Angelo State University
SELECTED DIRECTORSHIPS AND MEMBERSHIPS
Board member, Axis Capital Holdings Board member, Network Wireless Solutions, Inc.
Board member, Virginia Mason Foundation
Strategic advisor and investor, Windpact, Inc., and Vettd, Inc.
SELECTED FORMER DIRECTORSHIPS, MEMBERSHIPS AND POSITIONS
Board Member, CoreSite Realty Corp.
Board member, Wireless Telecom Group, Inc.
TOP SKILLS
Community Ties, Service and Leadership
Consumer Products/Customer Expectations
Technology, Cybersecurity and Information Security

BACKGROUND AND QUALIFICATIONS
Mr. Millegan is the Founder and CEO of Millegan Advisory Group 3 LLC where he advises early-stage companies on strategies that drive technology innovation and shareholder value since 2018. Previously, he held a variety of executive leadership and management positions within Verizon, where he led large-scale and scope business units. As president of Verizon Global Wholesale Group, he was responsible for $11 billion in sales revenue, 13,000 employees and $1 billion in annual capital spending. Mr. Millegan’s qualifications to serve on our Board include his experience overseeing significant business units within a large corporate group, his experience in executive and management roles, his background in industrial operations in a regulated industry, global sales and marketing, digital media platforms, network infrastructure deployment, cloud computing, cybersecurity, supply chain management and communications infrastructure.

John O'Leary INDEPENDENT DIRECTOR SINCE 2024 COMMITTEES Audit and Risk Finance
EDUCATION
BA, Business Administration - Accounting, Seattle University
Executive Development Program, Northwestern University
SELECTED DIRECTORSHIPS AND MEMBERSHIPS
Board member, Daimler Truck North America LLC and Daimler Truck Holding AG
Board member, Greenlane
Board member, Torc Robotics
TOP SKILLS
Finance and Accounting
Innovation and Transformation
Strategic Planning, Business Development and M&A

BACKGROUND AND QUALIFICATIONS
Mr. O’Leary has three decades of experience in the transportation and mobility sector. As the current President and Chief Executive Officer of Daimler Truck North America LLC, Mr. O’Leary has strong ties to the Portland, Oregon, business community. He has served in a variety of leadership roles at Daimler throughout his over 20-year tenure there, including Senior Vice President and Chief Financial Officer for eight years, as well as serving as Chief Transformation Officer for Mercedes-Benz Trucks in Stuttgart, Germany. As CEO, Mr. O’Leary spearheads Daimler’s electrification and zero-emission technology initiatives in North America. Mr. O’Leary currently serves on the board of Daimler Truck Holding AG, the German parent company of Daimler Truck North America LLC, and is chairman of the board of Greenlane, a joint venture started by Daimler, BlackRock, and NextEra Energy to develop zero-emission infrastructure in the United States. Mr. O'Leary's qualifications to serve on our Board include his expertise in accounting and finance, his leadership in clean energy transformation, his experience as a senior executive and his deep knowledge of industrial operations.

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Item 1: Election of Directors	Table of Contents

Patricia Salas Pineda INDEPENDENT DIRECTOR SINCE 2022 COMMITTEES Chair, Compensation, Culture and Talent Finance
EDUCATION
BA, Government, Mills College JD, University of California at Berkeley
SELECTED DIRECTORSHIPS AND MEMBERSHIPS
Board member, Omnicom Group
Board Member, Frontier Group Holdings
Board member, Earthjustice
SELECTED FORMER DIRECTORSHIPS, MEMBERSHIPS AND POSITIONS
Board member, Levi Strauss & Co
California Air Resources Board
The Congressional Hispanic Caucus Institute
TOP SKILLS
Consumer Products/Customer Expectations
Government, Regulatory and Public Policy
Human Capital Management and Culture

BACKGROUND AND QUALIFICATIONS
Ms. Pineda has held diverse leadership roles in human resources, marketing, legal, communications, philanthropy, and stakeholder relations. Prior to her retirement, Ms. Pineda was the Group Vice President, Hispanic Business Strategy Group at Toyota Motor North America, Inc. Before that, Ms. Pineda was the Group Vice President, national Philanthropy and also Group Vice President Corporate Communications/ Administration and General Counsel. Ms. Pineda began her career at New United Motor Manufacturing Inc., where she held leadership positions in Human Resources, Legal, Government and Environmental Affairs. Ms. Pineda is the founder and Chair emeritus of the Latino Corporate Directors Association and is fluent in both Spanish and English. Ms. Pineda's qualifications to serve on our Board include her experience and knowledge of customer strategy, customer expectations and communications, her knowledge of human capital management issues and compensation, her extensive Board experience, and her deep understanding of stakeholder relations and policy issues.

Maria Pope President and Chief Executive Officer, Portland General Electric Company DIRECTOR SINCE 2018
EDUCATION
BA, College of Arts and Sciences, Georgetown University
MBA, Stanford Graduate School of Business
SELECTED DIRECTORSHIPS AND MEMBERSHIPS
Board member, Columbia Banking System, Inc.
Board member, Federal Reserve Bank of San Francisco Portland Branch
Vice Chair, Edison Electric Institute (EEI)
Chair, Electric Power Research Institute
Board member, Secretary of Energy Advisory Board
Chair, Oregon Business Council and Co-Chair, Oregon Semiconductor Task Force
SELECTED FORMER DIRECTORSHIPS, MEMBERSHIPS AND POSITIONS
Chair, OHSU Governing Board, Canadian Council of Forest Industries, Oregon Symphony
TOP SKILLS
Environmental and Sustainability
Finance and Accounting
Industrial and Utility Operations

BACKGROUND AND QUALIFICATIONS
Ms. Pope is President and CEO of Portland General Electric Company. She was appointed President on October 1, 2017 and Chief Executive Officer on January 1, 2018. She served from 2013 to 2017 as senior vice president of Power Supply, Operations and Resource Strategy, overseeing PGE's generation plants, energy supply portfolio, and long-term resource strategy. Ms. Pope joined PGE in 2009 as senior vice president of finance, Chief Financial Officer and treasurer. She served on PGE's Board of Directors from 2006 to 2008. Prior to joining PGE, she served as Chief Financial Officer for Mentor Graphics Corporation and held senior operating and finance positions within the forest products and consumer products industries. She began her career in banking with Morgan Stanley. Ms. Pope’s qualifications to serve on our Board include her current role as President and CEO, her extensive knowledge of the Company and the utility industry, her experience as Chief Financial Officer of three publicly traded companies, her diverse leadership experience in business and financial roles, and her strong local ties, and her corporate and civic board experience.

20 | Portland General Electric	2024 Proxy Statement

Table of Contents	Item 1: Election of Directors

James Torgerson Board Chair INDEPENDENT DIRECTOR SINCE 2021 COMMITTEES Audit and Risk Nominating, Governance and Sustainability
EDUCATION
BBA, Accounting, Cleveland State University
SELECTED DIRECTORSHIPS AND MEMBERSHIPS
Board of Trustees, Yale-New Haven Hospital and Health System
Advisory Board member, Noteworthy AI Inc.
SELECTED FORMER DIRECTORSHIPS, MEMBERSHIPS AND POSITIONS
Executive committee, Edison Electric Institute (EEI)
Co-Chair, EEI Committee on Reliability, Security and Business Continuity
Chair, American Gas Association
Board member, Archaea Energy, Inc.
TOP SKILLS
Environmental and Sustainability
Human Capital Management and Culture
Industrial and Utility Operations

BACKGROUND AND QUALIFICATIONS
Mr. Torgerson served as CEO of AVANGRID, Inc., an energy company with approximately $30 billion in assets and operations in 24 states from 2015 until his retirement in 2020. Previously, he was president and CEO of UIL Holdings Corporation from 2006 to 2015, when it merged with Iberdrola USA to form AVANGRID. During his time at UIL Holdings, he oversaw its expansion from a regional electric utility to a diversified energy delivery company and one of the largest generators of wind electricity in the U.S., serving natural gas and electric utility customers across multiple states. Before joining UIL Holdings, he was president, CEO and director of the Midwest Independent Transmission System Operator, Inc. from 2000 to 2006. He also previously served as chief financial officer for several natural gas and electric utilities including Puget Sound Energy and Washington Energy Company. Before transitioning to the utility industry, he served as vice president of development for Diamond Shamrock Corporation, where he also held various finance and strategic planning positions. Mr. Torgerson’s qualifications to serve on our Board include his executive leadership experience and extensive knowledge of the utility industry, including clean energy development, finance and accounting, energy markets, regulation, risk management and strategic planning.

ROLE OF THE BOARD OF DIRECTORS
Our Board is elected by our shareholders to oversee management in its operation of PGE. In exercising its fiduciary duties, the Board’s goal is to build long-term value for our shareholders and to ensure the vitality of PGE for our customers, employees and the other individuals and organizations who depend on us.
Key responsibilities of our Board include:
•Establishing a corporate governance framework;
•Overseeing and advising management on Company strategy;
•Overseeing the Company's risk management programs;
•Overseeing the Company's financial reporting;
•Overseeing the Company's human capital management and corporate culture; and
•Conducting Board and executive succession planning.
In the pages that follow we provide information about how our Board fulfills these responsibilities, as well as other important policies and practices of our Board.
DIRECTOR INDEPENDENCE
The NYSE listing standards require a majority of our directors and each member of our Audit and Risk Committee, Compensation, Culture and Talent Committee, and Nominating, Governance and Sustainability Committee to be independent. Our Corporate Governance Guidelines require at least 75% of our directors to be independent under NYSE independence standards. For a director to be considered independent, the Board must affirmatively determine that the director does not have any direct or indirect material relationship with PGE, including any of the relationships specifically prohibited by the NYSE independence standards.

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Item 1: Election of Directors	Table of Contents

In addition to the NYSE listing standards, to assist us in determining the independence of Board members and candidates, the Board has adopted Director Independence Standards, which identify types of relationships that could exist between PGE and a director that would prevent the director from being independent. Our Director Independence Standards are contained in our Corporate Governance Guidelines, published on our website at https://investors. portlandgeneral.com/corporate-governance.
During its annual review of director independence in 2023, the Board considered whether there were any transactions or relationships between PGE and any director or any member of his or her immediate family (or any entity of which a director or an immediate family member is an executive officer, general partner or significant equity holder) and whether there were charitable contributions to not-for-profit organizations for which a director or an immediate family member of a director serves as a board member or executive officer.
As a result of this review, the Board affirmatively determined that other than Ms. Pope, all current members of the Board and its standing committees are independent under NYSE listing standards and our Director Independence Standards.
GOVERNANCE STRUCTURE AND PROCESSES
Board Leadership Structure
Our Board believes that PGE is best served by maintaining the flexibility to determine its leadership structure based on our evolving needs. Our Corporate Governance Guidelines call for the appointment of a Board Chair and require the appointment of a Lead Independent Director if the Board Chair is not independent. The duties of our Board Chair include:
•Presiding over and managing meetings of the Board;
•Serving as the principal liaison between management and other non-management directors;
•Working closely with the Committees in fulfilling their charter obligations, including risk oversight, the annual Board evaluation and the annual CEO performance review;
•With the Nominating, Governance and Sustainability Committee, overseeing the composition of the Board;
•Advising senior management on strategy and significant matters as appropriate; and
•Representing the Board at PGE's Annual Meeting of shareholders, and in communications with shareholders and other stakeholders.
We currently separate the roles of CEO and Board Chair. Jim Torgerson, our Board Chair, is independent as defined in the NYSE listing standards and our own Director Independence Standards, which are described in our Corporate Governance Guidelines.
Our Board periodically reviews our leadership structure to determine whether it continues to serve the interests of the Company. We believe our current leadership structure promotes strong independent Board oversight and management accountability and allows our CEO to focus her time and efforts on establishing our strategic direction and managing the affairs of the Company.
BOARD REFRESHMENT
Under our director retirement and tenure policy, which is contained in our Corporate Governance Guidelines, candidates will not be nominated for election after age 75, and will not be nominated to serve on the Board for more than 12 years, unless the Board determines that such director’s continued service would be in the best interests of PGE. Our retirement policy is anchored on the need for Board refreshment and balanced tenure at the Board. We have an active board refreshment program with 5 new directors since 2021 and an average tenure of 4.1 years for the 2024 director nominees.

22 | Portland General Electric	2024 Proxy Statement

Table of Contents	Item 1: Election of Directors

The Nominating, Governance and Sustainability Committee recommends director candidates to the Board. The Nominating, Governance and Sustainability Committee carries out this responsibility through a year-round process described below:

1	à	2	à	3	à	4
Evaluation of Board Composition		Candidate Recruitment		Candidate Evaluation		Recommendation to Board

The Nominating, Governance and Sustainability Committee evaluates the Board's membership needs.
If the Nominating, Governance and Sustainability Committee determines that there is a need for new candidates, individuals are identified through a variety of methods, including shareholder recommendations.
				Candidates are evaluated on whether they exhibit core attributes that our Nominating, Governance and Sustainability Committee looks for in all candidates, as well as Board membership needs.		The Nominating, Governance and Sustainability Committee recommends selected candidates to the Board for nomination or appointment to the Board.

Evaluation of Board Composition. Each year the Nominating, Governance and Sustainability Committee evaluates the size and composition of the Board to assess whether they are appropriately considering our evolving needs. In making this evaluation, the Nominating, Governance and Sustainability Committee considers PGE's strategic direction, current director qualifications, experience and diversity, the results of Board and committee self-assessments, and legal and regulatory requirements. The Nominating, Governance and Sustainability Committee also considers whether there may be a need to fill a future Board vacancy considering our director retirement and tenure policy. If the Nominating, Governance and Sustainability Committee identifies a need to fill a future Board vacancy or add to the mix of skills and qualifications represented on the Board, the Nominating, Governance and Sustainability Committee oversees the director recruitment process.
Candidate Recruitment. The Nominating, Governance and Sustainability Committee identifies new Board candidates through a variety of methods, including the use of third-party search firms, suggestions from current directors, shareholders, or employees, and self-nominations. Our newest director, John O'Leary, was recommended by a board advisory firm prior to his nomination and election to the Board of Directors.
The Nominating, Governance and Sustainability Committee considers candidates recommended by shareholders. The recommendation and information about the recommended candidate should be sent to the Chair of the Nominating, Governance and Sustainability Committee, in care of our Corporate Secretary, at Portland General Electric Company, 121 SW Salmon Street, 1WTC1301, Portland, Oregon 97204.
The Nominating, Governance and Sustainability Committee will use the same process to evaluate a candidate regardless of the source of the recommendation.
Candidate Evaluation. In evaluating director candidates, the Nominating, Governance and Sustainability Committee seeks to identify individuals who, at a minimum, have the following characteristics:
•A reputation for honesty, ethical conduct and sound business judgment
•Experience and skills important to the strategic direction and operation of PGE
•Availability and willingness to fulfill the responsibilities of Board membership and
•Freedom from conflicts of interest

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Item 1: Election of Directors	Table of Contents

In addition to evaluating a candidate’s individual qualifications, the Board and the Nominating, Governance and Sustainability Committee consider how a candidate would contribute to the overall mix of experience, qualifications, skills and other attributes represented on our Board. We believe it is important that the Board exhibit diversity across a variety of parameters, including age, experience, gender, and race, and we actively seek out diverse candidates. The criteria used naturally results in a diverse board as evidenced by the current Board's composition. The Board has, therefore, not felt the need to adopt a formal Board diversity policy.
Recommendation to the Board of Directors. Each year in advance of our Annual Meeting of shareholders, the Nominating, Governance and Sustainability Committee recommends a group of nominees to be presented to the shareholders for election to the Board. As appropriate, the Nominating, Governance and Sustainability Committee also recommends candidates for appointment to the Board between annual meetings. Directors who are appointed by the Board between annual meetings stand for election at the next Annual Meeting of shareholders.
Committee Membership Rotation: The Nominating, Governance and Sustainability Committee periodically considers rotating board committee membership with a view to balancing the benefits of continuity and specialized knowledge with the benefits of diversity of experience and viewpoints. Typically, rotation decisions are made in connection with re-nomination decisions and becomes effective upon re-election of directors by our shareholders. If re-elected, consistent with the committee membership rotation considerations in our Corporate Governance Guidelines, the Board has approved the following committee assignment rotations to take effect following the 2024 Annual Meeting of shareholders: Mr. Millegan will become Chair of the Audit and Risk Committee and will move from the Finance Committee to the Compensation, Culture and Talent Committee, and Ms. Huber will become Chair of the Nominating, Governance and Sustainability Committee.
BOARD AND COMMITTEE SELF-EVALUATION PROCESS
Each year the Board evaluates its performance and effectiveness as well as that of its committees. The Chair of the Nominating, Governance and Sustainability Committee leads the Board’s assessment process, which requires each director to complete a written evaluation of the performance of the Board and each committee on which the director serves. These evaluations are anonymous, except to the extent a director elects otherwise. In addition to the written evaluations, where needed, the Chair of the Nominating, Governance and Sustainability Committee meets individually with each director for an open discussion about Board and Committee performance. The results of our directors’ feedback are summarized and provided to all Board members. The Chair of the Nominating, Governance and Sustainability Committee leads a discussion regarding the results with the committee members as well as the entire Board annually.
The Board and Committee Self-Evaluation questionnaire and interview are comprehensive and include questions about Board culture, meeting agendas, and interactions with management. The assessment includes questions designed to assess director preparedness for meetings as well as potential gaps in the skills on the Board. The Board uses this feedback as part of the refreshment process. Periodically, the Board engages an outside party to review Board practices, processes and culture. The last such engagement was in 2021.
COMMITMENT FROM OUR BOARD
The Board recognizes that its members benefit from service on the boards of other companies and it encourages such service. The Board also believes, however, that it is critical that directors dedicate sufficient time to their service on PGE’s Board. In 2022, the Board updated the Corporate Governance Guidelines to set a limit of four additional public company boards for Directors. Directors must notify the Chair of the Nominating, Governance and Sustainability Committee and the Corporate Secretary before accepting an invitation to serve on the board of any other company or becoming an officer of a company. The Chair of the Nominating, Governance and Sustainability Committee reviews and determines whether the position would affect the director's ability to serve on the Board, and in making this determination, the Chair of the Nominating, Governance and Sustainability Committee considers the time commitment and any conflict or interlocking director or officer restrictions that may apply. Further, the Nominating, Governance and Sustainability Committee considers the number of boards a director is on in considering whether to re-nominate a director for election to the Board.

24 | Portland General Electric	2024 Proxy Statement

Table of Contents	Item 1: Election of Directors

Directors are expected to attend all Board meetings and meetings of committees on which they serve, as well as the Company's Annual Meeting of shareholders. While the Board understands that circumstances may arise from time to time that prevent a director from attending a meeting, directors are expected to make these meetings a priority. During 2023, each director attended at least 75% of the meetings of the Board and meetings held by all committees on which the director served. The director nominees collectively attended 99% of all Board and Board committee meetings. All of the directors who were on the Board also attended the Company's 2023 annual meeting of Shareholders. There were six meetings of the Board of Directors in 2023.
Under our Corporate Governance Guidelines, the non-management directors must meet in executive session without management at least quarterly. The Chair of the Board presides over executive sessions of the non-management directors. If the non-management directors include directors who are not independent under the NYSE listing standards, our Corporate Governance Guidelines require the independent directors to meet separately in executive session at least once a year. There were five executive sessions of the non-management directors in 2023. Throughout 2023, all of our non-management directors were independent under the NYSE listing standards and our Director Independence Standards. Accordingly, the five meetings of our non-management directors in 2023 also constituted meetings of our independent directors.
Director Resignation Policy
We have adopted a director resignation policy, which is contained in our Corporate Governance Guidelines. Under the policy, any incumbent director who fails to receive a majority vote in an uncontested election is expected to tender a resignation within five days following the certification of election results. The Nominating, Governance and Sustainability Committee will promptly consider the offer of resignation and recommend to the Board whether to accept or reject the offer of resignation. The Nominating, Governance and Sustainability Committee will base its decision on factors the committee deems relevant, including the stated reason or reasons why shareholders voted against the director’s reelection and whether the director’s resignation from the Board would be in the best interests of PGE and its shareholders. The Board will act on the Nominating, Governance and Sustainability Committee's recommendation upon its receipt of the recommendation. A director who is required to tender a resignation may not participate in the deliberations or decision regarding the offer of resignation.
Stock Ownership Guidelines for Directors
Our Corporate Governance Guidelines require each non-employee director to own shares of PGE common stock with a value equal to at least five times the value of the annual base cash retainer fee for non-employee directors. All of our directors either meet the stock ownership requirement or are on track to do so by the applicable target date. Our stock ownership policy for executive officers is described on page 64 of this Proxy Statement.
Director Orientation and Continuing Education
New directors receive information about our business, strategy and management team to familiarize them with PGE before their first Board meeting. We also arrange a series of orientation meetings between each new director and senior leaders throughout the company to help new directors understand the operations of the business and their specific Board and committee duties.
We typically provide continuing education to directors annually on specific topics that relate to our strategic priorities. These sessions are typically led by management. Directors are encouraged to visit our facilities. Directors may also attend external education programs and are reimbursed for the cost of those programs.

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Item 1: Election of Directors	Table of Contents

RELATED PARTY TRANSACTIONS
Our Board recognizes that transactions between PGE and certain individuals and entities, including our directors and officers, may raise questions as to whether those transactions are consistent with the best interests of PGE and its shareholders. Accordingly, the Board has adopted a written Related Person Transactions Policy, which addresses our policies regarding the review, approval, or ratification of certain transactions between PGE and “related persons,” including our directors, executive officers, director nominees, and owners of more than 5% of any class of our voting securities. Under the policy, transactions between PGE and a related person involving more than $120,000 in which the related person has a direct or indirect material interest are not permitted unless the Nominating, Governance and Sustainability Committee determines that the transaction is not inconsistent with the best interests of PGE and its shareholders. Before entering into such a transaction with PGE, the related person or the business unit leader responsible for the potential transaction is required to provide notice to the General Counsel of the facts and circumstances of the proposed transaction. Certain types of transactions—including executive and director compensation that is required to be disclosed under SEC disclosure rules and the provision of tariff-based utility service—are exempt from the policy.
Our Related Person Transactions Policy supplements and does not supersede other policies that apply to transactions with related persons, such as our Code of Business Ethics and Conduct. Under our Code of Business Ethics and Conduct, our directors, officers, and employees must report any violation of the code or any situation or matters that may be considered to be unethical or a conflict of interest. Any conflict of interest under the code involving a director, an executive officer, or our Controller is reviewed by the Audit and Risk Committee. Only the Audit and Risk Committee may waive such a conflict, which will be promptly disclosed to our shareholders as required by law.
COMMUNICATIONS WITH THE BOARD
The Board and the Audit and Risk Committee have approved a process for handling communications to the Board and its committees. Shareholders and other interested parties may submit written communications to the Board (including the Chair), a Board committee, or the non-management directors as a group. Communications may include the reporting of concerns related to governance, corporate conduct, business ethics, financial practices, legal issues and accounting or audit matters. Communications should be in writing and addressed to the Board, or any individual director or group or committee of directors by either name or title, and should be sent in care of:
Portland General Electric Company
Attention: Corporate Secretary
121 SW Salmon Street, 1WTC1301
Portland, Oregon 97204

All appropriate communications received from shareholders and other interested parties will be forwarded to the Board, or the specified director, Board committee or group of directors, as appropriate.
A full description of our process for handling communications with the Board is published on our website at https://investors.portlandgeneral.com/corporate-governance and is available in print to shareholders, without charge, upon request to Portland General Electric Company at its principal executive offices at 121 SW Salmon Street, 1WTC1301, Portland, Oregon 97204, Attention: Corporate Secretary.

26 | Portland General Electric	2024 Proxy Statement

Table of Contents	Item 1: Election of Directors

BOARD COMMITTEES
The Board has established four standing committees: the Audit and Risk Committee, the Nominating, Governance and Sustainability Committee, the Compensation, Culture and Talent Committee, and the Finance Committee. Each standing committee has a Board-approved charter, which is reviewed annually by the respective committee and by our Nominating, Governance and Sustainability Committee. The Board may also establish temporary committees as needed to address specific issues that arise from time to time.
Each year our Nominating, Governance and Sustainability Committee reviews the composition and mandates of our standing committees to ensure that they continue to support the effective execution of the Board's responsibilities. The Board approves committee and chair assignments at least annually.
Each Board committee may retain and compensate consultants or other advisors as necessary for it to carry out its duties. To the extent permitted by law and the NYSE listing standards, Board committees may form subcommittees and delegate authority to the subcommittees, or to a committee chair individually.
Below are brief descriptions of each standing Board committee. For more detailed descriptions, please refer to the committee charters available on our website at https://investors.portlandgeneral.com/corporate-governance.

Audit and Risk Committee

Committee Composition
Chair:
Kathryn Jackson, PhD
Other Members:
Mark Ganz
Michael Millegan
John O'Leary (effective January 1, 2024)
Lee Pelton, PhD
James Torgerson

Meetings in 2023: 5
Independence/Qualifications:
•All members are independent within the meaning of the NYSE listing standards, SEC standards and the Company's Director Independence Standards.
•All members are “financially literate” within the meaning of the NYSE listing standards.
•Mr. Torgerson and Mr. O'Leary are both “audit committee financial experts” within the meaning of applicable SEC rules.

Key Responsibilities
•Assists the Board in its oversight of our financial statements, independent auditors’ qualifications, independence and performance, and internal controls over financial reporting
•Assists the Board with the oversight of our Enterprise Risk Management program, including regular reviews of top company risks

•Appoints and oversees the work of our registered public accounting firm
•Reviews the annual audited financial statements and quarterly financial information with management and the independent registered public accounting firm
•Pre-approves all audit, audit-related, tax and other services, if any, provided by the registered independent public accounting firm
•Appoints and oversees the work of PGE's Director of Internal Audit Services and approves our annual internal audit plan and budget
•Approves the Audit and Risk Committee Report for inclusion in our proxy statement
•Oversees the development and implementation of our ethics and compliance programs

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Item 1: Election of Directors	Table of Contents

Compensation, Culture and Talent Committee

Committee Composition
Chair:
Patricia Salas Pineda
Other Members:
Mark Ganz
Marie Oh Huber
Michael Lewis

Meetings in 2023: 4
Independence/Qualifications:
•All members are independent within the meaning of the NYSE listing standards and the Company's Director Independence Standards.

Key Responsibilities
•Evaluates the performance of the CEO and determines her compensation together with the independent directors
•Approves the compensation of the executive officers other than the CEO
•Reviews PGE's non-management director compensation program and recommends appropriate levels of compensation for non-employee directors
•Advises on human capital management matters, including talent management strategies, programs and initiatives, including DEI programs and results, workforce health and safety and any required human capital disclosures
•Reviews the Compensation Discussion and Analysis contained in our proxy statement and approves the Compensation, Culture and Talent Committee Report for inclusion in the proxy statement
•Together with the other independent directors, oversees our incentive compensation clawback policy and recovery of performance-based compensation awards
•Reviews succession plans and diversity pipeline for executive roles
•Oversees our culture metrics and employee engagement
•Reviews and approves severance or termination payment arrangements for executive officers

COMPENSATION, CULTURE AND TALENT COMMITTEE INTERLOCKS
All directors who served as a member of the Compensation, Culture and Talent Committee during 2023 were independent directors and no member was an employee or former employee of PGE or any of its subsidiaries. During 2023, none of our executive officers served on the compensation committee (or its equivalent) or board of directors of another entity whose executive officer served on our Compensation, Culture and Talent Committee or Board or had any relationship with PGE requiring disclosure under SEC regulations.

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Table of Contents	Item 1: Election of Directors

Finance Committee

Committee Composition
Chair:
Michael Lewis
Other Members:
Dawn Farrell
Michael Millegan
John O'Leary (effective January 1, 2024)
Patricia Salas Pineda

Meetings in 2023: 4
Independence/Qualifications:
•All members are independent within the meaning of the NYSE listing standards and the Company's Director Independence Standards.

Key Responsibilities
•Reviews and recommends to the Board approval of annual financing plans and capital and operating budgets
•Reviews and approves or recommends to the Board approval of certain costs for projects, initiatives, transactions and other activities within PGE's ordinary business
•Reviews our capital and debt structure, approves or recommends to the Board the issuance of debt, and recommends to the Board the issuance of equity
•Reviews and recommends to the Board dividends, dividend payout goals and objectives
•Reviews earnings forecasts and investor sentiment
•Assists the Board in overseeing the management of results associated with PGE’s power operations, capital projects, finance activities, credit and liquidity
•Reviews and recommends to the Board investment policies and guidelines
•Oversees the management of benefit plan assets

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Item 1: Election of Directors	Table of Contents

Nominating, Governance and Sustainability Committee

Committee Composition
Chair:
Lee Pelton, PhD
Other Members:
Dawn Farrell
Marie Oh Huber
Kathryn Jackson, PhD
James Torgerson
Meetings in 2023: 3
Independence/Qualifications:
•All members are independent within the meaning of the NYSE listing standards and the Company's Director Independence Standards.

Key Responsibilities
•Reviews the size of the Board and recommends to the Board any appropriate changes
•Identifies and recommends to the Board individuals qualified to serve as directors and on committees of the Board
•Takes a leadership role in shaping our corporate governance, including the policies and practices described in our Corporate Governance Guidelines
•Reviews succession plans for the CEO, either as a committee or together with the full Board
•Oversees the self-assessment of the Board and its committees
•Reviews any company transactions involving directors, nominees, executive officers and other “related persons” in accordance with the Company’s Related Person Transaction Policy
•Provides strategic oversight on the (i) formulation of sustainability strategy and policies, including our engagement with stakeholders, and our annual Environmental, Social and Governance report and (ii) issues related to board leadership, ethics, and integrity
•Reviews and reports to the Board on environmental, climate change, sustainability, social and other related matters affecting PGE
•Reviews and approves our Political Engagement Policy and reviews our strategic priorities on political and policy lobbying, political contributions and charitable contribution programs

One of the Board's primary functions is to assist management with the development of our long-term business strategy. Our Board conducts annual offsite Board sessions focused solely on PGE's strategy. During these sessions, the Board and management discuss the competitive landscape in our industry, emerging technologies, significant business risks and opportunities, and PGE's strategic priorities. These sessions have generally included presentations provided by outside experts and business leaders on matters of strategic significance to us. In 2023, these sessions also afforded Board members with the opportunity to hear directly from customers and local business leaders about experiences, expectations and long-term energy needs. Directors with expertise in a specific strategic area also confer with management outside of Board meetings.
Throughout the year, our management team regularly reports to the Board on the execution of our long-term strategic plans, the status of important projects and initiatives, and the key opportunities and risks facing PGE. For more information on our long-term strategy, see page 4 of this Proxy Statement and our 2023 Annual Report.

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Table of Contents	Item 1: Election of Directors

RISK MANAGEMENT
The Board and its committees have broad responsibility for the oversight of significant strategic, operational, financial, reputational and environmental, social and governance risk, and actively review our Enterprise Risk Management program and monitor strategic and emerging risks.
The Board is responsible for assessing whether management has put in place effective systems to identify, evaluate, and manage the material risks facing PGE. The Board satisfies its oversight function through regular reporting from management on areas of material risk, including financial, strategic, operational, cybersecurity, environmental, legal and regulatory risks. Each quarter, management reports to the Audit and Risk Committee on the activities and findings of our risk management program for discussion, including regular in-depth reviews of top company risks. At least annually, the Board and the Finance Committee also review corporate goals and approve capital budgets to align with PGE's strategy.
While the full Board has ultimate responsibility for oversight of risk management, particularly with regard to strategic risks, each of the standing committees of the Board has been assigned a role in assisting the Board with its oversight responsibilities. Key risk areas overseen by the Board's committees are shown below:

Committee	Risk Oversight Responsibilities
Audit and Risk
•Oversees the activities of the Executive Risk Committee (described below)
•Assists the Board in providing oversight of our Enterprise Risk Management Program including review of risks, mitigations and metrics
•Oversees key risks, including:
◦Financial reporting and internal controls including the internal controls related to all disclosures and metrics
◦Risks associated with utility operations, including operational risks resulting from climate change
◦Financial risk exposure and mitigations
◦Litigation and compliance risks
◦Cybersecurity and information technology risks
◦Physical security risks

Compensation Culture and Talent
•Assesses and monitors the risks in our compensation plans and programs. The Compensation, Culture and Talent Committee's risk assessment processes are discussed under Other Compensation Policies and Practices - Risk Management on page 62.
•Oversees key risks, including:
◦Talent acquisition, people management and retention
◦Workforce health and safety
◦Company-wide succession planning
◦Human capital management disclosures

Finance
•Oversees and monitors potential financial and liquidity risks to PGE
•Oversees key risks, including:
◦Liquidity
◦Capital markets, including volatility and access to the market
◦Capital projects execution and supply chain risks
◦Availability of insurance

Nominating, Governance and Sustainability
•Assesses risks associated with our governance and sustainability initiatives and goals
•Oversees key risks, including:
◦Board composition and refreshment, including directors' skills and qualifications
◦Sustainability strategy and policies, environmental issues, climate change, sustainability and social issues
◦Political engagement and contributions, and charitable contributions

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Item 1: Election of Directors	Table of Contents

Management is responsible for day-to-day identification and management of risk. To ensure consistency and comprehensiveness in its approach, we have an Executive Risk Committee to oversee our risk management programs. One core function of the Executive Risk Committee is to sponsor enterprise-wide risk assessments, the results of which are used to inform our goals and priorities for the next year. We have also established standing executive committees with responsibility for managing risks over defined areas and reporting as appropriate to the Executive Risk Committee or the Audit and Risk Committee. These include our Integrated Security, Operations, People, and Strategy Executive Steering Committees.
Selected Area of Risk Oversight

Innovation
Our Board collaborates with management to strategically consider innovation and technology as part of the Company's long-term plan, using their risk management lens to help inform innovation plans. Our Board, through the Finance Committee, hears regularly about new technologies and projects before they are implemented, and additionally oversees the implementation of major projects. Our Board members also share their experiences to guide the company as the utility industry navigates change.

Environmental, Social and Governance
The Board and its committees oversee safety, climate change, ethics, environmental stewardship, workforce management, and diversity, equity and inclusion risks and opportunities as an integral part of their oversight of our strategy. These issues are core to our strategy and therefore incorporated into topics reviewed at each Board meeting.
The Board regularly reviews and monitors risks arising from climate change related events that impact our business, such as ice storms and wildfires and oversees the mitigation efforts for such events. The Board monitors the implementation of legislation and regulation on our clean and renewable energy and transportation electrification strategy and monitors progress towards alignment with local, state and federal goals. In addition, the Board approves capital budgets that reflect allocation decisions towards system-wide resilience and customer facing-programs, as well as financing arrangements that have key environmental, social and governance metrics to determine success. The Board reviews community engagement and DEI initiatives for alignment with our strategic goals.
Key risk areas overseen by the Board and the committees are shown below:
Sustainability Governance Framework

Board Oversight

The Board's strategic responsibility includes oversight over actions to address risks and opportunities related to climate change and the company's decarbonization strategy

Nominating, Governance and Sustainability Committee

Provides overall guidance and oversight of programs and performance related to sustainability and ESG matters affecting the Company, including reviewing our decarbonization goals and progress towards achievement, and community and political engagement

Audit and Risk Committee

Oversees risk oversight as explained in Board Oversight of Risk Management above and oversees ESG disclosures

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Table of Contents	Item 1: Election of Directors

Compensation, Culture and Talent Committee

Oversees compensation plan metrics, including but not limited to Long Term Incentive Plan goals that include a decarbonization metric, as well as DEI programs and results and talent management and human capital disclosures

Finance Committee

Oversees capital budgets and alignment to strategic goals and reviews and monitors ESG key performance indicators related to financing structures

Management is responsible for day-to-day management of identifying and achieving environmental, social and governance related goals. To ensure consistency and comprehensiveness in its approach, we have established a management-level Sustainability and Environmental, Social and Governance Steering Committee to oversee the execution of the strategies designed to achieve these goals. This committee reports to the Strategy Executive Steering Committee. We use effective performance management techniques, such as the establishment of incentives and tying compensation to performance against established metrics, to align employees around the successful execution of our goals.
Selected Area of Oversight

Diversity, Equity and Inclusion
The Board’s commitment to review and guide management on our corporate culture and DEI initiatives is also reflected in our Corporate Governance Guidelines. The Board reviews the Company’s DEI progress semi-annually, and monitors our commitments, metrics and trends related to workforce representation, pay equity, advancement opportunities and culture/employee sentiment. The Board will continue to monitor our DEI commitments to enhance transparency and accountability.

Political Engagement and Disclosure
Political developments can have a significant impact on the Company and our stakeholders. We participate in the political process through regular engagement with public officials and policy makers. We make contributions to candidates, parties and political action committees from across the political spectrum that support policies that help advance our business strategy, including clean and renewable energy and efficient electrification. We will only make political contributions that comply with the law and adhere to our Political Engagement Policy. All contributions are approved by the most senior officer responsible for government affairs or the President and CEO. Exceptions to the Political Engagement Policy must be approved by the General Counsel.

Management publishes an annual report disclosing contributions from corporate funds to campaign committees, political action committees and ballot measure committees. The Nominating, Governance and Sustainability Committee reviews the annual report and the Political Engagement Policy annually and receives a report on any significant exceptions or waivers to the Political Engagement Policy. The Nominating, Governance and Sustainability Committee also annually reviews with management the strategic priorities for PGE’s political and policy lobbying and political contributions.

Additional information about our political contributions policies, including the annual report of political contributions, can be found on our website at https://investors.portlandgeneral.com/corporate-governance

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Item 1: Election of Directors	Table of Contents

Ethics and Compliance
To establish the foundation of our ethics and compliance culture, the Board has adopted a Code of Business Ethics and Conduct, which all directors, officers, and employees are expected to adhere to and affirm. The code covers all areas of workplace conduct, including conflicts of interest, unfair or unethical use of corporate opportunities, protection of confidential information, and legal and regulatory compliance. In addition, our CEO, CFO, and Controller must abide by the Financial Code of Ethics- Code of Ethics for Chief Executive and Senior Financial Officers. Employees are expected to report any violation of our ethics codes and may do so using a variety of methods, including an anonymous third-party hotline. In addition, the Audit and Risk Committee has also adopted procedures for receiving and addressing complaints regarding accounting, internal accounting controls, or auditing matters. The Audit and Risk Committee receives quarterly reports from our Ethics and Governance and Compliance departments on key compliance metrics and employee conduct matters. We provide anti-corruption training broadly to all employees, as well as specialized training for people-leaders, for employees in our procurement functions, and for employees who regularly interact with government officials as part of their work.

Find Our Ethics Codes Online
The Code of Business Ethics and Conduct and the Financial Code of Ethics- Code of Ethics for Chief Executive and Senior Financial Officers are available on our website at https://investors.portlandgeneral.com/corporate-governance or in print to shareholders, without charge, upon request to Portland General Electric Company, 121 SW Salmon Street, 1WTC1301, Portland, Oregon 97204, Attention: Corporate Secretary. Any amendments to either of these codes, and any waiver of the Code of Ethics for Chief Executive and Senior Financial Officers, and of certain provisions of the Code of Business Ethics and Conduct for directors, executive officers or our Controller, will be disclosed to our shareholders to the extent required by law.

SENIOR MANAGEMENT SUCCESSION PLANNING
Our Board understands that our people and our culture are vital to our continued success. We seek to attract and retain a talented, motivated, and diverse workforce and to maintain a culture that reflects our core values, our drive for performance, and our commitment to acting with the highest levels of honesty, integrity, and compliance.
Senior Management Succession
The Board believes CEO succession planning is one of its most important responsibilities. In accordance with our Corporate Governance Guidelines, the Board oversees CEO and senior management succession planning and talent development with the assistance of the Nominating, Governance and Sustainability Committee and the Compensation Culture and Talent Committee to ensure there is a pool of internal candidates who can assume executive officer positions.
At least annually, the Board reviews succession plans for senior management, which includes a review of the qualifications and development plans of potential internal candidates and diversity of the succession pipeline. Directors also regularly have an opportunity to meet and engage with potential internal senior management successors at Board, and committee meetings and during operational visits. In addition, the Compensation, Culture and Talent Committee regularly conducts in-depth reviews of development plans for promising management talent. The Board also maintains an emergency succession plan for the CEO, which is reviewed annually.
Human Capital Management
The Compensation, Culture and Talent Committee has primary responsibility for overseeing our human capital management programs. In addition to providing input on leadership succession planning and talent development, the Compensation, Culture and Talent Committee regularly engages with management on a broad range of human capital management topics, including health and safety, diversity and inclusion, pay equity, strategic workforce planning, employee engagement, employee well-being programs, and performance management.

34 | Portland General Electric	2024 Proxy Statement

Table of Contents	Item 1: Election of Directors

DIRECTOR COMPENSATION
We offer non-management directors both cash and equity compensation. Cash compensation is provided in the form of annual cash retainers for Board and committee service. Equity is provided in the form of an annual grant of restricted stock units with time-based vesting conditions (RSUs). Ms. Pope is not paid any additional compensation for her services as a director. Our 2023 director compensation arrangements are described below.

Annual Cash Retainer and Equity Awards	Amount ($)

Annual Cash Retainer for Board Service	70,000
Annual Cash Retainer for Board Chair	125,000
Annual Cash Retainer for Audit and Risk Committee Chair	20,000
Annual Cash Retainer for Other Active Standing Committee Chairs	15,000
Annual Cash Retainer for Committee Service (per committee)	20,000
Grant-Date Value of Annual RSU Award	145,000
Quarterly Cash Retainer
Directors' cash retainers for Board and committee service are paid quarterly in arrears. We also reimburse certain expenses related to Board service, including expenses related to attendance at Board and committee meetings. Directors are not paid meeting fees.
Annual Equity Awards
Under our 2023 equity compensation arrangements, each non-management director receives an annual grant of a number of RSUs determined by dividing $145,000 by the closing price of PGE's common stock on the grant date, rounding to the nearest whole share. Each award is fully vested when granted. Directors who join the Board during the year are awarded a pro rata portion of the annual award, based on the number of calendar months during which the director served on the Board that year.
Director Deferred Compensation Plan
Non-management directors first appointed or elected to the Board before April 23, 2019 are eligible to participate in our 2006 Outside Directors' Deferred Compensation Plan. The plan allows participants to defer the payment of Board retainers as well as any other form of cash compensation they may receive from PGE. Deferral elections must be made no later than December 15 of the taxable year preceding the year in which the compensation is earned. Deferrals accumulate in an account that earns interest at a rate that is one-half a percentage point higher than the annual yield on Moody’s Average Corporate Bond Index. Directors may elect to receive payments, which commence 65 days after the end of the month in which the participant separates from board service, under the plan in a lump sum or in monthly installments for a period of up to 180 months. Death benefits, which consists of the balance of the participant’s account including interest, are payable to the beneficiary commencing 65 days after the end of the month in which the participant dies in the same form as elected for payments at separation from service. These benefits are unfunded and depend on the continued solvency of PGE. The following directors/retired directors participate in our 2006 Outside Directors' Deferred Compensation Plan: Rodney Brown, Jack Davis, Kirby Dyess, and Michael Millegan.

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Item 1: Election of Directors	Table of Contents

Determination of Director Compensation
The compensation of our non-management directors is determined by the Board of Directors upon a recommendation from the Compensation, Culture and Talent Committee. The Compensation, Culture and Talent Committee makes its recommendation after receiving input from its independent compensation consultant and management. The Compensation, Culture and Talent Committee retained FW Cook to evaluate and make recommendations regarding director compensation for 2023. FW Cook's evaluation included identifying industry trends and market data for directors' compensation, reviewing and identifying peer group companies, and evaluating director compensation data for these companies. Management's input focuses on compliance, legal and administrative matters.
In July 2023, the Compensation, Culture and Talent Committee recommended and the Board agreed to adjustments to non-management director compensation to bring them into reasonable alignment with the market. Based on recommendations from FW Cook, the Compensation, Culture and Talent Committee recommended and the Board agreed to increase the equity compensation for directors to $145,000.
2023 Director Compensation Table
The table below shows the compensation earned by each individual who served as a director during the year ended December 31, 2023, with the exception of Ms. Pope, whose compensation is described in the Summary Compensation Table and related tables and disclosure beginning on page 66.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	All Other Compensation ($)(3)	Total ($)

Rodney Brown(4)	55,000	—		55,000
Jack Davis(4)	107,500	—	834	108,334
Dawn Farrell	110,000	144,973		254,973
Mark Ganz	110,000	144,973		254,973
Marie Oh Huber	110,000	144,973		254,973
Kathryn Jackson	130,000	144,973		274,973
Michael Lewis	125,000	144,973		269,973
Michael Millegan	110,000	144,973		254,973
Lee Pelton	125,000	144,973		269,973
Patricia Pineda	121,250	144,973		266,223
James Torgerson	207,500	144,973		352,473
1.Amounts in this column include all fees earned for Board and committee service, regardless of whether such amounts were deferred under our 2006 Outside Directors' Deferred Compensation Plan.
2.Amounts in this column represent the aggregate grant date fair value of RSU awards made in 2023, computed in accordance with FASB ASC Topic 718, Compensation - Stock Compensation, without considering estimated forfeitures, based on the NYSE closing price of our common stock on the grant dated July 21, 2023.
3.Mr. Davis was provided with a fringe benefit related to spousal travel for his final Board meeting with the Company. No other compensation was paid in 2023.
4.Mr. Brown and Mr. Davis served as directors until their Board terms ended on April 20, 2023.

36 | Portland General Electric	2024 Proxy Statement

Item 2: Advisory Vote on Executive Compensation
Our executive compensation programs are designed to attract and retain highly qualified executive officers and to provide them with incentives to advance the interests of our stakeholders, which include our shareholders, our customers, our employees and the communities we serve. Our programs are described in accordance with the requirements of Section 14A of the Exchange Act and the related rules of the SEC, including the Compensation Discussion and Analysis, the compensation tables, and the accompanying narrative discussion.
We are asking our shareholders to indicate their support for the compensation of our named executive officers as described in this Proxy Statement by voting to approve the resolution set forth below. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this Proxy Statement.
Accordingly, we will ask our shareholders, on a non-binding advisory basis to vote “FOR” the following resolution at the Annual Meeting:

What are you voting on? We are asking shareholders to approve, on an advisory basis, the compensation paid for 2023 to the executive officers named in the Summary Compensation Table.

"FOR" The Board of Directors unanimously recommends a vote "FOR" the approval of the compensation of our named executive officers, as disclosed in this Proxy Statement.
“RESOLVED, that the shareholders of Portland General Electric Company (the “Company”) approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in the Compensation Discussion and Analysis, the 2023 Summary Compensation Table and the other related tables and disclosure in the Proxy Statement for the Company’s 2024 Annual Meeting of shareholders.”

Approval of this proposal will require that the number of votes cast in favor of this proposal exceeds the number of votes cast against this proposal. As an advisory vote, this proposal is not binding on PGE or the Compensation, Culture and Talent Committee. However, the Compensation, Culture and Talent Committee and the Board value the opinions expressed by shareholders in their votes on this proposal and will consider the outcome of the vote when making future compensation decisions regarding named executive officers.
PGE solicits this advisory vote on an annual basis. It is expected that the next say-on-pay vote will occur at the 2025 annual meeting of shareholders.

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Compensation, Culture and Talent Committee Report
The Compensation, Culture and Talent Committee has reviewed and discussed with management the following Compensation Discussion and Analysis and has recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into the company's Annual Report on Form 10-K for the fiscal year ended December 31, 2023.
MEMBERS OF THE COMPENSATION, CULTURE AND TALENT COMMITTEE
•Patricia Salas Pineda (Chair)
•Mark Ganz
•Marie Oh Huber
•Michael Lewis

38 | Portland General Electric	2024 Proxy Statement

Compensation Discussion and Analysis
The 2023 compensation of our named executive officers appropriately reflects their significant contributions to the Company's strong progress towards long-term growth in 2023, while navigating historic power market volatility and executing well in the face of severe weather. The Compensation Discussion and Analysis explains the guiding principles and practices upon which our compensation program is based, the elements of our executive compensation program, and the compensation paid to our named executive officers.

MS. POPE is President, Chief Executive Officer and a member of the Board of Directors of PGE. She was appointed President on October 1, 2017 and Chief Executive Officer on January 1, 2018. She served from 2013 to 2017 as senior vice president of Power Supply, Operations and Resource Strategy, overseeing PGE’s generation plants, energy supply portfolio, and long-term resource strategy. Ms. Pope joined PGE in 2009 as Senior Vice President of Finance, Chief Financial Officer and Treasurer. She served on PGE’s Board of Directors from 2006 to 2008. Prior to joining PGE, she served as Chief Financial Officer for Mentor Graphics Corporation and held senior operating and finance positions within the forest products and consumer products industries. She began her career in banking with Morgan Stanley.
EDUCATION
BA, College of Arts and Sciences, Georgetown University
MBA, Stanford Graduate School of Business
For more information, see Ms. Pope’s bio in Our Board of Directors on page 20.

Maria Pope President and CEO

MR. AJELLO served as the Chief Financial Officer and Senior Vice President of Finance and Treasurer at PGE from January 1, 2021 until his retirement from these roles on June 30, 2023. Mr. Ajello served in a senior advisor role through August 31, 2023 focused on special projects and onboarding the Company's new CFO. He also served as the Corporate Compliance Officer from 2022 until his retirement. He joined PGE in November 2020 as a senior advisor prior to his transition to the CFO role, bringing an extensive background in both energy and finance, including serving as executive vice president and CFO for Hawaiian Electric Industries (HEI) from 2009 to 2017. In 2020, he became an independent director of HEI’s Hawaiian Electric Company. He also serves on the Board of Dimension Renewable Energy. Prior to joining HEI, Mr. Ajello served as senior vice president of Business Development at Reliant Energy and spent 15 years as managing director of the Energy and Natural Resources Group of UBS Warburg/UBS Securities.
EDUCATION
BA, State University of New York Oneonta
MPA, Syracuse University
Graduate, Advanced Management Program of the European Institute of Business Administration (INSEAD)

James Ajello Former Senior Vice President, Finance, Chief Financial Officer, Treasurer and Corporate Compliance Officer

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MR. TRPIK leads PGE’s accounting, finance, tax and investor relations departments. He joined PGE in 2023 with deep expertise in financial planning and analysis, capital allocation, cost management, risk management, financial systems, accounting, tax and investor communications, among other functions from his prior service of over 20 years in senior leadership positions with Exelon - one of the nation’s largest utilities – including most recently as senior vice president and chief accounting officer. Prior to that role, he served as Senior Vice President and CFO of their largest subsidiary. Mr. Trpik serves as the vice chairman of trhe board at the School of the Art Institute of Chicago as well as a member of the Florida State University Accounting Professional Advisory Board.

EDUCATION
Florida State University College of Business
BS, Accounting and BS, Finance

Mr. Trpik is a certified public accountant.

Joseph Trpik Senior Vice President, Finance and Chief Financial Officer

MR. FELTON leads PGE’s utility operations groups, including generation, distribution, wildfire and operational compliance, engineering, project management, environmental, corporate security, safety, supply chain and other operations-focused areas. Felton joined PGE in 2023 and is a seasoned executive with over three decades of experience in the energy industry. . He has held a variety of senior leadership positions including as senior vice president of Energy Supply at DTE, senior vice president of Electric Operations and vice president of Power Delivery at NIPSCO a subsidiary of NiSource, and executive director of Electric Systems Operations and Maintenance at Consumers Energy. Mr. Felton serves on the Association of Edison Illuminating Companies (AEIC) Board of Directors, and the Electric Power Research Institute (EPRI) National Response Executive Committee. He has served on the boards of CMS Energy Foundation, MEA Energy Association, ReliabilityFirst Corporation and the Northwest Indiana and South Central Michigan Food Banks. He is an active member of the American Association of Blacks in Energy.

EDUCATION
BS Business Management, University of Phoenix
MBA, Spring Arbor University

Benjamin Felton Executive Vice President, Chief Operating Officer

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MS. ESPINOSA leads PGE's legal, governance, compliance, communications, public affairs and sustainability teams, as well as PGE's long term resource planning process. She joined PGE in 2021 as Deputy General Counsel and Corporate Secretary. Ms. Espinosa has over 18 years of legal and risk management experience in the utility and energy industries with a focus on board governance and power operations structuring and origination. Before joining PGE, she held leadership positions with Sempra Energy and General Electric. Ms. Espinosa was formerly on the board of the Portland Metro Chamber (formerly Portland Business Alliance) and, beginning in 2024, the PGE Foundation, where she serves as Board Chair. Ms. Espinosa has served on the boards of Big Brothers Big Sisters and the Corporate Director Forum.
EDUCATION
Law, Universidad de Los Andes (Bogotá, Colombia)
JD, magna cum laude, Southern Methodist University, Dedman School of Law
LLM, Southern Methodist University Dedman School of Law.
Ms. Espinosa is admitted to the Texas State, New York State and Oregon State Bar.

Angelica Espinosa Senior Vice President, Chief Legal and Compliance Officer

MR. KOCHAVATR is responsible for customer solutions and information systems at PGE. He joined the Company in 2018.
Before joining PGE, Mr. Kochavatr was Senior Vice President and CIO at SUEZ Water Technologies & Solutions. Prior to that, he held several CIO and global leadership roles during his 16 years at General Electric (GE) across the Energy, Aviation, Oil & Gas and Capital divisions, focused on building and integrating technologies to grow large-scale infrastructure businesses. Mr. Kochavatr began his career in early stage, venture capital funded technology start-up companies. He currently serves as Chair Emeritus of the Technology Association of Oregon and has served on the board of Pearl S Buck International.
EDUCATION
BA, University of California, Los Angeles
MBA, University of Chicago, Booth School of Business

John Kochavatr Vice President Customer & Digital Solutions and Chief Information Officer

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COMPENSATION DISCUSSION AND ANALYSIS TABLE OF CONTENTS

Setting Executive Compensation	43
PGE VS. 2023 PEER GROUP	46
2023 Executive Compensation	46
COMPENSATION ELEMENTS	46
PERFORMANCE -CONDITIONED COMPENSATION	47
BASE SALARIES	47
ANNUAL CASH INCENTIVE AWARDS	48
2023 ACI PROGRAM TARGET AWARDS	49
2023 ACI PROGRAM RATIONALE FOR SELECTION OF PERFORMANCE METRICS	50
2023 ACI PROGRAM GOAL WEIGHTINGS	52
2023 ACI PROGRAM PERFORMANCE RESULTS	52
NAMED EXECUTIVE OFFICER ANNUAL INCENTIVE AWARD PAYOUTS	55
LONG-TERM INCENTIVE AWARDS	55
CALCULATION OF TOTAL LTI AWARD OPPORTUNITY	56
2023 PSU AWARDS	57
RATIONALE FOR LTI AWARDS DESIGN	57
2023 PSU AWARD METRICS AND PAYOUT CALCULATION	58
2023 RSU AWARDS	58
OTHER TERMS OF THE PSU AND RSU AWARDS	58
2021 - 2023 PSU AWARD PAYOUT	59
BENEFITS PLANS	60
Other Compensation Policies and Practices	62
RISK MANAGEMENT	62
ANNUAL INDEPENDENT COMPENSATION RISK ASSESSMENT	63
ANTI-HEDGING AND PLEDGING POLICY	63
STOCK OWNERSHIP POLICY	64
EQUITY GRANT PRACTICES	64
INCENTIVE COMPENSATION CLAWBACK AND CANCELLATION POLICY	65
IMPACTS OF REGULATORY REQUIREMENTS	65

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SETTING EXECUTIVE COMPENSATION
The Role of the Compensation, Culture and Talent Committee. The Compensation, Culture and Talent Committee, consisting entirely of independent directors, establishes our compensation philosophy and practices and develops, reviews and approves the compensation of the Company’s executive officers.
The Compensation, Culture and Talent Committee’s executive compensation determinations are the result of the Compensation, Culture and Talent Committee’s business judgment, which is informed by the experience of its members and input provided by its independent compensation consultant, our CEO (other than with respect to her own compensation), other members of management, and shareholders.
Each year, the Compensation, Culture and Talent Committee conducts an evaluation of the Company's executive compensation program to determine any appropriate changes. In making this determination, the Compensation, Culture and Talent Committee may consult with its independent compensation consultant and management, as described below; however, the Compensation, Culture and Talent Committee makes final decisions regarding the compensation paid to our named executive officers based on its own judgment.
In determining whether to make changes to our executive compensation program, the Compensation, Culture and Talent Committee may consider a number of factors, including, but not limited to, the size, scope, and performance of our business, evolving compensation trends, financial goals, shareholders’ interests and peer comparisons as described below.

Key Actions of Compensation, Culture and Talent Committee	Annual review of executive officers' performance
Establishes base salaries, annual cash awards and equity awards for all executive officers other than the CEO, unless approved by the independent directors acting as a committee
Recommends base salary, annual cash awards and equity awards for the CEO

Key Actions of Independent Directors	Annual review of CEO performance
Considers recommendations of the Compensation, Culture and Talent Committee and approves base salary, annual cash awards and equity awards for the CEO
The Role of the Compensation Consultant. The Compensation, Culture and Talent Committee selects and retains the services of its own independent compensation consultant and annually reviews the performance of the consultant. As part of the review process, the Compensation, Culture and Talent Committee considers the independence of the consultant in accordance with SEC and NYSE rules.
During 2023, the Compensation, Culture and Talent Committee’s independent compensation consultant, FW Cook, provided no services to the Company other than services for the Compensation, Culture and Talent Committee, and worked with the Company’s management, as directed by the Compensation, Culture and Talent Committee, only on matters for which the committee is responsible.
At the Compensation, Culture and Talent Committee’s request, FW Cook regularly attends committee meetings. FW Cook also communicates with the Compensation, Culture and Talent Committee or the Chair of the Compensation, Culture and Talent Committee outside committee meetings regarding matters related to the committee’s responsibilities. FW Cook prepares a comprehensive compensation risk assessment study to evaluate whether the Company's compensation programs are likely to create a material risk for the Company.
In 2023, the Compensation, Culture and Talent Committee generally sought input from FW Cook on a range of external market factors related to the Company's compensation programs, CEO pay, and other evolving compensation trends, including legislative developments and best practices, appropriate market reference points, and market compensation data. FW Cook reported on and provided market compensation data and trends regarding director compensation

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programs and general observations about management’s recommendations regarding the amount and form of compensation for our named executive officers.

Key Actions of Independent Consultant	Advises the Compensation, Culture and Talent Committee on compensation plan design
Advises the Compensation, Culture and Talent Committee on appropriate compensation levels, trends and legislative developments
Performs annual compensation risk assessment for consideration by the Compensation, Culture and Talent Committee
In addition, management has engaged its own compensation consultant, Willis Towers Watson, to assist with a variety of design compensation matters, including compensation benchmarking and the development of recommendations on compensation program design.
The Role of the Chief Executive Officer. At the Compensation, Culture and Talent Committee's request, Ms. Pope provides input regarding the performance and compensation of the other named executive officers. The Compensation, Culture and Talent Committee considers Ms. Pope’s evaluation and her direct knowledge of each named executive officer’s performance and contributions when making compensation decisions. Ms. Pope is not present during the Compensation, Culture and Talent Committee's, or the Board's, voting or deliberations regarding her own compensation.

Key actions of CEO	Provides input on executive officers' performance
Makes recommendations on compensation plan design
Provides information about Company's performance relative to incentive plan goals
The Role of Shareholders. Shareholders are provided the opportunity to cast an annual advisory vote on the compensation of our named executive officers and have indicated their strong support for the compensation of our named executive officers in each of the past five years. Most recently, 98% of votes cast on the say-on-pay proposal at the 2023 annual meeting voted in favor of our executive compensation program. We have ongoing discussions with many of our shareholders regarding various corporate governance topics, including environmental, social, and governance, executive compensation, and related trends. In addition, in 2023, we conducted a proactive outreach program with the governance teams of our largest shareholders. The Compensation, Culture and Talent Committee considers these discussions while reviewing our executive compensation program and will continue to consider shareholder feedback and the results of say-on-pay votes when making future compensation decisions.
The Role of Market Data and Peer Companies. The Compensation, Culture and Talent Committee considers compensation market comparisons to ensure the competitiveness of the Company's executives’ pay. The Compensation, Culture and Talent Committee views the labor market for our most senior positions as a nationwide, broad cross-section of companies in various industries, and recognizes that this labor market varies by position. The use of both general industry and utility benchmarking data reflects the competitive labor market from which we recruit executives. For the 2023 executive compensation program, the Compensation, Culture and Talent Committee evaluated pay by reference to the 50th percentile of the relevant market, reviewing data in total and by comparison (base salaries, incentive awards and equity awards). Positions relative to the 50th percentile may vary based on factors such as time in position, experience, qualifications, performance, and considerations of internal equity.
Actual compensation for named executives may be higher or lower than target compensation, as it reflects actual performance and payouts under our performance-based annual incentive award and our long-term equity based incentive awards.

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When benchmarking executive pay, the Compensation, Culture and Talent Committee relies on benchmarking surveys, as well as publicly available information regarding the pay practices of a group of utility industry peer companies selected by our Compensation, Culture and Talent Committee each year. We use general industry survey data as appropriate to reflect the realities of the competitive marketplace for the Company’s talent needs for certain positions. The Compensation, Culture and Talent Committee reviews and approves peer group composition each year. With the assistance of FW Cook, the Compensation, Culture and Talent Committee identified groups of companies to serve as market reference points for compensation comparison purposes for 2023.
A peer group for 2023 compensation decisions was developed for reference consisting of companies that represent the best match with the Company based on the following criteria:
•Vertically Integrated Utility. Our peer companies should be vertically integrated utilities, with a business mix focused on either regulated electric operations or a balance of regulated electric and regulated gas operations.
•Minimal Non-Regulated Business Activities. Non-regulated businesses should not be key drivers of the financial performance and strategy of our peer companies.
•Comparable Size. Our peer companies should be within a reasonable range relative to key financial measures, including revenue, market capitalization, and enterprise value.
•Investment-Grade Credit Ratings. Our peer companies should have credit ratings that allow for financing at a reasonable cost in most market environments.
•Balanced Customer Mix. Our peer companies should have a balanced retail, commercial and industrial mix and service territories not overly reliant on one key customer or industry sector.
•Regulatory Environment. Our peer companies should have a comparable cost of service ratemaking process and allowed return on equity, as well as a history of allowed recovery on regulatory assets, fuel and power costs and prudently incurred deferred costs.
•Capital Structure. Our peer companies should demonstrate moderate leverage (generally less than 60% debt to total capitalization ratio) and no significant liquidity concerns.
•Growth Opportunities. The growth opportunities of our peer companies should be based primarily on regulated activities.
In the case of Northwest Natural Gas Company, we also considered geographic proximity, to the extent it could result in the Company serving as a potential competitor for executive talent.
For 2023 the Compensation, Culture and Talent Committee selected the following companies to serve as our compensation peer group:

2023 Peer Group

ALLETE, INC.	Black Hills Corporation	NiSource, Inc.	Pinnacle West Capital Corporation

Alliant Energy Corporation	Evergy, Inc.	Northwest Natural Gas Company	PNM Resources, Inc.

Avista Corporation	Hawaiian Electric	NorthWestern Corporation	Puget Energy, Inc.

	IDACORP, Inc.	OGE Energy Corp.

Based on data compiled by Willis Towers Watson at the time of our 2023 peer group review, PGE was positioned near the median of the peer group in terms of revenue and market capitalization:

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PGE VS. 2023 PEER GROUP

Revenue				PGE 48th Percentile

0	25	50	75	100

Market Capitalization				PGE 37th Percentile

0	25	50	75	100
The Role of Internal Equity. The Compensation, Culture and Talent Committee uses internal pay equity principles to determine the compensation for positions that are unique or difficult to benchmark against market and peer data. Internal equity is also considered in establishing compensation for positions considered to be equivalent in responsibilities and importance, especially where precise external data is not available.
In addition to internal equity, the Compensation, Culture and Talent Committee's executive compensation philosophy is to manage total target direct compensation around the market 50th percentile, with individual differentiation that considers factors such as individual performance, experience, scope and impact of each role and individual skills and competencies.
2023 EXECUTIVE COMPENSATION
Compensation Elements
The three components of the total direct compensation delivered in our program are: 1) Base Salary; 2) Annual Cash Incentive Awards; and 3) Long-Term Equity-Based Incentives. The following table describes the principal elements of our 2023 compensation program.

	Element	Form	Key Objective and Characteristics

Fixed	Base Salaries	Cash	Establish a market-competitive pay foundation that reflects each officer's experience, skills and performance and is intended to attract and retain executives

Performance Conditioned and Variable	Annual Cash Incentive Awards	Cash	Focus executive's attention on achievement of relatively short-term financial, operating and strategic goals that we believe will increase long-term shareholder value and benefit our customers

Based on Financial Performance (Net Income) (weighted at 40%), Operational Performance (weighted at 25%), Strategic Imperative Performance Goals (weighted at 25%) and Culture (weighted at 10%).

	Long-Term Equity-Based Incentive Awards	Equity	Directly aligns executives' pay with long-term value provided to shareholders, and benefits customers by enhancing executives' focus on the Company's long-term goals

Performance-Based Restricted Stock Units (weighted at 70% collectively) ROE/Allowed ROE EPS Growth Clean Energy TSR (used as a multiplier)

Service-Based Restricted Stock Units (weighted at 30% collectively) and vest ratably over three years

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Performance-Conditioned Compensation
A significant portion of our executives' total direct compensation is tied to Company performance. The following charts show that incentive compensation represented 83% of the 2023 target total direct compensation for our CEO and 75% of the 2023 target total direct compensation for our other named executive officers.

2023 Target Direct Compensation for Chief Executive Officer

■ Base Salary ■ Annual Cash Incentive ■ PSUs ■ RSUs ■ Performance-Conditioned

2023 Target Direct Compensation for Named Executive Officers other than the CEO

■ Base Salary ■ Annual Cash Incentive ■ PSUs ■ RSUs ■ Performance-Conditioned
Base Salaries
When setting annual base salaries of our named executive officers, the Compensation, Culture and Talent Committee considers market data provided by its independent compensation consultant, internal pay equity, the Company's financial results and size relative to peer companies.
The independent members of our Board approved our CEO’s 2023 base salary after receiving a recommendation from the Compensation, Culture and Talent Committee. This determination was based on a comprehensive review of Ms. Pope's performance for 2022.
The Compensation, Culture and Talent Committee considered the recommendations of our CEO and market data before setting the 2023 salaries of our other named executive officers. Base salary recommendations are based on a variety of considerations, including market competitiveness, individual performance and qualifications, internal pay equity and retention risk.
The table below shows the base salaries of our named executive officers for 2022 and 2023.

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Name	2022 Salary ($)	2023 Salary ($)(1)	Annual Increase

Maria Pope	1,000,000	1,070,000	7%
James Ajello (2)	650,100	675,000	4%
Joseph Trpik (3)	—	600,000	—%
Benjamin Felton (4)	—	650,000	—%
Angelica Espinosa (5)	424,900	500,000	18%
John Kochavatr	430,000	475,000	10%
1.This table reflects annualized salary regardless of the start or termination date for the named executive officer, as applicable.
2.Mr. Ajello left the Company on August 31, 2023 after retiring from his officer positions effective June 30, 2023 and serving in a senior advisor role from July 1, 2023 through August 31, 2023.
3.Mr. Trpik joined the Company on June 30, 2023.
4.Mr. Felton joined the Company on April 3, 2023.
5.Ms. Espinosa was originally awarded a 2023 increase to $450,000 in January of 2023; effective June 7, 2023, Ms. Espinosa was awarded an additional increase to $500,000 for the additional responsibility of corporate compliance and public affairs.

Annual Cash Incentive Awards
OVERVIEW
Our Annual Cash Incentive Plan (ACI Plan) is a variable, at-risk component of our named executive officer's compensation and is aligned with the Company's financial, operational and strategic imperative goals, as established each year by the Compensation, Culture and Talent Committee.
The annual cash incentive program provides payout opportunities based on the achievement of predetermined financial, operating and strategic goals that require our named executive officers to meet high standards of performance.
For 2023, the Compensation, Culture and Talent Committee selected key quantitative financial and operating performance metrics as part of the 2023 ACI Plan: Net Income, Customer Satisfaction, Electric Service Power Quality and System Reliability, and Generation Plant Reliability. In addition, the Compensation Culture and Talent Committee selected three equally weighted strategic imperative goals: Increase Operational Efficiency; Deliver Clean, Integrated Customer Solutions; and Public Support and Policy. The Compensation Culture and Talent Committee included two Culture goals: Employee Engagement and Diversity, which was divided into Leadership Diversity and Supplier Diversity. For each category the Compensation, Culture and Talent Committee assigned a target score and potential score range reflecting the relative weight given the goal category. Specific quantitative scores were set for goals that comprised most of the target score.
The formula for calculating awards under our 2023 ACI Program is shown below:

AWARD EARNED	=	TARGET AWARD	X	FINANCIAL PERFORMANCE % X 40%	+	OPERATING PERFORMANCE % X 25%	+	STRATEGIC IMPERATIVE PERFORMANCE % X 25%	+	CULTURE X 10%

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Under the formula above, award payouts are determined by multiplying each officer’s target award by a “performance percentage” based on the achievement of financial, operating, strategic imperative and culture goals during the year.
Unless the threshold goal is achieved for a performance measure, there is no payout for that performance measure. The Compensation, Culture and Talent Committee may, in its judgment, exclude the impact of unusual, non-recurring events that occur during the year. When setting the goals for 2023, the Compensation, Culture and Talent Committee considered many factors, including the alignment between appropriate payout opportunities and strong financial results at threshold, target, and maximum performance goal levels.
Each of the performance percentages can range from 0% to 200%, with financial performance weighted 40%, operating performance weighted 25%, strategic initiatives weighted 25% and culture weighted 10%. This results in a maximum ACI award opportunity equal to 200% of the target award.
Vesting of an award generally requires continued employment until the date that payment is made under the award, but if an officer’s employment is terminated before that date due to retirement, death, or disability, the officer is entitled to a portion of the award, prorated based on the number of days served during the award year.

Key Metrics
In 2023, we replaced EPS with Net Income as the primary measure of our financial performance in our Annual Cash Incentive Plan. EPS growth will continue to be measured for our Long Term Incentive Plan. The use of Net Income is consistent with our peers, and maintains the focus on current year financial goals for the broader employee base.

2023 ACI Program Target Awards
Target awards for the named executive officers were established by multiplying their base salary paid in 2023 by an award multiple established by the Compensation, Culture and Talent Committee. The target awards of each of our named executive officers were close to the market median for their positions. (See page 44 for a discussion of how we evaluated the market-competitiveness of our executives’ compensation.)

Name	Target Award ($)*	Target Award as % of 2023 Base Salary* Paid

Maria Pope	1,224,308	115%
James Ajello	325,774	70%
Joseph Trpik (1)	420,000	70%
Benjamin Felton (2)	332,500	70%
Angelica Espinosa	332,898	70%
John Kochavatr	282,923	60%
* Includes the value of paid time off taken during the year and PTO transferred to the 2005 Management Deferred Compensation Plan (MDCP).
1.Per Mr. Trpik's terms of employment, 2023 annual cash incentive is based on his annualized base salary.
2.Mr. Felton's annual cash incentive is based on actual base salary paid since his hire date of April 3, 2023.

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2023 ACI Program Rationale for Selection of Performance Metrics

	Metric	Measurement	Why We Use this Metric

Financial	Net Income	Measured by the Company’s net income for the year	Net income is a driver of shareholder value creation in the regulated utility industry.

Operating	Customer Satisfaction
Average of the Company’s residential, general business and key customer satisfaction scores on three independent utility industry surveys, where satisfaction is defined as a rating of 9 or higher on a 10-point scale

These ratings are weighted according to the Company’s annual revenues from each customer group. Customer satisfaction goals are updated annually based on estimated ratings needed to achieve 50th, 65th and 90th percentile rankings of the surveyed companies.
Customer satisfaction is a measure of our ability to run our business in a way that meets the needs of our customers.

	Electric Service Power Quality and System Reliability	SAIDI (a standard industry measure for outage duration), which is equal to the total number of minutes an average customer experiences service interruption during the year	Delivering reliable electric service is our Company’s core business. Outage duration is a fundamental measure of service reliability that our customers care about.

Generation Plant Reliability
A split between generation availability (75%) and third quarter forced outage for thermal plants (25%). Availability is the amount of time that a generating plant is able to produce electricity during the year (determined by subtracting from total hours in the period all maintenance outage hours, planned outage hours and forced outage hours), divided by the number of hours in the year. To set the maximum, target and threshold performance levels for this goal, we established individual plant goals, which were then weighted to produce overall performance targets. Third quarter forced outage for thermal plant plans measures unplanned outages during the most critical summer months for thermal plants to be available
Our ability to achieve our financial objectives and serve our customers depends in part on our generation plants’ delivery of reliable and affordable power.

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Strategic	Scale customer solutions that deliver value
Measured by progress in the following areas:
•Accelerate adoption of prioritized offerings for customers to achieve their individual goals
•Effectively plan, forecast and connect new load and distributed resources
•Pursue federal and state funds to support affordability, resiliency and advancement of the grid
Provide exceptional value by ensuring the availability and affordability of products and programs to support customers on their energy journey.
	Drive enterprise operational excellence and innovation	Measured by progress in the following areas: •Injury management •Strategic innovation •Enterprise resource planning through system replacement and efficiency improvements	Enhance internal processes and practices to improve business outcomes and competitiveness

Ensure resource adequacy as we decarbonize
Measured by progress in the following areas:
•Regional partnerships and resource acquisition
•Virtual power plant platform
•Develop and publicly share decarbonization plans and continue alignment of resource planning activities
Acquire clean energy resources and capacity to achieve annual carbon reduction targets and ensure system reliability

Culture	Employee Engagement	Measured by the results from the following two questions in the employee satisfaction survey: •How happy are you working at PGE? •I would recommend PGE as a great place to work	PGE is focused on ensuring employees are engaged in a meaningful way in order to achieve our goals and deliver results.

	Leadership Diversity	Measured by the total percent of leaders who identify as female and the percent of leaders who identify as black, indigenous and people of color.	PGE values gender, racial and ethnic diversity and believes a diverse employee population will achieve better performance. DEI is part of the fabric of how we operate and serve our communities.

	Supplier Diversity	Measured by the total percentage of spend with diverse suppliers over total addressable procurement spend.	PGE is committed to increased external outreach as part of our belief in diversity.

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2023 ACI Program Goal Weightings
The weightings assigned to the 2023 ACI Program goals for each of the named executive officers are shown below.

40%	25%	8.3%	8.3%	8.3%	5%	2.5%	2.5%

■ Net Income	■ Strategic Initiatives	■ Electric Service Power Quality	■ Generation Reliability
■ Customer Satisfaction	■ Employee Engagement	■ Leadership Diversity	■ Supplier Diversity
2023 ACI Program Performance Results
In February 2024, our Compensation, Culture and Talent Committee met to review the following performance results for the awards:

Financial Performance.	Operating Performance.

Our 2023 net income was $228 million, or 87% of target which resulted in a performance percentage of 57% for the named executive officers.
Operating performance resulted in a performance percentage of 137% for the named executive officers. Customer Satisfaction, Distribution Reliability performance with respect to SAIDI, and Generation Plant Reliability were below target level.

Progress on Strategic Initiatives.	Culture.

Results for our strategic goals were close to or above target, resulting in an overall performance percentage of 113%. Highlights of our progress toward our 2023 strategic goals are included on the following page.
Leadership diversity and supplier diversity were above target and employee engagement was just below target, resulting in an overall performance percentage of 123%.

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Below are highlights of our progress toward our 2023 strategic goals.
Increase Operational Efficiency	Advance clean energy and system reliability	Increase system availability and customer engagement

•Introduced comprehensive injury prevention and management program, OSHA recordable incident rate decreased by 44%
•Total vehicle incidents decreased by 21% and avoidable vehicle incidents decreased by 39%
•Thermal plants performed reliably in a challenging third quarter as the region faced high power prices and reduced available capacity
•Deployed Customer to Meter (C2M) platform and Enterprise Resource Planning (ERP) solution, expanding digital tools, security and lowering costs
•Expanded Advanced Distribution System Management (ADMS) functionality
•Completed installation of new/enhanced fence detection systems and cameras at 35 substations, 113 control houses, three telecommunications sites, and five generation plants
•Achieved best customer effort score measuring the customer new connection process since 2017

•Invested $1,462 million in capital for system hardening and resiliency infrastructure, designed for transmission, distribution and grid modernization
•With our partners, received over $300 million in federal grant funding to date, including: a $250 million US Department of Energy grant for critical transmission upgrades; a $50 million DOE grant to a PGE-led consortium for smart grid chip technology; and, over $14 million to PGE and partners for energy workforce development, transportation electrification, cybersecurity, and emergency readiness
•Filed Integrated Resource Plan to articulate our long term resource needs
•Acquired 475 MW of new battery storage representing the second largest procurement in the United States
•Increased PUD hydro agreements from 450 MWs to 965 MWs, expanding capacity and management capabilities
•Completed Faraday Repower & Resiliency Project
•Continued position as #1 ranked renewable power program in the United States
•Approval of 2023 Wildfire Mitigation Plan and first filing of multi-year capital plan

•Partnered with the Confederated Tribes of the Warm Springs Reservation of Oregon to advance a major transmission upgrade, funded in part by grant from the U.S. Department of Energy
•Collaborated with Pacific Northwest Hydrogen Association to repurpose the former Boardman Coal Plant site to advance clean energy technologies
•Expanded Virtual Power Plant to include solar and electric vehicles, increasing visibility to VPP potential by 450 MW
•Customer actions reduced load by 90+ MW at the hottest time of day, avoiding outages and increasingly volatile power markets during a record heat event
•Advanced low-income programs to protect most vulnerable customers
•Launched PGE+ a new online platform that guides customers through selection, installation and financing of programs to advance electrification

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Compensation Discussion and Analysis	Table of Contents

	Performance Levels

Metrics	Threshold 50% Payout	Target 100% Payout	Maximum 200% Payout	Actual	Calculated Performance %

Financial Goal					57.20%
Net Income (in millions)	$222.36	$261.60	$300.84	$228.01
Operating Goals					136.69%
Generation Reliability(1)
Generation Plant Availability	82.29%	85.11%	87.56%	86.50%
Third Quarter Forced Outage	6.03%	4.11%	3.01%	2.07%
Customer Satisfaction	51.00%	58.00%	64.00%	55.79%
Electric Service Power Quality and System Reliability	134.00	108.00	89.00	96.92
Strategic Initiatives(2)				2.27	113.33%
Increase Operational Efficiency	"1" rating	"2" rating	"4" rating	2.17
Deliver Clean, Integrated Solutions	"1" rating	"2" rating	"4" rating	2.93
Public Support and Policy	"1" rating	"2" rating	"4" rating	1.70
Culture					122.87%
Employee Engagement	70	75	80	73.00
Leadership Diversity Women	30%	33%	36%	35.05%
Leadership Diversity BIPOC	20%	24%	26%	27.45%
Supplier Diversity	12%	17%	20%	18.42%
1.Generation Reliability metric is one-third of the total operating goals and is a split between Generation Plant Availability, which is weighted 75% of Generation Reliability metric, and Third Quarter Forced Outage of our Thermal Plants, which is weighted 25% of the total Generation Reliability metric.
2.Based on a qualitative assessment of progress on the specific projects identified for each Strategic Initiative. Performance results for each project were rated by the Compensation, Culture and Talent Committee on a 0 to 4 scale. These results were averaged, with each project weighted equally, to yield an overall score between 0 and 4 for each Strategic Initiative. Scores for the Strategic Initiatives were then averaged to yield an overall performance percentage for the Strategic Initiatives. A minimum rating of “1” was required to earn a 50% payout and a score of “4” would have yielded a payout of 200%.
In light of these performance results, the Compensation, Culture and Talent Committee approved payouts for named executive officer ACI Program participants that were 98% of their target awards.
The following table shows the ACI award payouts for our 2023 named executive officers.

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Named Executive Officer Annual Incentive Award Payouts

Name	Financial Performance %	Operating Performance %	Strategic Imperative Performance %	Culture Performance %	Award Payout ($)	Award Payout (% of Target)

Maria Pope	57.20%	136.69%	113.33%	122.87%	1,195,782	97.67%
James Ajello[1]	57.20%	136.69%	113.33%	122.87%	318,185	97.67%
Joseph Trpik	57.20%	136.69%	113.33%	122.87%	410,214	97.67%
Benjamin Felton	57.20%	136.69%	113.33%	122.87%	324,753	97.67%
Angelica Espinosa	57.20%	136.69%	113.33%	122.87%	325,142	97.67%
John Kochavatr	57.20%	136.69%	113.33%	122.87%	276,331	97.67%

Our Practice
Beginning in 2022, a culture metric based on our Guiding Behaviors was incorporated into our annual cash incentive plan. This change was intended to further motivate our executive team to meet high standards driven by our values in addition to strong financial, operations and strategic goals. The metric focuses on workforce engagement and diversity.

Long-Term Incentive Awards
OVERVIEW
We grant equity-based long-term incentive (LTI) awards to our executives and other key employees pursuant to our Stock Incentive Plan. The equity component of our named executive officers' compensation emphasizes long-term shareholder value creation through performance-based restricted stock unit (PSU) and time-based restricted stock unit (RSU) awards.
PSU awards are a substantial, at-risk component of our named executive officers' compensation tied to the Company's long-term performance. RSU awards align the interests of executive officers with the interests of our shareholders by promoting stability and retention of a high-performing executive team over the long term.
In 2023 we allocated 70% of our officers’ total LTI award opportunities to PSUs and 30% to RSUs.

Our 2023 LTI Award program is consistent with our compensation guiding principles	Compensation Guiding Principles	PSUs	RSUs
	Retention	✓	✓
	Incentives to achieve specific Company objectives	✓
	Alignment with shareholders	✓	✓
	Market-competitive pay	✓	✓
1 In 2023, the Compensation, Culture and Talent Committee exercised its discretion to pay Mr. Ajello a pro-rated award under the Annual Cash Incentive Plan in recognition of his efforts to onboard the Company's new CFO.

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CALCULATION OF TOTAL LTI AWARD OPPORTUNITY
The aggregate number of PSUs and RSUs we granted to our named executive officers was the product of their 2023 base salary and an award multiple, divided by the closing price of the Company’s common stock on the grant date:

# of PSUs and RSUs Granted	=	2023 Base Salary X Award Multiple / Grant Date Closing Common Stock Price
The table below shows the award multiples we used to calculate the awards for the named executive officers and the estimated value of the awards.

Name	Award Multiple	Target RSU Value* ($)	Target PSU Value* ($)	Total Target LTI Value* ($)

Maria Pope	3.80	1,219,800	2,846,200	4,066,000
James Ajello	1.50	303,750	708,750	1,012,500
Joseph Trpik	1.50	270,000	630,000	900,000
Benjamin Felton	1.50	213,750	498,750	712,500
Angelica Espinosa**	1.20	162,000	378,000	540,000
John Kochavatr	1.10	156,750	365,750	522,500
*    Assumes that the Company will perform at target levels over the PSU performance period. Values are based on the closing price of the Company’s common stock on the grant date. See “Grants of Plan-Based Awards” on page 68 for additional details.
**    In connection to the base salary increase effective June 7, 2023 for the added responsibility of corporate compliance and public affairs, Ms. Espinosa was awarded an increase in her LTI multiple from 1.2 to 1.3, with the expectation that the Compensation, Culture and Talent Committee would review her 2023 total target direct compensation including a 1.3 LTI multiple as the current approved multiple when reviewing total target direct compensation for 2024.

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2023 PSU Awards
Our 2023 PSU Award Program incorporates the following financial, strategic and market-based performance measures.
RATIONALE FOR LTI AWARDS DESIGN

Metric	Measurement	Why We Use this Metric

Return on Equity
The average of each of three consecutive years’ Accounting ROE as a percentage of Allowed ROE.
•“Accounting ROE” is defined as annual net income, as shown on the Company’s income statement, divided by the average of the current and prior year’s shareholders’ equity, as shown on the balance sheet.
•“Allowed ROE” is the return on equity that the OPUC permits the Company to include in the rates it charges its customers.
Reflects how successful the Company is at generating a return on shareholders' investment. Because the Company’s return on its investment can fluctuate based on OPUC rate case orders, we believe the appropriate measure of our ability to generate earnings on shareholder investments is Accounting ROE as a percentage of Allowed ROE, consistent with SEC reporting.

EPS Growth	3-year average of the Company’s EPS growth rate, where EPS growth for a given fiscal year is defined as the percentage change in EPS over the previous fiscal year.	Provides a direct measure of the rate at which the Company has increased its profitability. EPS is a driver of shareholder value creation.

Clean Energy	Average megawatts of forecasted energy from carbon-free resources, Oregon Renewable Portfolios Standard-qualifying resources, and low-carbon emitting (i.e., > 95% carbon-free) systems of resources added to the Company’s energy supply portfolio during the performance period.	Creates incentive to reduce carbon potential in the Company’s energy supply portfolio in support of Oregon’s greenhouse gas emission reduction goals.

Relative TSR
TSR over the 3-year performance period relative to the TSR achieved by a comparison group of companies over the same period.
•The comparison group consists of peer companies approved by the Compensation, Culture and Talent Committee (ALLETE, Alliant Energy, Avista, Black Hills, Evergy, Hawaiian Electric, IDACORP, NorthWestern, OGE Energy, Otter Tail, Pinnacle West Capital and PNM Resources) on December 31, 2023, excluding those that have completed or announced a merger, acquisition, business combination, “going private” transaction or liquidation. Companies that are in bankruptcy will be assigned a negative one TSR.
•TSR measures the change in a Company’s stock price for a given period, plus its dividends (or other earnings paid to investors) over the same period, as a percentage of the stock price at the beginning of the period.
•To calculate the value of stock at the beginning and end of the period, we use the average daily closing price for the 20-trading day period ending on the measurement date.
•Relative TSR is determined by ranking PGE and the comparison group companies from highest to lowest according to TSR. The percentile performance of PGE relative to the comparison group companies is determined based on this ranking.
TSR is used as a modifier and is a direct measure of value creation for shareholders.

Use of relative rather than absolute TSR helps ensure that payouts reflect the Company’s relative performance rather than general market conditions.

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2023 PSU AWARD METRICS AND PAYOUT CALCULATION
In the first quarter of 2026, the Compensation, Culture and Talent Committee will determine the performance results for the 2023 PSU awards in accordance with the metrics and formula described in the table below, subject to any adjustments approved by the Compensation, Culture and Talent Committee pursuant to its authority under the Stock Incentive Plan.

Payout Metric(1)	Threshold (50% Payout)	Target (100% Payout)	Maximum (167% Payout)	Metric Weighting	Percentage of Target Shares Earned

Return on Equity	75% of Allowed ROE	90% of Allowed ROE	100% of Allowed ROE	33%	0% to 55.67%
EPS Growth	5.0%	6.0%	7.0%	33%	0% to 55.67%
Clean Energy	125 (MWa)	210 (MWa)	250 (MWa)	33%	0% to 55.67%
Payout % Subtotal			0% to 167%

Payout Multiplier Metric(2)	(80% multiplier)	(100% multiplier)	(120% multiplier)
Relative TSR	< 25th Percentile of Peer Companies	50th Percentile of Peer Companies	> 75th Percentile of Peer Companies	Payout Multiplier	80% to 120%
Total Percentage of Target PSU Award Earned			0 to 200%
1.Calculation of Payout Percentage Subtotal. At the end of the performance period, performance results are interpolated between threshold, target and maximum payout levels to determine payout percentages for each goal based on the schedule above. Results below threshold for any goal result in zero payouts for that goal. These results are weighted equally and added to determine a payout percentage subtotal.
2.Application of Payout Multiplier Based on Relative TSR Results: Performance results for Relative TSR are interpolated between threshold, target and maximum levels to determine a multiplier between 80% and 120%, which is applied to the payout percentage subtotal to determine a total percentage of the target award earned. For our 2023 PSU awards, the peer group for 2023 compensation decisions was utilized as the comparator group for the Relative TSR metric.
2023 RSU Awards
Each of our executive officers was awarded RSUs representing 30% of their total LTI award opportunity. Each year, on the anniversary of the grant date, one-third of the RSUs granted will vest, and vesting requires that the award recipient be employed by the Company on the vesting date. However, if the officer’s employment is terminated due to retirement (which requires five years of service with the Company or an affiliate and a minimum age of 55), death, or disability before the normal vesting date, a pro rata portion of the RSUs will vest. RSUs granted in 2023 also vest in accordance with the Rule of 75, which is described below. See the discussion of the RSUs on page 74 in the section below entitled “Potential Payments and Rights on Termination and Change in Control Benefits.”
OTHER TERMS OF THE PSU AND RSU AWARDS
Dividend Equivalent Rights. Under the 2023 PSU and RSU Awards, each named executive officer will receive a number of dividend equivalent rights (DERs) equal to the number of vested PSUs and/or RSUs. A DER represents the right to receive an amount equal to dividends paid on the number of shares of common stock equal to the number of the vested PSUs and/or RSUs, which dividends have a record date between the date of the grant and the end of the performance period. DERs are subject to the same vesting conditions as the PSUs or RSUs and will be settled in shares of common stock after the related PSUs and/or RSUs vest. The number of shares payable on the DERs will be calculated using the fair market value of PGE common stock as of the date the Compensation, Culture and Talent Committee determines the number of vested PSUs and/or RSUs.

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Service Requirement. Under our PSU and RSU awards, vesting of the PSUs and/or RSUs and their related DERs generally requires that the award recipient continue to be employed by the Company during the performance period. However, if the officer’s employment concludes due to retirement, death, or disability before the end of the three-year performance period, a ratable portion of the award will vest at the end of the performance period based on actual performance. See the discussion on page 74 in the section below entitled “Potential Payments and Rights on Termination and Change in Control Benefits.” Beginning with PSU and RSU awards issued in 2020, recipients who satisfy the “Rule of 75” are eligible for vesting of (i) their outstanding PSU awards based on performance results, and/or (ii) their outstanding RSU awards without regard to their termination before the end of the performance period or prior to the applicable vesting date. An individual satisfies the Rule of 75 if, on the date of his or her termination of employment, (i) the individual is at least age 55 and has no less than five years of service with the Company or its affiliates, and (ii) the individual’s age plus years of service equals at least 75. In the case of Mr. Ajello, the Compensation, Culture and Talent Committee determined that he would be given credit for his years of service in the industry prior to joining the Company in 2020 for purposes of the Rule of 75 as applied to him, and as a result, he received a full payout for each RSU and/or PSU award held upon retirement from his officer roles on June 30, 2023. The aforementioned service requirement combination of age plus years of service allowing full or pro rata payout of RSUs and/or PSUs were deemed to be met for each RSU and/or PSU award made or held by Mr. Ajello.
2021- 2023 PSU Award Payout
The payout under the PSU awards granted to our executive officers in 2021 was 104% of target, based on the following performance results:

Metric	Threshold (50% Payout)	Target (100% Payout)	Maximum (167% Payout)	Metric Weight	Actual	Percentage of Target Award Earned

Return on Equity	75% of Allowed ROE	90% of Allowed ROE	100% of Allowed ROE	33%	88.18%	31.31%
EPS Growth*	2.0% over prior year	2.5% over prior year	3.0% over prior year	33%	(5.30)%	—%
Clean Energy	70 (MWa)	120 (MWa)	145 (MWa)	33%	207	55.67%
		Payout % Subtotal:				86.97%

Payout Multiplier Metric	(80% multiplier)	(100% multiplier)	(120% multiplier)
Relative TSR	< 25th Percentile of EEI Regulated Index	50th Percentile of EEI Regulated Index	> 75th Percentile of EEI Regulated Index	Payout Multiplier	83rd Percentile	120.00%
		Total Percentage of Target PSU Award Earned				104.37%
*    Beginning EPS is final approved EPS for 2020 of $1.72 adjusted for trading loss resulting in a beginning EPS of $2.75.

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These results yielded the award values set forth in the table below:

	Number of PSUs Vested(1)	Award Payout Value ($)(2)

Maria Pope	59,350	2,572,229
James Ajello	12,820	555,619
Joseph Trpik(3)	—	—
Benjamin Felton(4)	—	—
Angelica Espinosa(5)	—	—
John Kochavatr	7,280	315,515
1.Includes dividend equivalent rights settled in shares per the terms of the awards.
2.Based on a $43.34 share price, which was the closing stock price of the Company’s common stock on December 31, 2023, the vesting date for the               awards.
3.Mr. Trpik joined the Company June 30, 2023 and was not a participant in the 2021-2023 performance awards.
4.Mr. Felton joined the Company April 3, 2023 and was not a participant in the 2021-2023 performance awards.
5.Ms. Espinosa joined the Company July 12, 2021 and was not a participant in the 2021-2023 performance awards.
The terms of our 2023 PSU awards are described more fully in this Proxy Statement under the heading “Long-Term Incentive Awards.”
BENEFITS PLANS
Our named executive officers also participate in certain benefit plans including: (1) health and welfare benefits and (2) retirement and savings benefits.
Health and Welfare Benefits
•Medical/Dental/Vision. Our executives are eligible to participate in our broad-based medical, dental and vision insurance programs. Non-union medical insurance is limited to high deductible health plans. For employees enrolled in our high deductible health plans, the Company also makes annual contributions to a health savings account.
•Wellness Program. All employees are eligible to participate in the Company’s wellness program, which offers a variety of benefits, including mental health benefits, financial counseling and the opportunity to earn Company health savings account contributions.
Retirement and Savings Benefits
•401(k) Plan. All of our employees are eligible to participate in the Company’s 401(k) Plan.
•Pension Plan. One named executive officer (Ms. Pope) participates in the Portland General Electric Company Pension Plan (Pension Plan). The Pension Plan was closed to new participants before our other named executive officers joined the Company. See page 72 of this Proxy Statement for a description of the basic benefit available to non-union employees under the Pension Plan.
•Deferred Compensation Benefits. Executives and other key employees are eligible to participate in our 2005 Management Deferred Compensation Plan, which permits participants to defer the payment of income as well as the value of a certain number of hours of paid time off, depending on the participant's paid time off program, but in no event does it exceed 160 hours of paid time off. Participants also earn interest on their account balances. See page 73 for details.

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Severance and Change in Control Benefits
Rationale for Providing Severance Pay Benefits. In 2021, the Compensation, Culture and Talent Committee approved the Company’s Amended and Restated Executive Severance Plan, effective July 27, 2021 (the “Severance Plan”) after reviewing information provided by the independent compensation consultant to better align the Company’s severance practice with current industry practice, including increasing the severance payments and benefits payable to eligible officers upon a qualifying termination. The Severance Plan superseded the prior Severance Pay Plan for Executive Employees.
Our policy regarding severance protection for named executive officers stems from its importance in retaining and recruiting executives and mitigating legal issues upon an employment separation. Executives have attractive opportunities with other companies or are recruited from well-compensated positions in other companies. To provide our officers with financial security to offset the risk of leaving for another company, if the employment of an eligible officer with the Company is involuntarily terminated without cause or due to a constructive termination (or a resignation for “good reason,”) in either case absent a change in control, the Severance Plan provides for the following severance payments and benefits:
•1.5 times the annual base salary for our CEO and 1.0 times the annual base salary for non-CEO executives;
•a pro-rata portion of annual cash incentive award based on target performance and the period of the award year served; and
•a lump sum equal to 18 months of continuation coverage under COBRA for our CEO and 12 months for all other eligible officers.
For purposes of the Severance Plan, a constructive termination (or a resignation for “good reason”) includes occurrences such as a material diminution in duties or salary, or a substantial relocation. Given that none of the named executive officers has an employment agreement that provides for fixed positions or duties, or for a fixed base salary or annual incentive award, we believe a constructive termination severance trigger is needed to continue to retain and attract executives. We do not provide excise tax gross-ups on change-in-control severance benefits for any of our executives. We do not believe named executive officers should be entitled to receive their cash severance benefits merely because a change-in-control transaction occurs. Therefore, the payment of cash severance benefits is subject to a double-trigger where an actual or constructive termination of employment must also occur before payment. Severance is always subject to the execution of a release of claims and adherence to non-competition and non-solicitation covenants.
Our Severance Plan also offers additional enhanced benefits if a change in control of the Company occurs and an eligible officer experiences a qualifying termination within 24 months following the change in control event. We believe the occurrence, or expected occurrence, of a change-in-control transaction would create uncertainty regarding continued employment for named executive officers. This uncertainty would result from the fact that many change-in-control transactions result in significant organizational changes, particularly at the senior executive level. To encourage the named executive officers to remain employed with the Company during a time when their prospects for continued employment following the change in control would be uncertain, and to permit them to remain focused on the Company’s interests, if the employment of an eligible officer with the Company is involuntarily terminated without cause by the Company or due to a constructive termination (or a resignation for “good reason”) in either case within a defined period of time after a change in control of the Company, the Severance Plan provides for the following severance payments and benefits:
•2.5 times the sum of annual base salary plus the target value of the executive’s annual cash incentive award for our CEO, 2.0 times for senior officers and 1.5 times for all other eligible officers;
•a pro-rata portion of annual cash incentive award based on target performance and the period of the award year served; and
•a lump sum equal to 30 months of continuation coverage under COBRA for our CEO, 24 months of continuation coverage under COBRA for our senior officers and 18 months for all other eligible officers.

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For detailed information on the estimated potential payments and benefits payable to our named executive officers if they terminate employment, including following a change in control of the Company, see “Potential Payments and Rights on Termination and Change in Control Benefits” on page 74.
Off-Cycle Compensation
On April 15, 2023, the independent directors, acting as a committee, granted Mr. Felton an inducement award of time-based restricted stock units as part of his employment offer. The award had a grant date value of $1,450,000, of which, $150,000 of the granted value vested immediately, $650,000 will vest on April 15, 2024 and the remaining $650,000 will vest on April 15, 2025.
On April 25, 2023, the independent directors, acting as a committee, granted Mr. Ajello an award of time-based restricted stock units with a grant date value of $250,000 which vested on August 31, 2024. Additionally, Mr. Ajello was awarded a 2023 annual cash incentive award, prorated to August 31, 2023. As discussed above, on February 10, 2022, the Compensation, Culture and Talent Committee amended Mr. Ajello’s 2021-2023 and 2022-2024 awards to provide credit for Mr. Ajello’s years of industry experience when applying the Rule of 75.

On June 30, 2023, the independent directors, acting as a committee, granted Mr. Trpik an inducement award of time-based restricted stock units as part of his employment offer. The award had a grant date value of $1,150,000, of which, $400,000 of the granted value vested immediately, $400,000 will vest on July 31, 2024 and the remaining $350,000 will vest on July 31, 2025.
On February 11, 2022, the independent directors, acting as a committee, granted Ms. Espinosa an award of time-based restricted stock units in recognition of her promotion to General Counsel. The award had a grant date value of $200,000 and vested in full on February 14, 2024.
OTHER COMPENSATION POLICIES AND PRACTICES
Risk Management
The Compensation, Culture and Talent Committee seeks to mitigate risk in our executive programs through the following policies and practices.
Our 2023 LTI plan includes the following risk mitigation features:
•Using multiple types of awards and performance measures, consisting of a market-based performance measure (relative total shareholder return), a financial performance measure (EPS growth), and a service-based measure (time-based restricted stock units)
•Measuring our total shareholder return against peer groups approved by the Compensation, Culture and Talent Committee
•Using multi-year performance periods to promote a longer-term performance horizon
•Limiting the maximum payout level for performance-based restricted stock unit awards to 200% of the target number of units (including reinvested dividend equivalents)
Our 2023 ACI Plan includes the following risk mitigation features:
•Limiting the payout at the maximum performance level to 200% of target
•Using a corporate financial performance measure that is based on the earnings reported in our financial statements, with certain adjustments that are limited and predefined and the potential for others related to unplanned or unforeseen items, all of which are made only after thoughtful consideration by the Compensation, Culture and Talent Committee

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•Incorporating Operational and Strategic Metrics, which are performance measures important to our business operations, in addition to the corporate financial performance measure
•Providing the Compensation, Culture and Talent Committee with negative discretion over certain incentive plan payouts
Annual Independent Compensation Risk Assessment
In 2023, as in prior years, the Compensation, Culture and Talent Committee engaged FW Cook to perform a comprehensive risk assessment of our compensation policies and practices. The assessment covered executive and non-executive plan design and oversight as well as other aspects of our compensation practices, as summarized below:

Equity Award Program	Cash Incentive Programs	Other Compensation Practices

•Equity grants •Payment timing and adjustments •Grant policies •Stock ownership guidelines and trading policies	•Pay mix •Performance metrics •Performance goals and payout curves •Payment timing and adjustments	•Incentive mix •Succession planning •Severance •Role of the Board of Directors
The finding of the report was that our programs do not encourage excessive risk taking and are not reasonably likely to have a material adverse effect on the Company. The report noted the following risk-mitigating features of our program, among others:
•Independent Board Oversight. The Compensation, Culture and Talent Committee oversees incentive pay programs at all levels of the organization. The CEO’s pay is set by all of the independent directors, acting as a group.
•Balanced Pay Elements. Our compensation program includes an appropriate balance in fixed and performance-conditioned pay, cash and equity, formulas and discretion, and short-term and long-term measurement periods.
•Robust Governance Policies. Policies are in place to mitigate compensation risk such as stock ownership guidelines, insider-trading prohibitions, and compensation clawbacks.
•Incentive Mix. Incentive awards cover multiple overlapping time frames, ranging from one-to-three years, dampening the impact of stock price and financial performance volatility in rewards. Multiple financial goals prevent an over-emphasis on any single metric.
•Risk-Adjusted Incentive Targets. Incentive award targets encourage improvements but not at levels that would encourage imprudent risk-taking.
Anti-Hedging and Pledging Policy
Under our Insider Trading Policy, all of our officers, employees and directors are prohibited from trading in options, warrants, puts and calls, or similar instruments on Company securities, or selling Company securities “short.” In addition, employees and directors may not purchase any financial instrument, or enter into any transaction, that is designed to hedge or offset a decrease in the market value of Company stock (including prepaid variable forward contracts, equity swaps, collars or exchange funds). Directors, officers and employees are also prohibited from purchasing Company securities on margin or pledging or otherwise encumbering Company securities. These prohibitions apply to family members living in the same household as such officer, employee or director, as well as entities directly or indirectly controlled by the officer, employee or director.

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Stock Ownership Policy
The Company has adopted a stock ownership and holding policy for our executive officers. The primary objectives of the policy are to create financial incentives that align the interests of executive officers with strong operating and financial performance of the Company and encourage executive officers to operate the business of the Company with a long-term perspective. The guidelines set minimum levels of stock ownership for our officers to achieve and maintain. For executive officers, the guidelines are:

Executive Level	Stock Ownership Guidelines
Chief Executive Officer	6x base salary
Chief Financial Officer, Executive and Senior Vice Presidents	3x base salary
Vice Presidents	2x base salary
Based on FW Cook's review of competitive benchmark data, we believe our stock ownership guidelines are aligned to prevalent market practices.
The policy does not require executive officers to immediately acquire shares in an amount sufficient to meet the holding requirement. However, until the holding requirement is met, executive officers are subject to certain restrictions on their ability to dispose of shares of Company stock. The CEO is required to retain 100% of her shares acquired prior to February 2011. All executive officers are required to retain an amount of shares equal to 50% of their net after-tax performance-based equity awards until the holding requirement is met. The number of shares required to satisfy the stock ownership requirements is re-calculated annually, based on the closing price of the Company’s common stock on the date of the calculation.
The Compensation, Culture and Talent Committee also reviews each officer’s holdings annually to ensure that appropriate progress toward the ownership goal is being made. All of our officers either meet the stock ownership requirement or are on track to do so as required under the policy. Our stock ownership policy for non-employee directors is described on page 25 of this Proxy Statement.
Equity Grant Practices
Under the terms of our Stock Incentive Plan, the Compensation, Culture and Talent Committee is authorized to make grants of equity awards but may delegate this authority as it deems appropriate. The Compensation, Culture and Talent Committee has delegated authority to our CEO to make annual discretionary grants of RSUs with performance-based or time-based vesting conditions to non-executive employees for the purposes of attracting and retaining qualified employees. For 2023, the maximum RSU value that the CEO was authorized to award was $1,000,000 in the aggregate and $100,000 per award. The Compensation, Culture and Talent Committee has not delegated the authority to make awards to executive officers.
The Compensation, Culture and Talent Committee expects to continue to grant equity awards to the executive officers and other key employees, and to delegate authority to our CEO to make limited discretionary equity awards for attraction and retention purposes to non-executives. We also expect to continue to make annual grants of restricted stock units with time-based vesting conditions to the Company’s directors.
The Compensation, Culture and Talent Committee has not adopted a formal policy governing the timing of equity awards. However, we have generally made awards to executive officers in the first quarter of the fiscal year, and we expect to continue this practice.

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Incentive Compensation Clawback and Cancellation Policy
The Company maintains an incentive Compensation Clawback and Cancellation Policy (Clawback Policy) administered by the independent members of the Board, that provides for the recoupment of incentive compensation if (1) the Company restates (as defined in the Clawback Policy) its financial statements and such recoupment is required under the NYSE listing standards or is otherwise determined appropriate by the independent directors, or (2) the independent directors determine that a current or former employee covered under the Clawback Policy has engaged in egregious misconduct resulting in actual or potential reputational or financial harm to the Company. The policy applies to current and former executive officers, participants in the Company’s ACI Plan, and recipients of awards under the Company’s Stock Incentive Plan (together, “Covered Employees”) as set forth below.
In the case of an accounting restatement, the Clawback Policy provides for the mandatory recovery from any current or former executive officer of covered cash- and equity-based incentive compensation paid or earned based on the achievement of financial performance measures in excess of the amounts that would have been paid or earned based on the restated financial results, unless such recovery is impracticable (as defined in the Clawback Policy). The independent directors have discretion to apply these recoupment provisions more broadly than required under the Clawback policy, including to any current or former Covered Employee.
In the case of egregious misconduct (as defined in the Clawback Policy), the Clawback Policy permits the recoupment from a Covered Employee of cash- and equity-based incentive compensation if such compensation is earned by or awarded to such Covered Employee during the three years preceding the date on which the Company discovers such misconduct. The independent directors have sole discretion in determining whether a Covered Employee has engaged in egregious misconduct and also may authorize the cancellation or forfeiture of unpaid or unvested incentive compensation.
Under the Clawback Policy, the independent directors have sole discretion to determine the method for recouping or canceling incentive compensation. A copy of the Clawback Policy is filed as Exhibit 97.1 to the Company's Annual Report on Form 10-K.
Impacts of Regulatory Requirements
Tax Deductibility of Compensation Expense. Section 162(m) of the Internal Revenue Code generally places a $1 million limit on the amount of compensation a publicly held company can deduct in any tax year on compensation paid to “covered employees.” Prior to the passage of the 2017 Tax Cuts and Jobs Act, performance-based compensation paid to our “covered employees,” such as annual cash incentives and performance-based RSUs, was generally excluded from this $1 million deduction limit. As a result of changes in the tax law, this previously-available exclusion for performance-based compensation is generally no longer available after 2017. While the Compensation, Culture and Talent Committee considers tax deductibility as one of many factors in determining executive compensation, the Compensation, Culture and Talent Committee will award compensation that it determines to be consistent with the goals of our executive compensation program even if such compensation is not tax deductible by the Company and may modify compensation that was initially intended to be tax deductible if it determines that such modifications are consistent with the Company’s business needs. Thus, a majority of the amounts payable under our executive compensation arrangements will not be tax deductible or, if initially intended to be tax deductible, may not actually receive this treatment.
Other Tax, Accounting and Regulatory Considerations. Many other Internal Revenue Code provisions, SEC regulations and accounting rules affect the design of executive pay. They are taken into consideration to create and maintain plans that are intended to comply with these requirements and that our Compensation, Culture and Talent Committee believes are effective and in the best interests of our Company and our shareholders.

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Executive Compensation Tables
SUMMARY COMPENSATION TABLE
The table below summarizes the compensation for the last three years of our named executive officers.

Name and Principal Position	Year	Salary $(1)	Bonus $(2)	Stock Awards $(3)	Non-Equity Incentive Plan Compensation $(4)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings $(5)	All Other Compensation $(6)	Total $

Maria Pope President and CEO	2023	1,144,080	—	4,181,138	1,195,782	155,103	289,654	6,965,757
	2022	1,065,607	—	3,882,327	1,002,781	38,324	305,884	6,294,923
	2021	1,025,692	—	3,132,499	1,114,840	49,384	85,940	5,408,355
James Ajello Senior Vice President, Finance, CFO, Treasurer & Corporate Compliance Officer	2023	451,104	—	1,291,124	318,185	—	100,789	2,161,202
	2022	639,517	—	1,009,524	393,021	—	38,006	2,080,068
	2021	542,445	—	676,632	363,232	—	39,969	1,622,278
Joe Trpik Senior Vice President, CFO	2023	302,308	200,000	2,087,421	410,214	—	190,307	3,190,250
Benjamin Felton Executive Vice President, Chief Operating Officer	2023	487,500	100,000	2,163,726	324,753	404	57,236	3,133,619
Angelica Espinosa Senior Vice President, Chief Legal and Compliance Officer	2023	511,432	—	555,243	325,142	4,398	66,258	1,462,473
	2022	433,299	150,000	639,852	219,797	3,153	32,446	1,478,547
John Kochavatr Vice President, Chief Information Officer	2023	506,447	—	537,245	276,331	3,529	81,863	1,405,415
	2022	455,188	—	545,037	223,268	5,052	71,768	1,300,313
	2021	396,883	—	384,296	246,652	—	45,179	1,073,010
1.Amounts in the Salary column include base salary earned, including paid time off taken, and, where applicable, the value of paid time off deferred under the 2005 MDCP.
2.Amount shown in Bonus column for 2022 for Ms. Espinosa represents a sign-on bonus paid in 2022. Amounts shown in the Bonus column for 2023 for Mr. Trpik and Mr. Felton represents sign-on bonuses paid in 2023.
3.Amounts shown in the Stock Awards column represent the aggregate grant date fair value of PSU and RSU awards, computed in accordance with FASB ASC Topic 718, Compensation Stock Compensation, excluding the effect of estimated forfeitures related to service-based vesting. The grant date fair values reported above will likely vary from the actual amount realized by the named executive officer based on a number of factors, including the number of RSUs and PSUs that ultimately vest and the closing market price of our common stock on the vesting date. For RSUs, we calculate grant date fair value by multiplying the number of shares underlying the award by the NYSE closing price per share of our common stock on the grant date. For PSUs, we calculate grant date fair value by assuming the satisfaction of performance-based goals at the “target” level for all metrics other than TSR and multiplying the corresponding number of shares earned by the NYSE closing price per share of our common stock on the grant date. For the TSR portion of the PSUs, fair value is determined using a Monte Carlo simulation. See Note 14 to the Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2023 for additional details regarding the assumptions made in the valuations reflected in this column.

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If the maximum number of shares issuable under the PSUs had been used to calculate the grant date fair value of the PSUs, the value of the PSUs and the aggregate grant-date fair value of all stock awards for 2023 would have been as follows:

Name	Maximum 2023 PSU Value ($)	Maximum Total 2023 Stock Award Value ($)

Maria Pope	5,922,742	7,142,510
James Ajello	1,474,806	2,028,527
Joseph Trpik	1,334,976	2,754,909
Benjamin Felton	1,000,041	2,663,747
Angelica Espinosa	786,576	948,531
John Kochavatr	761,072	917,781
4.Amounts in the Non-Equity Incentive Plan Compensation column represent cash incentive awards earned under the Company's 2008 Annual Cash Incentive Master Plan for Executive Officers (ACI Plan). The terms of the 2023 awards are discussed on page 48 in the section entitled “Annual Cash Incentive Awards.”
5.Amounts in this column include the increase in the actuarial present value of the named executive officers' accumulated benefits under the Portland             General Electric Company Pension Plan (for Ms. Pope who is the only participant in such plan) and for everyone, certain above market earnings on compensation deferred under the 2005 MDCP, as further described in the table below addressing Non-Qualified Deferred Compensation.
6.The amounts in the All Other Compensation table for 2023 are described in the table below:

Name	Dividend Equivalent Rights ($)(a)	401(k) Contributions ($)(b)	Contributions to 2005 MDCP ($)(c)	HSA Contributions ($)(d)	PTO Balance Payout ($)(e)	Long-Term Disability Insurance ($)(f)	Other ($)(g)	Total ($)(h)

Maria Pope	256,021	19,800	—	973	—	6,255	6,605	289,654
James Ajello	11,109	33,000	—	—	54,097	2,583	—	100,789
Joseph Trpik	—	25,615	—	575	—	1,767	162,350	190,307
Benjamin Felton	—	23,900	2,700	752	—	2,503	27,381	57,236
Angelica Espinosa	26,466	33,000	2,850	1,150	—	2,792	—	66,258
John Kochavatr	31,458	33,000	—	1,150	11,419	2,767	2,069	81,863
a.Represents the value of dividend equivalent rights earned under restricted stock unit awards, which is not included in the Stock Awards column in the Summary Compensation Table.
b.Represents Company contributions to the named executive officers' accounts under the 401(k) Plan.
c.Represents Company contributions to the named executive officers' accounts under the 2005 MDCP. See page 73 under the heading "Non-Qualified Deferred Compensation" for a discussion of the terms of the 2005 MDCP.
d.Represents Company contributions to named executive officers' individual health savings accounts. Includes the value of wellness plan incentive rewards.
e.Represented a one-time paid time off (PTO) balance payout.
f.In 2023 there were no tax gross-ups associated with Long-Term Disability Insurance.
g.In 2023 Mr. Felton and Mr. Trpik were provided with certain moving expenses reimbursements, which does include tax gross-ups, as part of their relocation expenses. Due to a change in benefits, Ms. Pope and Mr. Kochavatr received a one-time additional company contribution to their 401(k) account based on age and years of service.
h.Includes the total value of the preceding columns.

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GRANTS OF PLAN-BASED AWARDS
Our named executive officers participated in incentive compensation plans that are designed to encourage high levels of performance on both a short-term and long-term basis. Performance-based annual cash bonuses were provided under the annual cash incentive award plan. Long-term equity incentives were provided under our 2023 Long-Term Incentive Award plan.
The following table summarizes grants of plan-based awards made to the named executive officers in 2023.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards (Number of Units)(3)	Grant Date Fair Value ($)(4)

Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (Number of Shares)	Target (Number of Shares)	Max (Number of Shares)

Maria Pope	2/10/2023	612,154	1,224,308	2,448,616	—	—	—	—	—
	2/10/2023	—	—	—	23,872	59,681	119,362	—	2,961,371
	2/10/2023	—	—	—	—	—	—	25,577	1,219,767
James Ajello	2/10/2023	162,887	325,774	651,548	—	—	—	—	—
	2/10/2023	—	—	—	5,944	14,861	29,722	—	737,403
	4/25/2023							4,919	249,984
	2/10/2023	—	—	—	—	—	—	6,369	303,738
Joseph Trpik(5)	6/30/2023	210,000	420,000	840,000	—	—	—	—	—
	6/30/2023	—	—	—	5,381	13,452	26,904	—	667,488
	6/30/2023	—	—	—	—	—	—	5,765	269,975
	6/30/2023	—	—	—	—	—	—	24,556	1,149,957
Benjamin Felton(6)	4/15/2023	166,250	332,500	665,000	—	—	—	—	—
	4/15/2023	—	—	—	4,031	10,077	20,154	—	500,021
	4/15/2023	—	—	—	—	—	—	4,319	213,747
	4/15/2023	—	—	—	—	—	—	29,298	1,449,958
Angelica Espinosa	2/10/2023	166,449	332,898	665,796	—	—	—	—	—
	2/10/2023	—	—	—	3,170	7,926	15,852	—	393,288
	2/10/2023	—	—	—	—	—	—	3,396	161,955
John Kochavatr	2/10/2023	141,462	282,923	565,846	—	—	—	—	—
	2/10/2023	—	—	—	3,068	7,669	15,338	—	380,536
	2/10/2023	—	—	—	—	—	—	3,286	156,709
1.These columns show the range of potential payouts for cash incentive awards granted in 2023 under our ACI Plan. The amounts shown in the Threshold column reflect payouts at threshold performance, which are 50% of target awards. The amounts in the Target column reflect payouts at target performance, which are 100% of the target awards. The amounts shown in the Maximum column reflect maximum payouts, which are 200% of the target awards. See the section of the Compensation Discussion and Analysis entitled “Annual Cash Incentive Awards” beginning on page 48 for a description of the material terms of these awards.

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2.These columns show the estimated range of potential payouts for awards of PSUs granted in 2023 under our Stock Incentive Plan. The amounts shown in the Threshold column reflect the minimum number of PSUs that could vest, which is 40%, after the relative total shareholder return modifier is applied, of the target amount shown in the Target column. The number of PSUs shown in the Maximum column is equal to 200% of the target amount. See the section of the Compensation Discussion and Analysis entitled “Long-Term Incentive Awards” beginning on page 55 for a description of the material terms of these awards.
3.This column shows the number of RSUs granted to the named executive officers in 2023.
4.The grant date fair values for the PSUs assume performance at target levels.
5.As part of Mr. Trpik's terms of employment, his non-equity incentive plan award was based on his annualized salary for 2023 rather than his actual base pay received for the year. His equity based annual performance award and time-based award were based on his annualized salary of $600,000 on his hire date and he was provided with a one-time time-based award on June 30, 2023 with a grant value of $1,150,000 with special vesting conditions of $400,000 of the grant value vesting on June 30, 2023, $400,000 vesting on July 31, 2024 and $350,000 vesting on July 31, 2025.
6.As part of Mr. Felton's terms of employment, his non-equity incentive plan award was based on his prorated salary, or actual base pay received for the year. His equity based annual performance award and time-based award were prorated based on his hire date and he was provided with a one-time time-based award on April 15, 2023 with a grant value of $1,450,000 with special vesting conditions of $150,000 of the grant value vesting on April 15, 2023, $650,000 vesting on April 15, 2024 and $650,000 vesting on April 15, 2025.

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OUTSTANDING EQUITY AWARDS AT YEAR-END
The following table summarizes the grants of equity awards that were outstanding at December 31, 2023, for our named executive officers. These awards consist of performance based and service based restricted stock units.

Name	Grant Date	Number of Units of Stock That Have Not Vested	Market Value of Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Units That Have Not Vested	Equity Incentive Plan Awards: Market Value of Unearned Units That Have Not Vested ($)(1)

Maria Pope	02/17/2021(2)	8,042	348,540	—	—
	02/11/2022(3)	—	—	55,072	2,386,820
	02/11/2022(4)	15,735	681,955	—	—
	2/10/2023(5)	—	—	62,217	2,696,485
	2/10/2023(6)	26,664	1,155,618	—	—
James Ajello	02/11/2022(3)	—	—	14,321	620,672
Joseph Trpik	6/30/2023(5)	—	—	13,758	596,272
	6/30/2023(6)	5,896	255,533	—	—
	6/30/2023(7)	16,379	709,866	—	—
Benjamin Felton	4/15/2023(5)	—	—	10,411	451,213
	4/15/2023(6)	4,462	193,383	—	—
	4/15/2023(8)	27,139	1,176,204		—
Angelica Espinosa	2/11/2022(3)	—	—	6,239	270,398
	2/11/2022(4)	1,783	77,275	—	—
	2/11/2022(9)	4,195	181,811	—	—
	2/10/2023(5)	—	—	8,263	358,118
	2/10/2023(6)	3,540	153,424	—	—
John Kochavatr	02/17/2021(2)	987	42,777	—	—
	02/11/2022(3)	—	—	6,314	273,649
	02/11/2022(4)	1,805	78,229	—	—
	2/10/2023(5)	—	—	7,995	346,503
	2/10/2023(6)	3,426	148,483	—	—
1.Market value is based on the NYSE closing price of our common stock on December 31, 2023, which was $43.34.
2.Amounts in these rows relate to the award of RSUs which have the final one-third vesting on February 14, 2024.
3.Amounts in these rows relate to awards of PSUs with a three-year performance period ending December 31, 2024 granted under the 2022 LTI Award Program. Pursuant to SEC rules, the PSUs are represented at the target amount of shares that may be earned under the awards. The actual number of shares that will vest under the PSUs (if any) will be determined based on the Company’s performance relative to the metrics for the awards (ROE as a percentage of allowed ROE, EPS growth, clean energy and relative TSR), subject to the approval of the Compensation, Culture and Talent Committee. The amount shown does not represent an estimate of the actual achievement to date under the PSU awards.
4.Amounts in these rows relate to the award of RSUs with a one-third vesting on each February 14 of 2024 and 2025.
5.Amounts in these rows relate to awards of PSUs with a three-year performance period ending December 31, 2025 granted under the 2023 LTI Award Program. Pursuant to SEC rules, the PSUs are represented at the target amount of shares that may be earned under the awards. The actual number of shares that will vest under the PSUs (if any) will be determined based on the Company’s performance relative to the metrics for the awards (ROE as a percentage of allowed ROE, EPS growth, clean energy and relative TSR), subject to the approval of the Compensation, Culture and Talent Committee. The amount shown does not represent our estimate of the actual achievement to date under the awards.
6.Amounts in these rows relate to the award of RSUs with a one-third vesting on each February 14 of 2024, 2025 and 2026.

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7.Amount in this row relate to the award of RSUs to Mr. Trpik in connection with his commencement of employment on June 30, 2023. The award was granted to Mr. Trpik on June 30, 2023, of the total number of RSUs awarded, 8,541 vested immediately, 8,541 units, and associated accumulated dividend equivalent units (DEUs), have a vesting date of July 31, 2024 and the remaining units, and associated DEUs, have a vesting date of July 31, 2025.
8.Amount in this row relate to the award of RSUs to Mr. Felton in connection with his commencement of employment on April 3, 2023. The award was granted to Mr. Felton on April 15, 2023, of the total number of RSUs awarded, 3,030 vested immediately, 13,134 units, and associated accumulated DEUs, have a vesting date of April 15, 2024 and the remaining units, and associated DEUs, have a vesting date of April 15, 2025.
9.Amount in this row relates to an award of RSUs to Ms. Espinosa for her promotion to VP, General Counsel. The units have a vesting date of February 14, 2024.
STOCK UNITS VESTED
The following table shows, for each of the named executive officers, the number and aggregate value of restricted stock units and related dividend equivalent rights that vested during 2023.

Name	Number of Shares Acquired on Vesting of Restricted Stock Units(1)	Value Realized on Vesting ($)(2)

Maria Pope	59,633	2,834,372
James Ajello(3)	3,650	171,806
Joseph Trpik(4)	8,541	399,975
Benjamin Felton(5)	3,030	151,712
Angelica Espinosa(6)	5,404	237,399
John Kochavatr	6,756	321,066
1.The amounts shown in this column constitute the aggregate number of PSUs and/or RSUs, together with related dividend equivalent rights, that vested in 2023. The amounts shown include shares that were withheld for applicable taxes. See page 59 under the heading “Service Requirement” and page 58 under the heading “2023 RSU Awards” for a discussion of the vesting conditions of the PSUs and RSUs, respectively.
2.Pursuant to SEC rules, the “value realized” on the vesting of PSUs and related dividend equivalents is equal to the number of shares that vested multiplied by the NYSE closing price of the Company’s common stock on the vesting date.
3.Mr. Ajello joined the Company in 2020. Units vested reflect a time-based RSU award which vested one-third on February 14, 2022, one-third vesting on February 14, 2023 and the final one-third vesting February 29, 2024.
4.Mr. Trpik joined the Company in 2023. Units vested reflect a time-based RSU award which vested 8,541 units on June 30, 2023, 8,541 units, plus associated dividend equivalent units on July 31, 2024 and the final 7,474 units, plus associated dividend equivalent units, on July 31, 2025.
5.Mr. Felton joined the Company in 2023. Units vested reflect a time-based RSU award which vested 3,030 units on April 15, 2023, 13,134 units, plus associated dividend equivalent units on April 15, 2024 and the final 13,134 units, plus associated dividend equivalent units, on April 15, 2025.
6.Ms. Espinosa received an award in connection with her joining the Company in 2021. Units vested reflect the final 50 of the units granted, plus associated dividend equivalent units, which vested on December 31, 2023.

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PENSION BENEFITS
The following table shows the actuarial present value of Ms. Pope’s accumulated benefit under the Pension Plan as of December 31, 2023. The Pension Plan was closed to new participants before Mr. Ajello, Mr. Trpik, Mr. Felton, Ms. Espinosa, and Mr. Kochavatr joined the Company.

Name	Plan Name	Number of Years Credited Service	Present Value of Accumulated Benefit
Maria Pope	Pension Plan	15	$664,915
Participants in the Pension Plan earn benefits under the plan during each year of employment. Participants are vested in plan benefits after 5 years of service. Normal retirement age under the plan is 65. An early retirement benefit is available to participants after age 55, but benefits are reduced for each year prior to the participant's normal retirement date, using early retirement factors and based on the benefit formula described below. Ms. Pope qualified for early retirement as of December 31, 2022.
For non-union plan participants, the basic monthly pension benefit is based on Final Average Earnings (FAE), defined as the highest consecutive 60 months of earnings (base pay paid, excluding reductions due to income deferrals) during the last 120 months of employment.
The basic pension benefit under the plan is calculated as follows:

Monthly Benefit	=	1.2% of FAE for first 30 years of service	+	0.5% of FAE in excess of 30-Year Average of Social Security Taxable Wage Base	+	0.5% of FAE for each year of service over 30 years
The normal form of payment for a participant who does not have a spouse is a straight life annuity, which makes periodic payments to the participant until his or her death. The normal form of payment if the participant has a spouse is a contingent annuity, which makes full payments for the life of the participant and thereafter 50% of the full payments until the death of the spouse if he or she survives the participant.
Pension Plan calculations are based on assumptions that are reviewed annually with the Company’s actuaries. The benefit calculation shown in the table above assumes normal retirement at age 65 (or current age if later), a discount rate of 5.13% and mortality assumptions based on the Generational Annuitant Mortality (PRI-2012 with MP2018 projection and 20-year convergence to SSA smoothed long-term rates). These assumptions are the same ones used for financial reporting purposes.
The 2005 MDCP provide a benefit to compensate participants for Pension Plan benefits that are lower due to salary deferrals under the 2005 MDCP. These deferrals reduce a participant’s Final Average Earnings, on which Pension Plan benefits are based. The present value of the reduction in Pension Plan benefits due to salary deferrals is calculated as a lump sum upon termination of employment and added to the participant’s deferred compensation plan account balance. The aggregate present value of this benefit is reflected in the Pension Benefits table above.

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NON-QUALIFIED DEFERRED COMPENSATION
Our 2005 Management Deferred Compensation Plan (2005 MDCP) allows executives and a select group of management and highly compensated employees to elect on a year-by-year basis to defer the receipt of up to 80% of their base salary and 100% of their cash incentive compensation for payment in installments or in a lump sum future date in connection with a separation of employment. Additionally, a participant can elect to defer PTO. Beginning in 2023, the maximum number of hours of PTO that a participant may defer annually is the lesser of (i) 160 or (ii) total projected PTO hours for the year less 152. The following table shows the named executive officers’ contributions and earnings in 2023 and balances as of December 31, 2023 under the 2005 MDCP. The accompanying narrative describes key provisions of the plan.

Name	Plan	Executive Contributions in 2023 ($)(1)	Company Contributions in 2023 ($)(2)	Aggregate Earnings in 2023 ($)(3)	Aggregate Balance at 12/31/2023 ($)(4)

Maria Pope	2005 MDCP	80,973	—	106,302	1,871,501
James Ajello	2005 MDCP	—	—	—	—
Joseph Trpik	2005 MDCP	—	—	—	—
Benjamin Felton	2005 MDCP	90,000	2,700	1,818	94,518
Angelica Espinosa	2005 MDCP	130,551	2,850	30,082	419,144
John Kochavatr	2005 MDCP	46,400	—	16,860	296,400
1.Amounts in this column include salary and paid-time-off deferrals that are reflected in the Salary column of the Summary Compensation Table, as well as cash incentive award deferrals that are reflected in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table.
2.Amounts in this column include a Company matching contribution of 3% of annual base salary deferred under the applicable plan. These amounts are included in the Summary Compensation Table under “All Other Compensation.”
3.Amounts included in this column contain an adjustment to earnings posted on December 30, 2022, but were not included in the reporting in 2022. Ms. Pope's adjustment was $3,004; Ms. Espinosa's adjustment was $10,455 and Mr. Kochavatr's adjustment was $1,271.
4.Amounts included in this column were reported as compensation to the named executive officer in the Company’s Summary Compensation Table for previous years, other than amounts earned before the officer first became a named executive officer.
For 2023, participants could also contribute cash payments in lieu of up to 80 hours of canceled paid time off. The Company provides a 3% matching contribution for base salary deferred. Deferral elections must be made no later than December 31 of the taxable year preceding the year in which the compensation is earned.
Amounts deferred under the 2005 MDCP accrue interest that is 0.5% higher than the annual yield on Moody’s Average Corporate Bond Yield Index. Interest rates are established in the plan document, which is administered by a management-level committee.
Payments are triggered by termination of employment, beginning six months after separation from service; a participant’s account balance during the six-month delay continues to accrue interest. Under both plans, benefits are paid in one of the following forms, as elected by the participant in a payment election form filed each year for the following year’s deferrals: (i) a lump-sum payment; (ii) monthly installments in equal payments of principal and interest over a period of up to 180 months; or (iii) monthly installment payments over a period of up to 180 months, consisting of interest only payments for up to 120 months and principal and interest payments of the remaining account balance over the remaining period. If the participant is under 55 years of age upon termination of employment, the restoration of pension benefits payment is made in a lump sum with the first monthly payment.

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POTENTIAL PAYMENTS AND RIGHTS ON TERMINATION AND CHANGE IN CONTROL BENEFITS
The following plans provide benefits that may become payable to named executive officers, depending on the circumstances surrounding their termination of employment with the Company. When listing the potential payments to the named executive officers under the plans described below, it is assumed that the applicable triggering event (retirement or other termination of employment) occurred on December 31, 2023 and the price per share of the Company common stock is equal to the closing price as of the last NYSE trading day in 2023.
Executive Severance Plan
The Company provides severance benefits and change-in-control benefits to executives, including all named executive officers, under its Severance Plan. In addition, severance benefits are provided through other plans or agreements included in the following description of severance benefits.
To receive any severance benefits, named executive officers must release the Company and its affiliates from all claims arising out of the officer’s employment relationship and agree to certain confidentiality, non-competition, non-solicitation and non-disparagement restrictions in favor of the Company and its affiliates.
Severance Benefits - No Change in Control
Under the Company’s Severance Plan, executives of the Company are eligible for severance pay if they are terminated without cause, or if they voluntarily terminate employment for good reason and within 90 days following the event that constitutes good reason. Those benefits include:
•A cash lump sum payment equal to 1 times annual base salary, for non-CEO named executive officers, and 1.5 times annual base salary for the CEO;
•An amount equal to a pro-rata portion of the annual cash incentive award in effect immediately prior to termination based on the target level of performance and the period of the named executive officer's service during the award year (unless the named executive officer is retirement eligible); and
•An amount equal to 12 months of continuation coverage under COBRA for non-CEO named executive officers and 18 months for CEO (if named executive officer is eligible for and timely elects COBRA coverage).
Severance Benefits - Change in Control
Under the Company's Severance Plan, executives of the Company are eligible for severance pay if they are terminated within 24 months after a change in control event. Those benefits include:
•A cash lump sum payment equal to 1.5 times, for Mr. Kochavatr, 2 times, for Mr. Trpik, Mr. Felton and Ms. Espinosa, and 2.5 times, in the case of Ms. Pope, of the sum total of (i) annual base salary at the highest rate in effect during the preceding 24 months, and (ii) the target annual cash incentive award in effect immediately prior to the start of the 24 month period;
•An amount equal to a pro-rata portion of the annual cash incentive award in effect immediately prior to termination based on the target level of performance and the period of the named executive officer's service during the award year (unless the named executive officer is retirement eligible); and
•An amount equal to 18 months of continuation coverage under COBRA for Mr. Kochavatr, 24 months for Mr. Trpik, Mr. Felton and Ms. Espinosa, and 30 months for Ms. Pope (if the named executive officer is eligible for and timely elects COBRA coverage).

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Table of Contents	Executive Compensation Tables

For purposes of the plan, the terms “change in control,” “cause,” and “good reason” have the following meanings:
“Change in control” means any of the following:
•A person or entity becomes the beneficial owner of Company securities representing more than 30% of the combined voting power of the Company’s then outstanding voting securities;
•During any period of two consecutive years, individuals who at the beginning of the period (the Incumbent Board) cease to constitute at least a majority of the Board of Directors, provided, that any individual becoming a director subsequent to the beginning of such two year period, whose election to the Board of Directors or nomination for election to the Board of Directors by the Company’s shareholders was approved by a vote of at least two-thirds of the directors then comprising the Incumbent Board shall be considered as though such individual was a member of the Incumbent Board, but excluding for this purpose, any such individual whose initial assumption of office occurs in connection with or as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents;
•There occurs a consummation of a reorganization, merger, statutory share exchange or consolidation or similar transaction involving the Company or any of its subsidiaries, other than a merger or consolidation which would result in the holders of the voting securities of the Company outstanding immediately prior thereto holding immediately thereafter securities representing, directly or indirectly, more than 50% of the combined voting power of the voting securities of the Company or other surviving entity outstanding immediately after such merger or consolidation; or
•The shareholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets.
A Change in Control shall not be deemed to have occurred if holders of common stock of the Company continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company as a result of a transaction or a series of integrated transactions.
“Good reason” means the occurrence of any of the following conditions:
•A material adverse change in the nature of the executive’s duties or responsibilities (for avoidance of doubt ceasing to be the Chief Executive Officer, Chief Financial Officer, Chief Legal Officer or Chief Human Resources Officer of a public company shall constitute a material adverse change);
•A material reduction in the executive’s base compensation or short-term cash incentive compensation opportunities; or
•A mandatory relocation of the executive’s principal place of work in excess of 50 miles.
“Cause” in the case of a termination that occurs within two years of a change in control is defined as:
•The substantial and continuing failure of the executive to perform substantially all of his or her duties to the Company (other than a failure resulting from incapacity due to physical or mental illness), after 30 days notice from the Company;
•The material breach of law or written Company policy, applicable to the executive, including, but not limited to the Company's Code of Business Ethics and Conduct, that could result in significant reputation or financial harm to the Company;
•Dishonesty, gross negligence or breach of fiduciary duty;
•The commission of an act of fraud or embezzlement, as found by a court of competent jurisdiction;
•The conviction of a felony;

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Executive Compensation Tables	Table of Contents

•A material breach of the terms of an agreement with the Company, provided that the Company provides the executive with adequate notice of the breach and the executive fails to cure the breach within 30 days after receipt of notice; or
•any other misconduct by the executive that would justify the recoupment or cancellation of compensation under the Company's Incentive Compensation Clawback and Cancellation Policy.
Equity and Payment Acceleration in Change in Control, Death, Disability or Retirement and the "Rule of 75" Vesting in Event of Change in Control
Stock Incentive Plan. Under the terms of the Stock Incentive Plan, in the event of a change in control of the company, the Compensation, Culture and Talent Committee may accelerate distribution of stock awards, provide payment to the participant of cash or other property equal to the fair market value of the award, adjust the terms of the award, cause the award to be assumed, or make such other adjustments to awards as the Compensation, Culture and Talent Committee considers equitable to the participant and also in the best interest of the Company and its shareholders.
PSU Awards. PSU awards for executives provide for accelerated vesting in the event of the executive’s termination following a change in control. Under the terms of the grant agreements, any PSUs that have not previously vested will vest automatically at the target level of performance as of the date of termination within two years following a change in control: (i) when the grantee’s employment is terminated by the Company without cause, or (ii) if the grantee voluntarily terminates employment for good reason within 90 days after the event constituting good reason. For purposes of the PSU awards, the terms “change in control,” “cause,” and “good reason” have the same definitions as those described above under the heading “Severance Benefits- Change in Control.” The number of dividend equivalent rights would be determined in accordance with the terms of the awards, calculated as if the date of termination were the end of the performance period.
Vesting of PSUs and RSUs and Payment of ACI in Event of Death, Disability or Retirement
PSU and RSU Awards. Our PSU and RSU award agreements with the named executive officers provide for vesting of the performance RSUs in the event an officer’s employment is terminated due to the officer’s death, disability or retirement (as defined under our Pension Plan, which requires five years of service and a minimum age of 55). In the case of PSUs, the number of units that vest is determined by multiplying the performance percentage by the number of PSUs originally granted and by the percentage of the performance period that the officer was actively employed. In the case of RSUs, the number of units that vest is determined by multiplying the number of RSUs originally granted by the percentage of the vesting period that the officer was employed.
ACI Payments. Under the terms of the ACI Plan, if a participant’s employment terminates due to death, disability or retirement, the Company will pay an award to the participant or the participant’s estate, as applicable, if and when awards are payable generally to other participants under the plan. The amount of the award will be prorated to reflect the number of full and partial months during the year in which the participant was employed. The Compensation, Culture and Talent Committee can use discretion to increase or decrease awards including counting prior years' industry service towards the calculation. For the purposes of this provision, “retirement” means a participant’s termination of employment after meeting the requirements for retirement under the Pension Plan (currently age 55 with five years of service).
Vesting of PSUs and RSUs Based on “Rule of 75”
Beginning with our 2020 awards, our PSU and RSU grant agreements provide that, if a grantee satisfies the “rule of 75” upon termination of employment for reasons other than cause, then (i) in the case of RSU awards, all unvested RSUs under the award will vest, and (ii) in the case of PSU awards, the grantee will be eligible for full vesting, based on performance results, notwithstanding early termination. For purposes of these provisions, a recipient satisfies the rule of 75 if the recipient has no less than 5 years of service and the recipient’s age plus years of service is at least 75. See "Compensation Discussion and Analysis, Other Terms of the PSU and RSU Awards," for the treatment of Mr. Ajello's awards.

76 | Portland General Electric	2024 Proxy Statement

Table of Contents	Executive Compensation Tables

Outplacement Assistance Plan
The Company maintains the Portland General Electric Company Outplacement Assistance Plan to cover the cost of outplacement assistance for certain employees who lose their jobs as a result of corporate, departmental or work group reorganization, including the elimination of a position or similar business circumstances. Eligible management employees, including the named executive officers, are offered the services of an outside outplacement consultant for three to twelve months, with the exact length of the services determined by the Compensation, Culture and Talent Committee.
The tables below show the estimated value of payments and other benefits to which the named executive officers would be entitled under the Company’s plans and programs upon termination of employment in specified circumstances and following a change in control of the Company. The amounts shown assume (only for purposes of illustration and not as an expectation or projection about the future) that the effective date of the termination or change in control was December 31, 2023. Benefits that (i) do not discriminate in favor of executive officers and are generally available to salaried employees or (ii) are disclosed above under “Pension Benefits” and “Non-Qualified Deferred Compensation” are not shown in the tables below.

Maria Pope

Benefit Plan or Award	Voluntary Termination ($)	Involuntary Not for Cause Termination ($)	Change in Control ($)	Termination Following Change in Control ($)	Death or Disability ($)

Severance Pay Plan(1)	—	1,646,112	—	5,819,770	—
PSUs(2)(3)	3,023,355	3,023,355	—	5,091,670	3,023,355
RSUs(4)	1,102,469	1,102,469	—	2,186,114	1,102,469
Annual Cash Incentive Award(5)	1,195,782	1,195,782	—	1,195,782	1,195,782
Outplacement Assistance Plan(6)	—	25,000	—	25,000	—
Total	5,321,606	6,992,718	—	14,318,336	5,321,606

Joseph Trpik

Benefit Plan or Award	Voluntary Termination ($)	Involuntary Not for Cause Termination ($)	Change in Control ($)	Termination Following Change in Control ($)	Death or Disability ($)

Severance Pay Plan(1)	—	1,047,408	—	2,514,816	—
PSUs(2)(3)	—	—	—	595,795	268,578
RSUs(4)	—	—	—	965,408	247,549
Annual Cash Incentive Award(5)	—	—	—	—	410,214
Outplacement Assistance Plan(6)	—	25,000	—	25,000	—
Total	—	1,072,408	—	4,101,019	926,341

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Executive Compensation Tables	Table of Contents

Benjamin Felton

Benefit Plan or Award	Voluntary Termination ($)	Involuntary Not for Cause Termination ($)	Change in Control ($)	Termination Following Change in Control ($)	Death or Disability ($)

Severance Pay Plan(1)	—	1,132,408	—	2,719,816	—
PSUs(2)(3)	—	—	—	451,083	203,308
RSUs(4)	—	—	—	1,369,584	476,467
Annual Cash Incentive Award(5)	—	—	—	—	324,753
Outplacement Assistance Plan(6)	—	25,000	—	25,000	—
Total	—	1,157,408	—	4,565,483	1,004,528

Angelica Espinosa

Benefit Plan or Award	Voluntary Termination ($)	Involuntary Not for Cause Termination ($)	Change in Control ($)	Termination Following Change in Control ($)	Death or Disability ($)

Severance Pay Plan(1)	—	877,408	—	2,104,816	—
PSUs(2)(3)	—	—	—	629,514	366,223
RSUs(4)	—	—	—	412,505	264,347
Annual Cash Incentive Award(5)	—	—	—	—	325,142
Outplacement Assistance Plan(6)	—	25,000	—	25,000	—
Total	—	902,408	—	3,171,835	955,712

John Kochavatr

Benefit Plan or Award	Voluntary Termination ($)	Involuntary Not for Cause Termination ($)	Change in Control ($)	Termination Following Change in Control ($)	Death or Disability ($)

Severance Pay Plan(1)	—	787,408	—	1,466,112	—
PSUs(2)(3)		—	—	621,149	363,536
RSUs(4)		—	—	270,619	134,168
Annual Cash Incentive Award(5)					276,331
Outplacement Assistance Plan(6)	—	25,000	—	25,000	—
Total	—	812,408	—	2,382,880	774,035

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Table of Contents	Executive Compensation Tables

1.The amounts shown in the Involuntary Not for Cause Termination column consist of severance payments equal to 18 months of base salary and COBRA coverage for the CEO and 12 months of base salary and COBRA coverage for all other executives at December 31, 2023 salary levels, retirement eligible executives receive a prorated annual cash incentive (ACI), per the ACI plan document; for those not retirement eligible the lump sum also includes target annual cash incentive prorated to termination. The amounts shown in the Termination Following Change in Control column consist of 30 months of base salary plus target ACI plus COBRA coverage for the CEO, 24 months of base salary plus target ACI plus COBRA coverage for the CFO, executive vice and senior vice executives, and 18 months of base salary plus target ACI plus COBRA coverage for all other executives at December 31, 2023 salary levels, COBRA rates and target ACI award for 2023.
2.Amounts in the Voluntary Termination, Involuntary Not for Cause Termination and Death or Disability columns reflect the value at December 31, 2023 of PSUs granted in 2022 and 2023, assuming performance at 113.36% and 135.35% of target, respectively. The payout percentages for the PSU awards are based on forecasted results. The values reflect the NYSE closing price of the Company’s common stock on December 31, 2023 ($43.34). No amounts are shown for Mr. Trpik, Mr. Felton, Ms. Espinosa and Mr. Kochavatr in the Voluntary Termination or Involuntary Not for Cause columns because at December 31, 2023 these officers were not retirement-eligible or rule of 75 eligible, as defined in the Pension Plan. See above under the heading “Vesting of PSUs and RSUs in Event of Death, Disability or Retirement” and "Vesting of PSUs and RSUs Based on “Rule of 75.”
3.Amounts in the Termination Following Change in Control column constitute the value at December 31, 2023 of PSUs granted in 2022 and 2023. These grants included provisions for accelerated vesting in the event of a termination following a Change in Control, as described in the narrative below. The value shown reflects the closing price of the Company’s common stock on December 31, 2023 ($43.34).
4.The amounts shown in the Voluntary Termination and Death or Disability columns reflect the value at December 31, 2023 of outstanding RSUs. No values are shown in the Voluntary Termination column for Mr. Trpik, Mr. Felton, Ms. Espinosa and Mr. Kochavatr because they were not retirement-eligible or rule of 75 eligible, as defined under the Company’s Pension Plan, at December 31, 2023. See above under the heading “Vesting of PSUs and RSUs in Event of Death, Disability or Retirement” and "Vesting of PSUs and RSUs Based on “Rule of 75.”
5.Amounts shown in this row consist of payouts under awards made pursuant to the ACI Plan. No amounts are shown in the Voluntary Termination column for Mr. Trpik, Mr. Felton, Ms. Espinosa and Mr. Kochavatr because at December 31, 2023 these officers were not retirement eligible as defined in the Pension Plan, which is required for early vesting in the event of voluntary termination under the terms of the ACI Plan. See above under the heading “ACI Plan” for additional details.
6.Amounts in this row are the estimated value of outplacement assistance consulting services the named executive employee would receive, assuming that the executive is granted twelve months of outplacement assistance, at a value of $20,000 for the first nine months and $5,000 for an additional three months. See below under the heading “Outplacement Assistance Plan” for additional details.
7.Mr. Ajello did not qualify for a benefits as of December 31, 2023 due to his retirement on August 31, 2023. As Mr. Ajello retired from the Company prior to December 31, 2023, the payments received by Mr. Ajello included the pro-rated ACI bonus, a $250,000 RSU grant and Rule of 75 stock vesting, as described above in the CD&A.

2024 Proxy Statement	Portland General Electric | 79

Pay Ratio Disclosure
In accordance with SEC rules, we are disclosing the ratio of the annual total compensation of our CEO to the annual total compensation of the individual we have identified as our median employee for this purpose.
We identified our median employee by examining 2023 taxable earnings, as reported on W-2 forms (W-2 taxable earnings), for all individuals who were employed by the Company on December 31, 2023, other than our CEO. We believe that the use of W-2 taxable earnings, which is a broad and widely used measure of annual compensation, is an appropriate measure by which to determine the median employee. We included all employees, whether employed on a full-time, part-time or seasonal basis, and we did not annualize the compensation of any full-time employee who was employed for less than the full 2023 calendar year.
After identifying the median employee based on 2023 W-2 taxable earnings, we calculated annual total compensation for the median employee using the same methodology that we use for our named executive officers as set forth in the Total column in the 2023 Summary Compensation Table. As measured using that methodology, our CEO’s annual total compensation for 2023 was $6,965,757 and our median employee’s annual total compensation for 2023 was $125,515. As a result, our 2023 CEO to median employee pay ratio was approximately 55:1.

80 | Portland General Electric	2024 Proxy Statement

Pay Versus Performance Disclosure

Year	CEO Summary Compensation Table Total $	CEO Compensation Actually Paid $(2)	Other NEOs Average Summary Compensation Table Total $	Other NEOs Average Compensation Actually Paid $(2)	Value of fixed $100 Initial Investment Based on:		Company Net Income ($ in millions)	Company-Selected Financial Measure (EPS)

					Company TSR $(3)	Peer Group TSR $(3)

2023(1)	6,965,757	6,406,542	2,270,592	2,277,977	90	111	228	$2.33
2022	6,294,923	7,011,717	1,550,687	1,695,306	98	122	233	$2.60
2021	5,408,355	7,834,404	1,280,247	1,605,540	102	121	244	$2.72
2020	3,510,132	1,898,352	1,165,917	798,448	80	103	155	$1.88
1.Other named executive officers (NEOs) other than the CEO, who was Ms. Pope for 2023 were as follows: James Ajello, Former Senior Vice President, Finance, Chief Financial Officer, Treasurer and Corporate Compliance Officer; Joseph Trpik, Senior Vice President, Chief Financial Officer; Benjamin Felton, Executive Vice President, Chief Operating Officer; Angelica Espinosa, Senior Vice President, Chief Legal and Compliance Officer; and John Kochavatr, Vice President, Customer & Digital Solutions and Chief Information Officer.
2.Amounts in these columns represent "Compensation Actually Paid" (CAP), as computed in accordance with Item 402(v) of Regulation S-K in the respective year. The dollar amounts do not reflect the actual amounts of compensation earned by or paid to the CEO and the other NEOs during the applicable year. To calculate the CAP for 2023, the following amounts were deducted from and added, as indicated, to the respective Summary Compensation Table (SCT) total compensation amounts:
3.Reflects the cumulative total shareholder return of the UTY Index. Total shareholder return is calculated based on an assumed $100 investment as of December 31 and the reinvestment of any issued dividends. This peer group is used by the Company for purposes of Item 201(e) of Regulation S-K under the Exchange Act in the Company’s Annual Report on Form 10-K for fiscal year 2023The peer group for this disclosure is the UTY Index. 2020-2022 total share holder return (TSR) previously reported had an error in calculation which has been corrected here. The above values correct the TSR for all years presented to include the effect of dividends. TSR previously reported is as follows:

Year	Company TSR ($)	Peer Group TSR ($)
2022	88	111
2021	95	114
2020	77	99

Compensation Element	CEO CAP ($)	Average other NEOs CAP ($)
SCT total compensation	6,965,757	2,270,592
Minus SCT equity awards	(4,181,138)	(1,326,952)
Plus Year-end Fair value (FV) of equity awards granted during the year which remained outstanding and unvested	5,175,952	1,352,410
Plus FV of equity awards granted and vested during the year	—	109,986
Minus change in FV of equity awards unvested at the beginning of the year which remained outstanding and unvested at year-end	(1,540,481)	(124,554)
Plus / (Minus) change in FV of equity awards unvested at the beginning of the year that vested during the year	78,710	(3,505)
Change FV of pension service cost during the year	(92,258)	—
Compensation Actually Paid (CAP)	6,406,542	2,277,977

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Pay Versus Performance Disclosure	Table of Contents

The financial and non-financial performance measures listed below represent the most important metrics we used to link compensation actually paid for 2023 for our CEO and other named executives (as further described in our Compensation Discussion and Analysis (C&DA).

Performance Metrics Selected	Relationship to pay
Net Income	Annual cash incentive plan
Earnings per share	Long-term incentive plan(1)
Earnings per share growth	Long-term incentive plan
Return on equity as a percentage of allowed return on equity	Long-term incentive plan
Decarbonization	Long-term incentive plan
(1) Under the pay versus performance rules, we are required to select a single-year financial performance measure as our Company -Selected Measure for the most recently completed fiscal year. Therefore, we selected Earnings per Share (EPS) because we use EPS growth, a multi-year period metric, as a financial performance measure in our long-term incentive plan, and EPS growth is derived from EPS.

82 | Portland General Electric	2024 Proxy Statement

Security Ownership of Certain Beneficial Owners, Directors and Executive Officers
On February 20, 2024 there were 101,221,118 shares of PGE common stock outstanding. The following table sets forth, as of that date unless otherwise specified, the beneficial ownership of PGE common stock of (1) known beneficial owners of more than 5% of the outstanding shares of PGE common stock, (2) each director or nominee for director, (3) each of our “named executive officers” listed in the Summary Compensation Table, and (4) our executive officers and directors as a group. Each of the persons named below has sole voting power and sole investment power with respect to the shares set forth opposite their name, except as otherwise noted.

Name and Address of Beneficial Owner	Shares of Common Stock Beneficially Owned(1)	Percent of Class

5% or Greater Holders
BlackRock, Inc.(2) 55 East 52nd Street New York, NY 10055	14,221,483	14.1%
The Vanguard Group(3) 100 Vanguard Blvd. Malvern, PA 19355	11,146,037	11.0%
ATLAS Infrastructure (4) 25 Watling Street London U.K. EC4M9BR	5,662,161	5.6%
Non-Employee Directors and Director Nominees
Dawn Farrell	14,768(5)
Mark Ganz	35,150(5)(6)	*
Marie Oh Huber	12,214(5)	*
Kathryn Jackson, PhD	18,327(5)(7)	*
Michael Lewis	8,445(5)	*
Michael Millegan	12,828(5)	*
John O'Leary	1,807(5)
Lee Pelton, PhD	10,650(5)	*
Patricia Salas Pineda	5,192(5)
James Torgerson	13,445(5)	*
Named Executive Officers
Maria Pope	202,422(8)	*
James Ajello	40,852(9)	*
Joseph Trpik	33,670(10)
Ben Felton	40,810(11)
Angelica Espinosa	18,763(12)	*
John Kochavatr	23,706(13)	*
Executive officers and directors as a group (19 persons)(14)	550,863(14)	*
 * Percentage is less than 1% of PGE common stock outstanding.

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Security Ownership of Certain Beneficial Owners, Directors and Executive Officers	Table of Contents
1.Beneficial ownership means the sole or shared power to vote, or to direct the voting of, a security, or investment power with respect to a security, or any combination thereof. Shares of our common stock that a person has the right to acquire within 60 days of March 1, 2024 are deemed outstanding for purposes of the beneficial ownership information set forth in this column.
2.As reported on Schedule 13G/A filed with the SEC on January 23, 2024, reporting information as of December 31, 2023. The Schedule 13G/A indicates that the shares are held by 16 separate entities and that none of these entities beneficially owns 5% or more of the outstanding PGE common stock. According to Schedule 13G/A, includes sole voting power with respect to 13, 587,256 shares, shared voting power with respect to 0 shares, sole dispositive power with respect to 14,221,483 shares, and shared dispositive power with respect to 0 shares.
3.As reported on Schedule 13G/A filed with the SEC on February 13, 2024, reporting information as of December 31, 2023. The Schedule 13G/A indicates that the shares are held by 1 separate entity and that none of these entities beneficially owns 5% or more of the outstanding PGE common stock. According to Schedule 13G/A, includes sole voting power with respect to 0 shares, shared voting power with respect to 102,607 shares, sole dispositive power with respect to 10,947,717 shares, and shared dispositive power with respect to 198,320 shares.
4.As reported on Schedule 13G filed with the SEC on February 14, 2024, reporting information as of December 31, 2023. The Schedule 13G/A indicates that the shares are held by 1 separate entity and that none of these entities beneficially owns 5% or more of the outstanding PGE common stock. According to Schedule 13G, includes sole voting power with respect to 5,662,161 shares, shared voting power with respect to 0 shares, sole dispositive power with respect to 5,662,161 shares, and shared dispositive power with respect to 0 shares.
5.Includes shares of common stock units (and dividend equivalent rights accrued thereon) as of March 1, 2024.
6.Includes 21,641 shares of common stock that are held jointly in the Mark B. Ganz Revocable Trust with Mr. Ganz’s spouse, who shares voting and investment power.
7.Includes 18,327 shares jointly held with Ms. Jackson's spouse, who shares voting and investment power.
8.Includes 11,940 shares of common stock that would be issued upon the vesting of restricted stock units (and dividend equivalent rights accrued thereon) that would vest within 60 days of March 1, 2024 if Ms. Pope terminates employment due to (i) death, (ii) disability, or (iii) retirement after attaining age 55 with at least five years of service. Includes 144,486 shares jointly held with Ms. Pope's spouse, who shares voting and investment power with respect to such shares.
9.Includes 5,474 shares of common stock that would be issued upon the vesting of restricted stock units (and dividend equivalent rights accrued thereon) that would vest within 60 days of March 1, 2024 if Mr. Ajello terminates employment due to retirement, death or disability. Includes 5,321 shares held in the Mary Susan Ajello 2020 Family Trust and 6,725 shares held in the James Anthony Ajello Trust.
10.Includes 3,535 shares of common stock that would be issued upon vesting of restricted stock unites (and dividend equivalent rights accrued theron) that would vest within 60 days of March 1, 2024 if Mr. Tripk terminates employment due to death or disability.
11.Includes 12,449 shares of common stock that would be issued upon vesting of restricted stock unites (and dividend equivalent rights accrued theron) that would vest within 60 days of March 1, 2024 if Mr. Felton terminates employment due to death or disability.
12.Includes 1,468 shares of common stock that would be issued upon the vesting of restricted stock units (and dividend equivalent rights accrued thereon) that would vest within 60 days of March 1, 2024 if Ms. Espinosa terminates employment due to death or disability.
13.Includes 1,429 shares of common stock that would be issued upon the vesting of restricted stock units (and dividend equivalent rights accrued thereon) that would vest within 60 days of March 1, 2024 if Mr. Kochavatr terminates employment due to death or disability.
14.Total includes shares beneficially owned by all directors and named executive officers, as well as other executive officers listed in Item 1, “Business of this 2023 Annual Report on Form 10-K—Information about Our Executive Officers” in the Company’s 2023 Annual Report on Form 10-K filed on February 20, 2023.

84 | Portland General Electric	2024 Proxy Statement

Item 3: Ratification of the Appointment of Deloitte & Touche LLP
Our Audit and Risk Committee is responsible for the selection, appointment, compensation, and oversight of the independent registered public accounting firm retained to audit the Company’s financial statements. The Audit and Risk Committee has appointed Deloitte & Touche LLP (Deloitte) as the Company’s independent registered public accounting firm to audit the Company’s consolidated financial statements for the year ending December 31, 2024. The Company is asking shareholders to ratify this appointment.
Deloitte is an international accounting firm which provides leadership in public utility accounting matters. Deloitte has served as our independent registered public accounting firm since 2004. Deloitte has unique experience in auditing the financial books and records of regulated utilities.
The Audit and Risk Committee and the Board believe that the retention of Deloitte to serve as the Company’s independent registered public accounting firm for 2024 is in the best interests of the Company and its shareholders.
Although ratification is not required by law or under our bylaws or other corporate governance documents, the Board is submitting the appointment of Deloitte to our shareholders for ratification because we value our shareholders’ views on this matter and as a matter of good corporate governance. If our shareholders do not ratify the appointment, this will be considered a recommendation to the Board and the Audit and Risk Committee to consider the selection of a different firm. Even if the appointment is ratified, the Audit and Risk Committee may, in its discretion, select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its shareholders.
Representatives of Deloitte are expected to be present at our 2024 Annual Meeting and will have an opportunity to make a statement, if they so desire, and will be available to respond to appropriate questions.

What are you voting on? We are asking shareholders to ratify the appointment of Deloitte & Touche as our independent auditor.
"FOR" The Board of Directors unanimously recommends a vote "FOR" the ratification of the appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm.

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Audit and Risk Committee Matters
AUDIT AND RISK COMMITTEE REPORT
The 2023 Audit and Risk Committee is composed of the directors named below and operates under the charter adopted by the Board, posted on the Company's website at https://investors.portlandgeneral.com/corporate-governance.The Board has determined that each Audit and Risk Committee member is independent and financially literate, and that at least one member has accounting or other related financial management expertise, as such qualifications are defined in the NYSE rules, our Corporate Governance Guidelines, and/or the Audit and Risk Committee's charter. The Board has also determined that Mr. Ganz and Mr. Torgerson in 2023, and Mr. Torgerson and Mr. O'Leary beginning in January 2024, members of the committee, qualify as "audit committee financial experts" as defined by SEC rules.
The Audit and Risk Committee’s primary responsibilities are to assist the Board with oversight of the integrity of the Company’s financial statements and system of internal controls, the independent auditor’s performance, qualifications and independence, the performance of the Company’s internal audit function, the effectiveness of the Company’s Enterprise Risk Management program, and the Company’s compliance with legal and regulatory requirements.
Management is responsible for the internal controls and the financial reporting processes, including the integrity and objectivity of the financial statements. Our independent registered public accounting firm is responsible for performing an independent audit of the Company’s financial statements and internal controls over financial reporting under the standards of the Public Company Accounting Oversight Board (PCAOB) and expressing an opinion as to the conformity of the Company’s financial statements with generally accepted accounting principles and the effectiveness of its internal control over financial reporting.
In performing its oversight role, the Audit and Risk Committee has considered and discussed the audited financial statements with each of management and the independent registered public accounting firm for 2023, Deloitte & Touche LLP (Deloitte). The Audit and Risk Committee has discussed with Deloitte significant accounting policies that the Company applies in its financial statements, as well as alternative treatments and critical audit matters addressed during the audit. We have further discussed with Deloitte the matters required to be discussed under applicable PCAOB standards. We have received from Deloitte the written disclosures and the letter required by applicable PCAOB rules regarding Deloitte’s independence, discussed with Deloitte its independence, and considered whether the non-audit services provided by Deloitte are compatible with maintaining its independence.
The Audit and Risk Committee also has reviewed and discussed with the Company’s management the audited financial statements included in the Company’s 2023 Annual Report on Form 10-K, and management’s reports on the financial statements and internal control over financial reporting. Management has confirmed to the Committee that the financial statements have been prepared with integrity and objectivity and that management has maintained an effective system of internal control over financial reporting. Deloitte has expressed its professional opinions that the financial statements conform with accounting principles generally accepted and that management has maintained an effective system of internal control over financial reporting. In addition, the Company’s Chief Executive Officer and Chief Financial Officer have reviewed with the Audit and Risk Committee the certifications that each will file with the Securities and Exchange Commission pursuant to the requirements of the Sarbanes-Oxley Act of 2002 and the policies and procedures management has adopted to support the certifications.
Based on these considerations, the Audit and Risk Committee recommended to the Board that the Company’s audited financial statements be included in the Company’s 2023 Annual Report on Form 10-K for filing with the Securities and Exchange Commission.
2023 Audit and Risk Committee
•Kathryn Jackson (Chair)
•Mark Ganz
•Michael Millegan
•Lee Pelton
•James Torgerson

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Table of Contents	Audit and Risk Committee Matters

SELECTION OF AUDITOR
The Audit and Risk Committee is responsible for the appointment, replacement, compensation and oversight of the work of the independent auditor, including the terms of the engagement. The independent auditor reports directly to the Audit and Risk Committee. At each Audit and Risk Committee meeting, the independent auditor meets separately with the Audit and Risk Committee, without management present.
The Audit and Risk Committee annually considers whether Deloitte should be reappointed for another year. The lead engagement partner is required to rotate off the Company’s audit at least every five years. In connection with the mandated rotation of Deloitte’s lead engagement partner effective in 2022, the Company and select members of the Audit and Risk Committee performed a rigorous interview process based on professional, industry and personal criteria. As a result of this process, the Audit and Risk Committee Chair then selected the lead engagement partner taking into account management’s recommendation.
The Audit and Risk Committee considered several factors when determining whether to reappoint Deloitte as the Company's Independent auditor including:
•Deloitte’s professional qualifications and reputation for integrity and competence in the fields of accounting and auditing;
•Qualifications of the lead audit partner and other key audit engagement members;
•Deloitte’s current and historical performance on the Company’s audits, including the extent and quality of its communications with the Audit and Risk Committee and the Company’s management and internal audit department;
•Depth of Deloitte’s knowledge of the Company’s business, internal controls, and accounting practices;
•The nature and extent of Deloitte’s non-audit services;
•Analysis of Deloitte’s known legal risks and significant proceedings that could impair its ability to perform the Company’s annual audit;
•Appropriateness of Deloitte’s audit fees;
•Deloitte’s tenure as the Company’s independent auditor; and
•The potential impact of seeking another accounting firm with comparable professional qualifications and industry expertise.
PRINCIPAL ACCOUNTANT FEES AND SERVICES
The following table shows the fees paid to Deloitte for services provided to the Company in 2022 and 2023.

	2022 ($)	2023 ($)

Audit Fees(1)	2,037,000	2,899,575
Audit-Related Fees(2)	29,631	141,409
Tax Fees(3)	—	—
All Other Fees(4)	124,895	268,058
Total	2,191,526	3,309,042
1.For professional services rendered for the audit of our consolidated financial statements for the fiscal years ended December 31, 2022 and 2023 and for the review of the interim condensed consolidated financial statements included in quarterly reports on Form 10-Q. Audit Fees also include services normally provided in connection with statutory and regulatory filings or engagements, assistance with and review of documents filed with the SEC, the issuance of consents and comfort letters, as well as the independent auditor’s report on the effectiveness of internal control over financial reporting.

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2.For assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements not reported under “Audit Fees” above, including attest services that are not required by statute or regulation, consultations concerning financial accounting and reporting standards, and audits of the statements of activities of jointly owned facilities. Also includes amounts reimbursed to PGE in connection with cost sharing arrangements for certain services.
3.For professional tax services, including consulting and review of tax returns.
4.For all other products and services not included in the above three categories. This is composed of all other products and services not included in the above three categories, including reference products related to income taxes and financial accounting matters. It includes the Deloitte & Touche's annual "Deloitte Accounting Research Tool" subscription. It also includes financing readiness reviews.
PRE-APPROVAL POLICY FOR INDEPENDENT AUDITOR SERVICES
The Board has adopted a policy for pre-approval of all audit and permissible non-audit services provided by the Company’s independent auditor. Each year, the Audit and Risk Committee approves the terms on which the independent auditor is engaged for the ensuing fiscal year. All requests for audit, audit-related and tax and other services that are not on the pre-approved list of specified services must be approved by the Audit and Risk Committee. Management and the independent auditors are required to report at least quarterly to the Audit and Risk Committee regarding the services provided, and fees paid for such services, compared to the services and fees that were pre-approved in accordance with the pre-approval policy. The Audit and Risk Committee is authorized under the pre-approval policy to delegate its pre-approval authority to a member of the committee.
All audit and permissible non-audit services provided by the independent auditors during 2022 and 2023 were pre-approved by the Audit and Risk Committee.

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Item 4: Approval of Additional Shares for Employee Stock Purchase Plan
We are seeking shareholder approval of our amended and restated Employee Stock Purchase Plan. The Employee Stock Purchase Plan allows eligible employees to buy PGE stock at a five percent discount. It provides an important market-based competitive benefit to attract and retain talented employees, and aligns the interests of employees and shareholders. The Board has determined that it is in the best interests of the Company and its shareholders to approve this proposal.
The principal change that the amendment will make is to :
•increase the shares reserved for issuance by 500,000
The amended and restated Employee Stock Purchase Plan also includes certain best practice, administrative, clarifying and confirming changes, including to address the treatment of leave of absence, transfer of employment and change in control and to give the Board's Compensation, Culture and Talent Committee additional flexibility to determine the terms of the offerings within the parameters of Section 423 of the Internal Revenue Code.
BACKGROUND
The Portland General Electric Company Employee Stock Purchase Plan was adopted by the Board of Directors (the "Board") effective July 1, 2007. It was most recently amended and restated by the Board's Compensation, Culture, and Talent Committee on February 8, 2024, and approved for submission to shareholders by the Board on February 9, 2024.
Shareholder approval of the Plan will have the effect of (and is required for):
•increasing the shares reserved for issuance by 500,000 shares to an aggregate of 1,125,000
625,000 shares of company common stock were originally approved for issuance under the Plan and, as of December 31, 2023, 119,546 shares of company common stock remain available for future issuance. The Board believes that additional shares are necessary to meet the Company's anticipated needs to be able to continue to offer employees an opportunity to acquire or increase their ownership interests in the Company. The proposed share increase is expected to last approximately ten years. This is an estimate that anticipates the rate of growth of our hiring, an estimated range of our stock price over time, and other factors.

What are you voting on? We are asking shareholders to approve our amended and restated Employee Stock Purchase Plan, which includes increasing the number of shares available under the plan.
"FOR" The Board of Directors unanimously recommends a vote "FOR" the approval of the amended and restated Employee Stock Purchase Plan, as disclosed in this Proxy Statement.

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Item 4: Approval of Long-Term Incentive	Table of Contents

SUMMARY OF PLAN
The following is a summary of the principal features of the Employee Stock Purchase Plan as amended and restated. The summary is qualified in its entirety by the Employee Stock Purchase Plan as set forth in Appendix A.
Purpose: The purpose of the Employee Stock Purchase Plan (the "Plan") is to provide a a convenient means by which employees of the Company may purchase shares of the Company's common stock through payroll deductions and to align employee interests with those of shareholders. The plan is intended to meet the requirements of Section 423 of the Code.
Administration: The Plan is administered by the Compensation, Culture and Talent Committee. All of the members of the Compensation, Culture and Talent Committee are independent under NYSE listing standards, were appointed by the Board and are non-employee directors within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934. to the extent not prohibited by applicable law, the Compensation, Culture and Talent Committee may delegate to one or more Company employees some or all of its authority under the Plan.
Subject to the provisions of the Plan, the Compensation, Culture and Talent Committee has the authority to promulgate rules and regulations for the operation of the Plan, adopt forms for use in connection with the Plan, and decide any question of interpretation arising under the Plan. The determinations made by the Committee are binding and conclusive.
Eligibility: The Plan is a broad-based plan offering almost all of our employees the opportunity to buy shares of common stock at a five percent discount from the prevailing fair market value.
Generally, all of our employees are eligible to participate in the Plan, except for employees who customarily work fewer than 20 hours per week or fewer than five months in a calendar year. The Compensation, Culture and Talent Committee may adopt other eligibility limitations that are permitted under Section 423 of the Code.No employee may participate in the Plan if it would result in the employee holding five percent or more of the total combined voting power or value of all classes of stock of the Company. As of December 31, 2023, approximately 2,842 employees, including all executive officers of the Company, were eligible to participate in the Plan.
Shares Authorized for Issuance: The current Plan authorizes the issuance of up to 625,000 shares of common stock, and if our shareholders approve this Item 4, an additional 500,000 shares so that an aggregate of 1.125,000 shares of common stock will be available under the Plan. The number of shares authorized under the Plan is subject to adjustment in the case of a stock dividend, stock split, combination of shares, recapitalization or other change in the outstanding common stock.
Price for Shares: Under the Plan, participants are provided with the opportunity to purchase shares of common stock at a price that is equal to 95% of the stock's fair market value on the date on which the shares are purchased, or at such other price as determined by the Compensation, Culture and Talent Committee in compliance with Section 423 of the Code. As of February 20, 2024, the closing price of our common stock on the NYSE was $40.96 per share.
Offerings: The Plan is implemented through a series of six-month offerings that run from January 1 through June 30 and from July 1 through December 31 each year.
Plan Contributions and Participation: Participants are provided with two periods during each calendar year in which to subscribe to the Plan and authorize payroll deductions in a whole percentage of not less than one percent or more than 10 percent of their eligible compensation. All amounts withheld from the pay of a participant are credited to his or her account under the Plan, and are applied to the purchase of shares on designated purchase dates. However, no participant may purchase more than 1,500 shares in any offering or more than $25,000 worth of shares (determined based on the fair market value of the shares on the date of the purchase rights are granted) under the Plan in any calendar year. Participants may terminate participation in the Plan at any time.

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Table of Contents	Item 4: Approval of Long-Term Incentive

Rights Not Transferable: The right to purchase shares under the Plan are not transferable by a participant in any manner other than upon the death of the participant.
Termination of Employment: Generally, if a Plan participant's employment terminates for any reason, he or she may not make further Plan contributions and any contributions credited to his or her account that has not been used to purchase shares will be returned the participant.
Generally, if a participant is granted a paid leave of absence, the participant's payroll deductions will continue and amounts credited to the participant's account may be used to purchase shares, while if a participant is granted an unpaid leave of absence, the participant's payroll deductions will be discontinued and no other contributions will be permitted, but any amounts credited to the participant's account may be used to purchase shares on the next applicable purchase date. Where the period of leave exceeds three months and the participant's right to reemployment is not guaranteed by statute or by contract, the participant will be treated as terminated three months and one day following the commencement of such leave.
Change in Control: Generally, in the event of a change in control of the Company, an equivalent right to purchase shares may be substituted by the successor corporation. In the event that the successor corporation chooses not to assume or replace the purchase rights, the offering in progress will be shortened by setting a new stock purchase date to occur prior to the change in control, and the Company will notify participants at least ten days prior to the new purchase date.
Amendment and Termination of the Plan: The Board may amend the Plan at any time, subject to shareholder approval where required under the Plan or applicable law. The Plan will terminate when all of the shares reserved thereunder have been purchased, but may be earlier terminated by the Board.
U.S. Federal Income Tax Consequences: The following summary of certain federal income tax consequences under the Code, based on the laws in effect on the date hereof, applicable to the Company and employees in connection with the Plan. The summary is general in nature and is not intended to cover all tax consequences that may apply to a particular employee or to the Company. The provisions of the Code and treasury regulations relating to these matters are complicated, may change and their impact in any one case may depend upon the particular circumstances.
The amounts deducted from the salary of an employee who participates in the Plan will be ordinary income taxable to the employee. Shares purchased under the Plan are intended to qualify for the U.S. federal income tax treatment available to rights to purchase stock granted under an employee stock purchase plan that qualifies under the provisions of Section 423(b) of the Code. As a result, the purchase of common stock under the Plan should not have any immediate federal income tax consequences to the employee.
The disposition of shares during the first eighteen months following the purchase date (a "disqualifying disposition") will result in ordinary income in the amount of the discount on the share price. The disposition of shares following the eighteen month period following the purchase date of the shares (a "qualifying disposition") will result in ordinary income equal to the lesser of (i) the excess of the sale price of the shares over the purchase price, and (ii) the excess of the fair market value of the shares as of the purchase right grant date over the purchase price (determined as of such grant date). In either case, the amount of any such ordinary income will be added to the participant’s basis in the shares, and any additional gain or resulting loss recognized on the disposition of the shares after such basis adjustment will be capital gain or loss (long-term capital gain if the shares are held for more than one year).
PGE generally will be entitled to a deduction in the year of a disqualifying disposition equal to the amount of ordinary income realized by the participant as a result of such disposition, subject to any applicable limitations under the Code. In other cases, no deduction is allowed.
New Plan Benefits: Because the Plan is discretionary, and the amounts of future purchases under the Plan are dependent upon each participant’s elective contributions, as well as the value of PGE’s shares of common stock, the benefits to be received in the future by participants are not determinable.
Past Participation in the Plan: The table below sets forth the number of shares purchased by participants since the inception of the plan through December 31, 2023. Non-employee directors are not eligible to participate in the Plan.

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Item 4: Approval of Long-Term Incentive	Table of Contents

Name and Position	Number of Shares

Named Executive Officers (Maria Pope, Jim Ajello, Joe Trpik, Ben Felton, Angelica Espinosa, John Kochavatr)	0
All current executive officers as a group	1,873
All current directors who are not executive officers	—
All current and former employees, excluding current executive officers as a group	503,581
Vote Required and Board of Directors Recommendation: Approval of the Plan will require that a majority of the outstanding shares of common stock entitled to vote at the annual meeting be present in person or represented by proxy at the annual meeting, and that the number of votes cast in favor of this proposal exceeds the number of votes cast against this proposal.
Equity Compensation Plan Information
The following table provides information, as of December 31, 2023, regarding outstanding options, restricted stock units ("RSUs") and performance-based units, the number of shares of common stock remaining available for future issuance under the Stock Incentive Plan, and the total number of shares of common stock outstanding.

Plan Category	Number of shares to be issued upon exercise of outstanding options, warrants and rights	Weighted average price of outstanding options, warrants and rights	Number of shares available for future issuance under Stock Incentive Plan

Equity Compensation plans approved by shareholders	1,039,573(1)	N/A	1,400,997(2)(3)
Equity compensation plans not approved by shareholders	N/A	N/A	N/A
Total	1,039,5731)	N/A	1,400,997(2)(3)
1.Represents outstanding restricted stock units and related dividend equivalent rights issued under the Stock Incentive Plan, and assumes maximum payout for restricted stock units with performance-based vesting conditions. The restricted stock units do not have an exercise price and are issued when award criteria are satisfied. See the sections entitled “Non-Employee Director Compensation - Restricted Stock Unit Grants” and “Long-Term Equity Incentive Awards” for further information regarding the Stock Incentive Plan.
2.Represents shares remaining available for issuance under the Stock Incentive Plan and the 2007 Employee Stock Purchase Plan.
3.Includes approximately 24,000 shares available for future issuance under the 2007 Employee Stock Purchase Plan that are subject to purchase in the purchase period from January 1, 2024 to June 30, 2024. The number of shares subject to purchase during any purchase period depends on the number of current participants and the price of the common stock on the date of purchase.

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Appendix A

PORTLAND GENERAL ELECTRIC COMPANY
2007 EMPLOYEE STOCK PURCHASE PLAN

As amended and restated effective April 30, 2024

1.Purpose of the Plan. The purpose of the Portland General Electric Company 2007 Employee Stock Purchase Plan (the "Plan") is to provide a convenient means by which employees of Portland General Electric Company (the "Company") and Participating Subsidiaries (as defined in paragraph 4) may purchase shares of the Company's Common Stock ("Common Stock") through payroll deductions and a method by which the Company may assist and encourage such employees to become owners of Common Stock. The Plan is intended to qualify as an "employee stock purchase plan" within the meaning of Section 423(b) of the Internal Revenue Code of 1986, as amended (the "Code"), and shall be interpreted consistently therewith.
2.Shares Reserved for the Plan. There are 1,125,000 shares of authorized Common Stock reserved for purposes of the Plan. The number of shares reserved for the Plan, other share amounts set forth in the Plan, the purchase price per share, and the number of shares covered by each right under the Plan that has not yet been exercised, shall be adjusted appropriately by the Board of Directors of the Company (the "Board of Directors"), in such manner as it may deem equitable, in the event of any stock dividend, stock split, combination of shares, recapitalization or other change in the outstanding Common Stock.
3.Administration of the Plan. The Plan shall be administered by or under the direction of the Compensation, Culture and Talent Committee of the Board of Directors (the "Committee"), which may delegate some or all of its duties and authority to one or more Company employees (in which case, references herein to the "Committee" will include any such Company employee). The Committee may promulgate rules and regulations for the operation of the Plan, adopt forms for use in connection with the Plan, and decide any question of interpretation of the Plan or rights arising thereunder. The Committee may consult with counsel for the Company on any matter arising under the Plan and may retain, at the Company's expense, such independent counsel or other consultants or advisers as it deems advisable in carrying out its duties under the Plan. All determinations and decisions of the Committee shall be conclusive.
4.Eligible Employees. All Eligible Employees (as defined below) of the Company and all Eligible Employees of each of the Company's subsidiary corporations (within the meaning of Section 424(f) of the Code) which is designated by the Committee as a participant in the Plan (such participating subsidiary being hereinafter called a "Participating Subsidiary") are eligible to participate in the Plan. An "Eligible Employee" is an employee of the Company or a Participating Subsidiary excluding, however, (a) any employee whose customary employment is less than 20 hours per week or not more than five months in any calendar year, and (b) any employee who would, after a purchase of shares under the Plan, own or be deemed (under Section 424(d) of the Code) to own stock (including stock subject to any outstanding options held by the employee) possessing 5 percent or more of the total combined voting power or value of all classes of stock of the Company or any parent or subsidiary of the Company. The foregoing notwithstanding, the Committee may, prior to the commencement of an Offering Period, provide for such other limitations on eligibility as permitted under Section 423(b)(4) of the Code, which restrictions shall be applied in an identical manner to all employees of every Participating Subsidiary in each separate offering under the Plan.
5.Offerings. The Plan shall be implemented by a series of six-month offerings ("Offerings"), with a new Offering commencing on January 1 and July 1 of each year beginning with July 1, 2007. Each Offering commencing on January 1 of any year shall end on June 30 of that year, and each Offering commencing on July 1 of any year shall end on December 31 of that year. The first day of each Offering is the "Offering Date" and the last day of each Offering is the "Purchase Date" for the Offering[1]. Commencing on each Offering Date, each Eligible Employee

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shall have the right under the Plan to purchase shares of Common Stock on the Purchase Date for the price determined under paragraph 7 through payroll deductions authorized under paragraph 6 or such other contributions as the Committee may permit, subject to compliance with Section 423(b) of the Code; provided, however, that (a) no right shall permit the purchase of more than 1,500 shares in any Offering, and (b) no right may be granted under the Plan that would allow an employee's right to purchase shares under all stock purchase plans of the Company and its parents and subsidiaries to which Section 423 of the Code applies to accrue at a rate that exceeds $25,000 of fair market value of shares ( determined at the date of grant) for each calendar year in which such right is outstanding. Unless otherwise determined by the Committee, each Offering under the Plan to Eligible Employees of a Participating Subsidiary will be deemed a "separate offering" for purposes of Section 423 of the Code.
6.Participation in the Plan.
a.Initiating Participation. An Eligible Employee may participate in an Offering under the Plan by submitting to the Company or its agent a subscription and payroll deduction authorization in the form specified by the Company. The subscription and payroll deduction authorization must be submitted no later than the "Subscription Deadline," which shall be a number of days prior to the Offering Date with the exact number of days being established from time to time by the Committee by written notice to Eligible Employees. Once submitted, a subscription and payroll deduction authorization shall remain in effect for subsequent Offerings unless amended or terminated and upon the expiration of an Offering the participants in that Offering will be automatically enrolled in the new Offering starting the following day. The payroll deduction authorization will authorize the employing entity to make payroll deductions in an amount designated by the participant from each of the participant's paychecks during an Offering the participant is participating in. The designated amount to be deducted from each paycheck must be a whole percentage of not less than one percent or more than 10 percent of the participant's Compensation (as defined in paragraph 6(b)) for the period covered by the paycheck. If payroll deductions are made by a Participating Subsidiary, that entity will promptly remit the amount of the deductions to the Company.
b.Definition of Compensation. “Compensation” means all regular straight time gross earnings and shall not include overtime, shift premiums, payments for incentive compensation, incentive payments, bonuses, commissions, third party short-term disability, or other compensation.
c.Amending Participation. After a participant has begun participating in the Plan by initiating payroll deductions, the participant may amend the payroll deduction authorization (i) once during any Offering to decrease the amount of payroll deductions, and (ii) effective for the first paycheck of a new Offering to either increase or decrease the amount of payroll deductions. A request for a decrease in payroll deductions during an Offering must be submitted to the Company in the form specified by the Company no later than the Change Deadline (as defined in paragraph 6(d)) for that Offering, and shall be effective for any paycheck only if the request is received by the Company by the applicable deadline established from time to time by the Committee by written notice to participants. A request for an increase or decrease in payroll deductions effective for the first paycheck of a new Offering must be submitted to the Company in the form specified by the Company no later than the Subscription Deadline for the new Offering. In addition, if the amount of payroll deductions from any participant during an Offering exceeds the maximum amount that can be applied to purchase shares in that Offering under the limitations set forth in paragraph 5(b) above, then (a) as soon as practicable after the Company becomes aware that the limitation has been exceeded, payroll deductions from the participant shall cease and all such excess amounts shall be returned to the participant, and (b) subject to the restrictions set forth in paragraph 5, payroll deductions from the participant shall restart as of the commencement of the next Offering at the rate set forth in the participant's then effective payroll deduction authorization.
d.Terminating Participation. After a participant has begun participating in the Plan by initiating payroll deductions, the participant may terminate participation in the Plan by notice to the Company in the form specified by the Company. To be effective to terminate participation in an Offering, a notice of termination must be submitted no later than the "Change Deadline," which shall be a number of days prior to the Purchase Date for that Offering with the exact number of days being established from time to time by the Committee by written

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Table of Contents	Appendix A

notice to participants. Participation in the Plan shall also terminate when a participant ceases to be an Eligible Employee for any reason, including death or retirement. A participant may not reinstate participation in the Plan with respect to a particular Offering after once terminating participation in the Plan with respect to that Offering. Upon termination of a participant's participation in the Plan, all amounts deducted from the participant's Compensation and not previously used to purchase shares under the Plan shall be returned to the participant.
e.Leave of Absence. Subject to the discretion of the Committee, if a Participant is granted a paid leave of absence, payroll deductions on behalf of the Participant will continue and any amounts credited to the Participant’s account may be used to purchase shares as provided under the Plan. If a Participant is granted an unpaid leave of absence, payroll deductions on behalf of the Participant will be discontinued and no other amounts will be credited to the Participant's account (unless otherwise determined by the Committee or required by applicable law), but any amounts then credited to the Participant’s account may be used to purchase shares on the next applicable Purchase Date. Where the period of leave exceeds three (3) months and the Participant’s right to reemployment is not guaranteed by statute or by contract, the Participant's employment relationship will be deemed to have terminated three (3) months and one (1) day following the commencement of such leave.
f.Transfer of Employment. A Participant whose employment transfers or whose employment terminates with an immediate rehire (with no break in service) by or between the Company or a Participating Subsidiary will not be treated as having terminated employment for purposes of participating in the Plan or an Offering. The Committee may establish additional or different rules to govern transfers of employment for purposes of participation in the Plan or an Offering, consistent with the applicable requirements of Section 423 of the Code.
7.Purchase Price. Unless otherwise determined by the Committee in accordance with Section 423(b)(6) of the Code, the price at which shares shall be purchased in an Offering shall be 95% of the fair market value of a share of Common Stock on the Purchase Date of the Offering. The fair market value of a share of Common Stock on any date shall be the closing price of the Common Stock for such date as reported by The New York Stock Exchange or, if the Common Stock is not reported on The New York Stock Exchange, such other reported value of the Common Stock as shall be specified by the Committee. If the Purchase Date is a day when The New York Stock Exchange is closed, the fair market value shall be the closing price of the Common Stock as of the close of the last trading day immediately preceding the Purchase Date.
8.Purchase of Shares. All amounts withheld from the pay of a participant shall be credited to his or her account under the Plan by the Custodian appointed under paragraph 9. No interest will be paid on such accounts, unless otherwise determined by the Board of Directors. On each Purchase Date, the amount of the account of each participant will be applied to the purchase of shares by such participant from the Company at the price determined under paragraph 7. Unless otherwise determined by the Committee, any excess cash balance remaining in a participant's account after a Purchase Date because it was not sufficient to purchase a whole share will be retained by the Custodian and applied to purchases in the next Offering unless the participant has terminated participation in the Plan. However, any other amounts remaining in a participant's account after a Purchase Date for any reason other than as described in the foregoing sentence shall be promptly refunded to the participant following such Purchase Date and will not be carried forward to any subsequent Offering.
9.Delivery and Custody of Shares. Shares purchased by participants pursuant to the Plan will be delivered to and held in the custody of such investment or financial firm (the "Custodian") as shall be appointed by the Committee. The Custodian may hold in nominee or street name certificates for shares purchased pursuant to the Plan, and may commingle shares in its custody pursuant to the Plan in a single account without identification as to individual participants. By appropriate instructions to the Custodian on forms to be provided for that purpose, a participant may from time to time obtain (a) the transfer into the participant's own name of all or part of the shares held by the Custodian for the participant's account and delivery of such shares to the participant; (b) the transfer of all or part of the shares held for the participant's account by the Custodian to a regular individual brokerage account in the participant's own name, either with the firm then acting as Custodian or with another firm; or (c) the sale of all or part of the shares held by the Custodian for the participant's account at the market price at the time the order is executed and remittance of the net proceeds of sale to the participant. Upon termination of participation in the Plan, the

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participant may elect to have the shares held by the Custodian for the account of the participant transferred and delivered in accordance with (a) above, transferred to a brokerage account in accordance with (b), or sold in accordance with (c). Upon appropriate instructions pursuant to this paragraph 9, share certificates will be issued for whole shares only and any fractional shares allocated to a participant's account will be paid in cash. Notwithstanding the foregoing, the Company may require that shares be retained in a Participant's account with the Custodian for a designated period of time, and/or may establish procedures to permit tracking of dispositions of shares.
10.Records and Statements. The Custodian will maintain the records of the Plan. As soon as practicable after each Purchase Date each participant will receive a statement showing the activity of the participant's account since the preceding Purchase Date and the balance on the Purchase Date as to both cash and shares. Participants will be furnished such other reports and statements, and at such intervals, as the Committee shall determine from time to time.
11.Expense of the Plan. The Company will pay all expenses incident to operation of the Plan, including costs of record keeping, accounting fees, legal fees, commissions and issue or transfer taxes on purchases pursuant to the Plan and on delivery of shares to a participant or into his or her brokerage account. The Company will not pay expenses, commissions or taxes incurred in connection with sales of shares by the Custodian at the request of a participant. Expenses to be paid by a participant will be deducted from the proceeds of sale prior to remittance.
12.Rights Not Transferable. The right to purchase shares under this Plan is not transferable by a participant, and such right is exercisable during the participant's lifetime only by the participant. Upon the death of a participant, any shares held by the Custodian for the participant's account shall be transferred in the following order of priority:
a.To the beneficiary or beneficiaries designated by the participant in writing to the Company.
b.To the persons identified by the participant as the beneficiary or beneficiaries of life insurance proceeds under the group term life insurance policy maintained by the Company.
c.To the persons entitled thereto under the laws of the state of domicile of the participant upon a proper showing of authority.
13.Dividends and Other Distributions. Stock dividends and other stock distributions, if any, on shares held by the Custodian shall be issued to the Custodian and held by it for the account of the respective participants entitled thereto. Cash distributions, if any, on shares held by the Custodian will be paid currently to the participants entitled thereto. Dividends, if any, on shares held by the Custodian will be received by the participant in cash, unless a participant elects to reinvest in Common Stock in accordance with procedures implemented under the Plan. On each dividend payment date, the Custodian shall receive from the Company the aggregate amount of dividends payable with respect to all shares held by the Custodian for participants' accounts under the Plan. As soon as practicable thereafter, the Custodian shall distribute the applicable cash dividends. For Participants who have elected to reinvest dividends, the Custodian will use all remaining funds to purchase shares of Common Stock in the public market and shall then allocate such shares (including fractional shares) among the participants' accounts pro rata based on the amount of dividends reinvested for each such participant. A participant may sell or transfer shares in the participant’s account in accordance with paragraph 9 above.
14.Voting and Shareholder Communications. In connection with voting on any matter submitted to the shareholders of the Company, the Custodian will cause the shares held by the Custodian for each participant's accounts to be voted in accordance with instructions from the participant or, if requested by a participant, furnish to each participant a proxy authorizing the participant to vote the shares held by the custodian for the participant's account. Copies of all general communications to shareholders of the Company will be sent to participants in the Plan.
15.Tax Withholding. Each participant who has purchased shares under the Plan shall immediately upon notification of the amount due, if any, pay to the Company in cash amounts necessary to satisfy any applicable federal, state and local tax withholding determined by the Company to be required. If the Company determines that additional withholding is required beyond any amount deposited at the time of purchase, the participant shall pay such amount to the Company on demand. If the participant fails to pay the amount demanded, the Company may

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withhold that amount from other amounts payable by the Company to the participant, including salary or from proceeds of the sale of shares acquired under the Plan, either through a voluntary sale or a mandatory sale arranged by the Company, subject to applicable law.
16.Responsibility and Indemnity. Neither the Company, the Board of Directors, the Committee, the Custodian, any Participating Subsidiary, nor any member, officer, agent, or employee of any of them, shall be liable to any participant under the Plan for any mistake of judgment or for any omission or wrongful act unless resulting from gross negligence, willful misconduct or intentional misfeasance. The Company will indemnify and save harmless the Board of Directors, the Committee, the Custodian and any such member, officer, agent or employee against any claim, loss, liability or expense arising out of the Plan, except such as may result from the gross negligence, willful misconduct or intentional misfeasance of such entity or person.
17.Conditions and Approvals. The obligations of the Company under the Plan shall be subject to compliance with all applicable state and federal laws and regulations, compliance with the rules of any stock exchange on which the Company's securities may be listed, and approval of such federal and state authorities or agencies as may have jurisdiction over the Plan or the Company. The Company will use its best effort to comply with such laws, regulations and rules and to obtain such approvals.
18.No Employment Rights. Nothing in the Plan or any action taken pursuant to the Plan shall confer upon any employee any right to be continued in the employment of the Company or any Participating Subsidiary or interfere in any way with the right of the Company or any Participating Subsidiary to terminate the employee's employment at will at any time, for any reason, with or without cause, or to decrease the employee's compensation or benefits.
19.No Rights as a Shareholder. A participant in the Plan shall have no rights as a shareholder with respect to any shares of Common Stock issuable under the Plan until the shares have been purchased under the Plan and allocated to the participant's account under the Plan.
20.Amendment of the Plan. The Board of Directors may from time to time amend the Plan in any and all respects, except that without the approval of the shareholders of the Company, the Board of Directors may not increase the number of shares reserved for the Plan (except for adjustments authorized in paragraph 2 above).
21.Termination of the Plan. The Plan shall terminate when all of the shares reserved for purposes of the Plan have been purchased, provided that the Board of Directors in its sole discretion may at any time terminate the Plan without any obligation on account of such termination, except as hereinafter provided in this paragraph. Upon termination of the Plan, the cash and shares, if any, held in the account of each participant shall forthwith be distributed to the participant or to the participant's order, provided that if prior to the termination of the Plan, the Board of Directors and shareholders of the Company shall have adopted and approved a substantially similar plan, the Board of Directors may in its discretion determine that the account of each participant under this Plan shall be carried forward and continued as the account of such participant under such other plan, subject to the right of any participant to request distribution of the cash and shares, if any, held for his or her account.
22.Change in Control. [In the event of a Change in Control (as defined pursuant to the Company's Stock Incentive Plan, as amended and restated), each outstanding right to purchase shares will be equitably adjusted and assumed or an equivalent right to purchase shares substituted by the successor corporation or a parent or subsidiary of the successor corporation. In the event that the successor corporation in a Change in Control refuses to assume or substitute for the purchase rights or the successor corporation is not a publicly traded corporation, the Offering then in progress will be shortened by setting a new Purchase Date, which will be before the date of the Company’s proposed Change in Control. At least ten (10) trading days prior to the new Purchase Date, the Committee will notify each Participant in writing of the new purchase date, and that Shares will be purchased automatically for the Participant on the new Purchase Date, unless prior to such date the Participant has withdrawn from the Offering, as provided in Section 6(d) hereof.][2]
23.Action by Board of Directors. Wherever this Plan refers to action by the Board of Directors, such action may be taken by a committee of the Board of Directors, unless prohibited by applicable law.

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Appendix A	Table of Contents

24.Effective Date of the Plan. The Plan was originally effective as of July 1, 2007. The Plan has been amended and restated by the Board on the 2024 Restatement Date (as defined below), subject to approval by the shareholders of the Company within twelve (12) months after such date. The Plan (as amended and restated) will become effective as of the date it is approved by the shareholders of the Company.
25.Governing Law. Except to the extent that provisions of this Plan are governed by applicable provisions of the Code or any other substantive provision of United States federal law, this Plan will be governed by and construed in accordance with the internal laws of the state of Oregon without giving effect to the conflict of laws principles thereof.

IN WITNESS WHEREOF, the Company has executed the Plan as amended and restated by the Board of Directors on February 8, 2024 (the "2024 Restatement Date").

PORTLAND GENERAL ELECTRIC COMPANY
By:
Name:	Anne Mersereau
Title:	Vice President, HR, Diversity, Equity & Inclusion

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Additional Information
DEFINED TERMS AND ACRONYMS

ACI	annual cash incentive
Annual Meeting	2024 Annual Meeting of shareholders to be held on April 19, 2024
BIPOC	Black, Indigenous and People of Color
Board	Portland General Electric Company Board of Directors
CEO	Chief Executive Officer
CFO	Chief Financial Officer
Company	Portland General Electric Company
DEI	diversity, equity and inclusion
Deloitte	Deloitte & Touche, LLP
DERs	dividend equivalent rights
EEI	Edison Electric Institute
EPS	earnings per diluted share
ESG	environmental, social and governance
FAE	Final Average Earnings
FASB ASC	Financial Accounting Standards Board Accounting Standards Codification
FERC	Federal Energy Regulatory Commission
FW Cook	Frederic W. Cook & Company, Inc.
LTI	long-term incentive
2005 MDCP	Portland General Electric Company 2005 Management Deferred Compensation Plan
MDCP	Management Deferred Compensation Plan
Named executive officers or NEO(s)	the officers or former officers of the Company identified on pages 39-41 of this Proxy Statement
NYSE	New York Stock Exchange
OPUC	Oregon Public Utility Commission
PCAOB	Public Company Accounting Oversight Board
Pension Plan	Portland General Electric Company Pension Plan
PGE	Portland General Electric Company
PSU	performance-vested restricted stock unit
ROE	return on equity
RSU	time-vested restricted stock unit
SAIDI	System Average Interruption Duration Index
SARs	Stock Appreciation Rights
SEC	Securities and Exchange Commission
TSR	total shareholder return

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Additional Information	Table of Contents

FIND INFORMATION ONLINE

Corporate Governance
https://investors.portlandgeneral.com/corporate-governance
•Amended and Restated Articles of Incorporation
•Amended and Restated Bylaws
•Board of Directors and Corporate Officers
•Committee Charters
•Code of Business Ethics and Conduct
•Code of Ethics for Chief Executive and Senior Financial Officers
•Communications to the Board of Directors
•Audit and Risk Committee Policy regarding complaints and concerns
•Corporate Governance Guidelines
•Related Persons Transactions Policy
•Political Engagement Policy
•Sustainability Policy
Sustainability, Environmental, Social and Governance https://investors.portlandgeneral.com/esg
Diversity, Equity & Inclusion https://portlandgeneral.com/about/who-we-are/diversity-equity-and-inclusion
Proxy Materials and Annual Reports https://investors.portlandgeneral.com/financial-information/annual-reports
Please note that information on our website is not, and will not be deemed to be, a part of this Proxy Statement or incorporated into any of our other filings with the SEC.
QUESTIONS AND ANSWERS
Why did I receive these proxy materials?
We are providing these proxy materials to you in connection with the solicitation of proxies by PGE’s Board of Directors for our 2024 Annual Meeting of shareholders and for any adjournment or postponement of the meeting. This Notice of Annual Meeting and proxy statement and a proxy or voting instruction card are being mailed or made available to shareholders starting on or about March 6, 2024.
Why did I receive a Notice of Internet Availability of Proxy Materials in the mail instead of printed copies of the proxy materials?
Making the proxy materials available to shareholders via the Internet saves us the cost of printing and mailing documents and will reduce the impact of the Annual Meeting on the environment. If you received only a Notice of Internet Availability, you will not receive a printed copy of the proxy materials unless you request it. All shareholders will have the ability to access the proxy materials on a website referred to in the Notice of Internet Availability or request to receive a printed set of the proxy materials at no charge. Instructions on how to access the proxy materials on the internet or to request a printed copy may be found in the Notice of Internet Availability. In addition, shareholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis by following the instructions on the website referred to in the Notice of Internet Availability.
Why did some shareholders receive printed or email copies of the proxy materials?
We are distributing printed copies of the proxy materials to shareholders who have previously requested printed copies. We are providing shareholders who have previously requested electronic delivery of proxy materials with an email containing a link to the website where the materials are available via the internet.

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Table of Contents	Additional Information

What is “householding” and how does it affect me?
The Company has adopted the “householding” procedure approved by the SEC, which allows us to deliver one set of documents to a household of shareholders instead of delivering a set to each shareholder in a household, unless we have been instructed otherwise. This procedure is more environmentally friendly and cost-effective because it reduces the number of copies to be printed and mailed. Shareholders who receive proxy materials in paper form will continue to receive separate proxy cards to vote their shares. If you would like to change your householding election, request that a single copy of the proxy materials be sent to your address, or request a separate copy of the proxy materials, please contact Broadridge Financial Solutions, Inc., by calling (866) 540-7095 or by writing to Broadridge Householding Department, 51 Mercedes Way, Edgewood, New York 11717. We will promptly deliver the proxy materials to you upon receipt of your request. If you hold your shares in street name, please contact your bank, broker, or other record holder to request information about householding.
How can I access the proxy materials online?
This Notice of Annual Meeting of shareholders and Proxy Statement, as well as our 2023 Annual Report, are available on our website at https://investors.portlandgeneral.com/financial-information/annual-reports.
Who is entitled to vote at the Annual Meeting?
Holders of PGE common stock as of the close of business on the record date, February 20, 2024, may vote at the Annual Meeting or by proxy. As of the close of business on February 20, 2024, there were 101,221,118 shares of PGE common stock outstanding and entitled to vote. The common stock is the only authorized voting security of the Company, and each share of common stock is entitled to one vote on each matter properly brought before the Annual Meeting.
What matters will be voted on at the Annual Meeting?
There are four matters scheduled for a vote at the Annual Meeting:
Item 1    Election of the 9 directors named in this Proxy Statement;
Item 2    Advisory, non-binding vote to approve the compensation of the Company’s named executive officers;
Item 3    Ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2024; and
Item 4    Approval of the amended and restated Portland General Electric Company Employee Stock Purchase Plan.
What are the Board’s voting recommendations?
The Board recommends that you vote:
“FOR” the election of each of the Company’s 9 nominees for director;
“FOR” the approval of the compensation of the Company’s named executive officers;
“FOR” the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2024; and
“FOR” the approval of the amended and restated Portland General Electric Company Employee Stock Purchase Plan.
What is the difference between holding shares as a shareholder of record and as a beneficial owner?
If your shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, or AST, you are considered the “shareholder of record” with respect to those shares.

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If your shares are held in a stock brokerage account or by a bank or other nominee, those shares are held in “street name” and you are considered the “beneficial owner” of the shares. As the beneficial owner of those shares, you have the right to direct your broker, bank or other nominee how to vote your shares, and you will receive separate instructions from your broker, bank or other nominee describing how to vote your shares. You also are invited to attend the Annual Meeting. However, because you are not the shareholder of record, you may not vote these shares at the meeting unless you obtain a “legal proxy” from the broker, bank or other nominee that holds your shares, giving you the right to vote the shares at the meeting.
How can I attend the virtual Annual Meeting?
To participate in the Annual Meeting, visit https://virtualshareholdermeeting.com/POR2024 and enter the 16-digit control number included on your notice of Internet availability of the proxy materials, on your proxy card, or on the instructions that accompanied your proxy materials. You may begin to log into the meeting platform beginning at 7:45 a.m. Pacific Time on April 19, 2024.
How can I vote?
Even if you plan to attend the Annual Meeting, we recommend that you vote before the meeting so that your vote will be counted should you later decide not to attend the meeting. You may vote in one of the following ways:
•By Telephone. If you are located in the United States or Canada, you can vote your shares by calling 1-800-690-6903 and following the instructions on the proxy card or voting instruction form.
•By Internet. Go to https://proxyvote.com and follow the online instructions.
•By Mail. If you received your proxy materials by mail, you can vote by marking, signing and dating your proxy card and returning it in the postage-page envelope provided. If you are the beneficial owner of shares held in street name, please complete and mail the voting instruction form as indicated on the form.
•At the virtual Annual Meeting. If you are a shareholder of record on February 20, 2024 and attend the virtual Annual Meeting, you may vote during the Annual Meeting by following the instructions available on the meeting website during the meeting.
Internet and telephone voting is available through 11:59 p.m. Eastern Time on April 16, 2024 for shares held in the Portland General Electric Company Employee Stock Purchase Plan and through 11:59 p.m. Eastern Time on April 18, 2024 for all other shares. To attend the virtual Annual Meeting and for telephone and Internet voting, you will need the 16-digit control number included on your notice or proxy card or in the voting instruction form that accompanied your proxy materials.
How can I ask a question at the Annual Meeting?
If you wish to ask a question during the virtual Annual Meeting, you may do so during the meeting by logging into the virtual meeting platform at https://virtualshareholdermeeting.com/POR2024, typing your question into the “Ask a Question” field, and clicking “Submit.” Questions pertinent to meeting matters will be answered during the meeting, subject to time constraints. Substantially similar questions may be grouped and answered as one. Any questions pertinent to meeting matters that cannot be answered during the meeting may be raised after the Annual Meeting by contacting Investor Relations at 503-464-8073.
What if I encounter technical difficulties during the Annual Meeting?
If you encounter any technical difficulties with the virtual meeting platform on the day of the Annual Meeting, please call 800-586-1548 (US) or 303-562-9288 (International). Technical support will be available beginning at 7:30 a.m. PDT on April 19, 2024 and will remain available until the meeting has ended.

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How will my shares be voted if I give my proxy but do not specify how my shares should be voted?
If your shares are held in your own name as a shareholder of record and you return your signed proxy card but do not indicate your voting preferences, your shares will be voted as follows:
“FOR” the election of each of the Company’s 9 nominees for director;
“FOR” the approval of the compensation of the Company’s named executive officers;
“FOR” the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal year 2024; and
“FOR” the approval of the amended and restated Portland General Electric Company Employee Stock Purchase         Plan.
If I am the beneficial owner of shares held in street name by my broker, will my broker automatically vote my shares for me?
NYSE rules applicable to broker-dealers grant your broker discretionary authority to vote your shares without receiving your instructions on certain routine matters. Your broker has discretionary authority under the NYSE rules to vote your shares on the ratification of the appointment of the independent registered public accounting firm. However, unless you provide voting instructions to your broker, your broker does not have authority to vote your shares with respect to the election of directors and the approval of the compensation of the Company’s named executive officers. As a result, we strongly encourage you to submit your proxy and exercise your right to vote as a shareholder.
Could other matters be decided at the Annual Meeting?
As of the date of this Proxy Statement, we are unaware of any matters, other than those set forth in the Notice of Annual Meeting of shareholders, that may properly be presented at the Annual Meeting. If any other matters are properly presented for consideration at the meeting, including, among other things, consideration of a motion to adjourn the meeting to another time or place, the persons named as proxies on the enclosed proxy card, or their duly constituted substitutes, will be deemed authorized to vote those shares for which proxies have been given or otherwise act on such matters in accordance with their judgment.
How can I change or revoke my vote?
If you hold shares in your own name as a shareholder of record, you may change your vote or revoke your proxy at any time before voting begins by:
•    Notifying our Corporate Secretary in writing that you are revoking your proxy;
•    Delivering another duly signed proxy that is dated after the proxy you wish to revoke, or delivering a later-dated vote by telephone or on the internet; or
•    Attending the virtual Annual Meeting and voting. (Attendance at the meeting, in and of itself, will not cause your previously granted proxy to be revoked.)
Any written notice of revocation, or later dated proxy, should be delivered to:
Portland General Electric Company
Attention: Corporate Secretary
121 SW Salmon Street, 1WTC1301
Portland, Oregon 97204

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If you are the beneficial owner of shares held in street name and wish to change your vote with respect to those shares, please check with your broker, bank or other nominee and follow the procedures your broker, bank or other nominee provides you.
What are the voting requirements to elect directors and approve the other proposals described in the proxy statement?
The vote required to approve each of the matters scheduled for a vote at the Annual Meeting is set forth below:

Proposal	Vote Required
Election to our Board of Directors of the 9 nominees named in this Proxy Statement	Votes in Favor Exceed Votes Against
Advisory vote on the compensation of the Company's named executive officers	Votes in Favor Exceed Votes Against
Ratification of appointment of Deloitte & Touche LLP	Votes in Favor Exceed Votes Against
Approval of the amended and restated Portland General Electric Company Employee Stock Purchase Plan	Votes in Favor Exceed Votes Against
What is the “quorum” for the Annual Meeting and what happens if a quorum is not present?
The presence at the Annual Meeting, in person or by proxy, of a majority of the votes entitled to be cast on a matter as of February 20, 2024 is required to constitute a “quorum” for that matter. The existence of a quorum is necessary in order to take action on the matters scheduled for a vote at the Annual Meeting. If you vote online or by telephone, or submit a properly executed proxy card, your shares will be included for purposes of determining the existence of a quorum. Proxies marked “abstain” and “broker non-votes” (each of which are explained below) also will be counted in determining the presence of a quorum. If the shares present in person or represented by proxy at the Annual Meeting are not sufficient to constitute a quorum, the chair of the meeting, or the shareholders by a vote of the holders of a majority of shares present in person or represented by proxy, may, without further notice to any shareholder (unless a new record date is set), adjourn the meeting to a different time and place to permit further solicitations of proxies sufficient to constitute a quorum.
What is an “abstention” and how would it affect the vote?
An “abstention” occurs when a shareholder sends in a proxy with explicit instructions to decline to vote regarding a particular matter. Abstentions are counted as present for purposes of determining a quorum. However, an abstention with respect to a matter submitted to a vote of shareholders will not be counted for or against the matter. Consequently, an abstention with respect to any of the proposals at the Annual Meeting will not affect the outcome of the vote.
What is a “broker non-vote” and how would it affect the vote?
A broker non-vote occurs when a broker or other nominee who holds shares for another person does not vote on a particular proposal because that holder does not have discretionary voting power for the proposal and has not received voting instructions from the beneficial owner of the shares. Brokers will have discretionary voting power to vote shares for which no voting instructions have been provided by the beneficial owner with respect to the ratification of the appointment of the independent registered public accounting firm, but not with respect to the other proposals. Accordingly, there might be broker non-votes with respect to the election of directors and the advisory vote to approve the compensation of the Company’s named executive officers. A broker non-vote will not be counted for or against the matter and, therefore, will not affect the outcome of the vote with respect to any of the proposals at the Annual Meeting.

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Table of Contents	Additional Information

Who will conduct the proxy solicitation and how much will it cost?
The Company is soliciting your proxy for the Annual Meeting and will pay all the costs of the proxy solicitation process. Our directors, officers and employees may communicate with shareholders by telephone, facsimile, email or personal contact to solicit proxies. These individuals will not be specifically compensated for doing so. We will reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding solicitation materials to the beneficial owners of PGE common stock.
Who will count the votes?
Broadridge Financial Solutions, Inc. will tabulate the votes cast by mail, internet, and telephone as well as any votes cast at the Annual Meeting. Sujata Pagedar, our Corporate Secretary, will act as inspector of election to certify the results.
If you have any questions about voting your shares or attending the Annual Meeting, please call our Investor Relations Department at 503-464-8073.
2025 ANNUAL MEETING OF SHAREHOLDERS
We plan to hold our 2025 Annual Meeting of shareholders on April 18, 2025.
Requirements for Shareholder Proposals to Be Considered for Inclusion in the Company’s Proxy Materials
For shareholder proposals to be considered for inclusion in the proxy statement and form of proxy relating to the 2025 Annual Meeting of shareholders, they must be received by the Company’s Corporate Secretary at the address provided below no later than November 6, 2024. All proposals must also comply with Rule 14a-8 under the Securities Exchange Act of 1934, which lists the requirements for the inclusion of shareholder proposals in Company proxy materials.
Requirements for Shareholder Proposals to Be Brought Before the 2025 Annual Meeting of Shareholders and Director Nominations
Notice of any proposal that a shareholder intends to present at the 2025 Annual Meeting of shareholders but does not intend to have included in the proxy statement and form of proxy relating to the 2025 Annual Meeting of shareholders, as well as any director nominations, must be delivered to the Company’s Corporate Secretary not earlier than November 20, 2024 and no later than the close of business on December 20, 2024. In addition, the notice must set forth the information required by the Company’s bylaws with respect to the shareholder submitting the notice and each director nomination or other proposal that the shareholder intends to present at the Annual Meeting.
Shareholder proposals and nominations should be addressed to Portland General Electric Company, Attention: Corporate Secretary, 121 SW Salmon Street, 1WTC1301, Portland, Oregon 97204. We recommend that shareholders submitting proposals or nominations use certified mail, return receipt requested, in order to provide proof of timely receipt. We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal or nomination that does not comply with these and other applicable requirements, including the rules established by the SEC.

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